     As filed with the Securities and Exchange Commission on March 20, 1997
                                                     Registration No.
                                                                      ----------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               INFONOW CORPORATION
             (Exact name of Registrant as specified in its charter)

         Delaware                          7371                  04-3083360
-----------------------         ---------------------------  -------------------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

              1875 Lawrence Street, Suite 1100, Denver, CO 80202 (303) 293-0212
  ----------------------------------------------------------------------------
               (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                Kevin D. Andrew
                             Chief Financial Officer
                               InfoNow Corporation
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202
                                 (303) 293-0212
               --------------------------------------------------
               (Address, including zip code and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                  David J. Cook
                                 Peter J. Jensen
                         Chrisman, Bynum & Johnson, P.C.
                              1900 Fifteenth Street
                                Boulder, CO 80302
                           ---------------------------

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                         ------------------------------
             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /

           If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. / /

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

Title of each class    Amount to be         Proposed              Proposed              Amount of
of securities to be    registered           maximum offering      maximum               registration fee
registered                                  price per             aggregate offering
                                            share (2)             price (2)
----------------------------------------------------------------------------------------------------------
Common Stock,          5,028,382            $2.375                $11,942,407           $3,618.91
$.001 par value        Shares (1)
----------------------------------------------------------------------------------------------------------

(1) Of such amount, 3,376,000 are shares of Common Stock presently issued and outstanding, and 1,652,382 are shares of Common Stock underlying warrants to purchase Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) on the basis of the average of the bid and asked price on the NASD Electronic Bulletin Board trading system as of the close of trading on March 19, 1997.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS                      5,028,382 SHARES

                               INFONOW CORPORATION
                                  COMMON STOCK
                           (PAR VALUE $.001 PER SHARE)
                         ------------------------------

     This Prospectus relates to up to 5,028,382 shares (the "Shares") of the common stock, $.001 par value per share (the "Common Stock") of InfoNow Corporation ("InfoNow" or the "Company"), which may be offered from time to time by the Selling Stockholders named herein under "Selling Stockholders." The Shares fall into two categories: (i) those which are now owned by the Selling Stockholders as a result of purchases from the Company or received in connection with mergers with the Company, in private transactions which were exempt from registration under Section 4(2) or Regulation D of the Securities Act of 1933; and (ii) those which may be purchased from the Company in the future upon exercise of certain warrants held by the Selling Stockholders.

     The Company will not receive any of the proceeds from the sale of the Shares. The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. The Shares offered by the Selling Stockholders may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Stockholders may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales.

     As of the close of trading on March __, 1997, the closing sale price of the Common Stock as quoted on the NASD Electronic Bulletin Board was $_____ per share. The Company has applied to have the Common Stock listed on the Vancouver Stock Exchange. Total expenses of the offering are estimated to be $__________, all of which will be paid by the Company.

     SEE "RISK FACTORS" COMMENCING ON PAGE 5 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         The date of this Prospectus is ________________________, 1997.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the"Commission") a Registration Statement (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") on Form S-1 under the Securities Act for registration of the shares of Common Stock offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information, and a copy of the Registration Statement can be copied and inspected at the public reference facilities of the Commission at 450 Fifth Street, Washington, D.C. 20549, and at the Commission's regional offices at the 75 Park Place, New York, New York 10278, and 219 South Dearborn Street, Chicago, Illinois 60604. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth St., N.W., Washington, D.C. 20549, at prescribed rates. The Company files certain of its materials with the Commission electronically. The Commission maintains a World Wide Web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

     The Company intends to furnish its stockholders with Annual Reports containing audited financial statements for each fiscal year.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS".

                                   THE COMPANY

     InfoNow Corporation ("InfoNow" or the "Company") develops and markets products and services that are designed to deliver customer service information over the Internet. The Company's principal service is FindNow-SM-, an Internet-based locator and mapping service the Company markets to large consumer-oriented businesses. The Company's customers ("Clients") contract with the Company to incorporate FindNow-SM- into the Client's World Wide Web ("Web") site. A company using the FindNow-SM- service as part of its Web site can provide customized location and mapping information about its products and services to its customers via Web sites on the Internet. The Company also provides business presentation and Web site development services through its subsidiary, Cimarron International, Inc. ("Cimarron").

      FindNow-SM- utilizes advanced GIS (geographical information system)
technologies   developed in partnership with Environmental Systems Research
Institute, Inc., the world's largest GIS company. FindNow-SM- is fully customized to seamlessly and transparently integrate into each Client's existing Internet site and provide "hotlinks" to more information on services, products and pricing. InfoNow's primary objective is to be a leading provider of solutions and services to deliver customer service information via the Internet by establishing a leading position in the emerging market for Internet-based locator services.

     The Company was incorporated under the laws of the State of Delaware on October 29, 1990, and for the first five years of existence was focused on the sale of software through the use of encrypted CD-ROM technology. Sales of software using these methods were never sufficient to cover the Company's cost of operations, and in 1995 the Company embarked upon an acquisition strategy focused on companies that would allow the Company to shift its strategy away from its previous business and focus on opportunities related to the Internet.

     The Company made two business acquisitions as a result of its new business strategy. In May 1995, the Company acquired Cimarron, a leading provider of interactive multimedia and business presentation services in the Rocky Mountain region. On August 23, 1995, the Company acquired Navigist, Inc. ("Navigist"), a provider of Internet software development services, consulting and support services for computer networks, and Internet site services. In 1995, the Company ceased selling software using encrypted CD-ROM technology. In 1996, the Company formed a third business group, Internet Products, to focus on executing the Company's strategy to develop Internet-based customer service software, products and services, and introduced FindNow-SM-in July 1996. The Company sold Navigist on December 13, 1996.

                                  THE OFFERING

Common Stock offered by the Selling Stockholders . . . . .   5,028,382 shares

Common Stock offered by the Company. . . . . . . . . . . .   None

Common Stock to be outstanding after the offering(1) . . .    5,515,872 shares

Trading symbol . . . . . . . . . . . . . . . . . . . . . .   "INOW"

---------------
(1) Excludes up to 2,991,555 shares of Common Stock issuable upon exercise of outstanding warrants and options. 1,652,382 shares of Common Stock underlying such warrants are registered for resale pursuant to the registration statement of which this Prospectus is a part.

                          SUMMARY FINANCIAL INFORMATION


                                                                        YEARS ENDED DECEMBER 31,
                                                 -------------------------------------------------------------------
                                                     1996          1995            1994         1993          1992
                                                     ----          ----            ----         ----          ----
STATEMENT OF OPERATIONS DATA:

Sales. . . . . . . . . . . . . . . . . . . . .   $ 2,206,528   $ 1,427,163   $   826,089   $   977,407   $   407,464
Operating expenses . . . . . . . . . . . . . .     5,263,418     3,090,667     3,475,404     6,098,240     4,729,184
Net loss before extraordinary item . . . . . .    (3,092,141)   (1,781,821)   (2,658,520)   (5,136,205)   (4,468,728)
Net loss . . . . . . . . . . . . . . . . . . .    (3,092,141)   (1,647,698)   (2,658,520)   (5,136,205)   (4,468,728)
Net loss per common share before
 extraordinary item (1). . . . . . . . . . . .          (.86)         (.99)       (10.95)       (28.57)       (33.39)
Net loss per share (1) . . . . . . . . . . . .          (.86)         (.92)       (10.95)       (28.57)       (33.39)
Weighted average common shares outstanding(1).     3,587,128     1,794,925       242,773       179,766       133,832


                                                                               DECEMBER 31,
                                                  ------------------------------------------------------------------
                                                      1996          1995          1994          1993          1992
                                                      ----          ----          ----          ----          ----
BALANCE SHEET DATA:
Working capital (deficit). . . . . . . . . . .    $1,284,009    $  155,815     $(762,797)   $1,027,309   $    (1,456)
Total assets . . . . . . . . . . . . . . . . .     4,290,137     4,215,894       285,415     2,243,947     1,324,196
Total liabilities. . . . . . . . . . . . . . .     1,118,099       792,172       963,828       594,081       761,837
Long term debt . . . . . . . . . . . . . . . .        91,803       186,479       143,333            --            --
Stockholder's equity (deficit) . . . . . . . .     3,172,038     3,423,722      (678,413)    1,649,866       562,359

---------------
(1) All per share amounts above have been restated on a retroactive basis to reflect the 1 for 25 reverse stock split approved by the shareholders of the Company in February 1995. See Note 1 to the Consolidated Financial Statements regarding the calculation of share and net income (loss) per share data.

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS INHERENT IN, AND AFFECTING THE BUSINESS OF, THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.


LIMITED OPERATING HISTORY; ACCUMULATED LOSS; GOING CONCERN QUALIFICATION

     From the Company's inception in 1990 until May 1995, the Company was involved in the business of distributing software using encrypted CD-ROMs. During 1995 the Company made a strategic decision to focus its business on providing Internet-based customer service solutions for large organizations. In order to acquire the skills to participate in this new business the Company acquired Cimarron International, Inc., an interactive media firm and Navigist, Inc., a network engineering and consulting firm. In September 1995 the Company abandoned all efforts associated with the CD-ROM software distribution concept to focus its business solely on Internet-based customer service solutions. Accordingly, the Company has only limited operating history upon which an evaluation of its business and prospects can be based. Since adopting its current business strategy, the Company has continued to incur net losses from operations on a consolidated basis. The Company has incurred net losses in each year of its existence and expects that it will continue to incur net operating losses at least through fiscal 1997. As of December 31, 1996 the Company had an accumulated deficit of $19,149,721. These continuing losses are attributable to increases in development, marketing and sales costs related to the Company's new focus on Internet-related products as well as reduced revenues from Cimarron and Navigist operations. See "Management's Discussion and Analysis". There can be no assurance that the Company can generate substantial revenue growth, or that any revenue growth that is achieved can be sustained. Revenue growth that the Company has achieved or may achieve may not be indicative of future operating results. In addition, the Company has increased and plans to increase further, its operating expenses in order to enhance its currents products and services, fund higher levels of research and development, increase its sales and marketing efforts and increase its administrative resources in anticipation of future growth. To the extent that increases in such expenses precede or are not subsequently followed by increased revenues, the Company's business, operating results and financial condition will be materially adversely affected.

     The auditors report included in the Company's annual report for the year ended December 31, 1996 contains an explanatory paragraph which states that "the Company has experienced recurring losses from operations and requires cash to fund continuing operations that raise substantial doubt about its ability to continue as a going concern." The Company will not be able to continue its operations as a going concern or realize its business plan without achieving increased revenues or obtaining financing to meet its working capital needs, neither of which can be assured. In the event that the Company is unable to continue as a going concern, an investor holding equity securities of the Company would likely lose the value of his or her entire investment.

TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW PRODUCT DEVELOPMENT

     The Internet-based customer service industry is characterized by rapid technological change. A significant portion of the Company's success will depend on its ability to design, develop, test, market, sell and support new products and enhancements of current products on a timely basis in response to competitive products and evolving demands of the marketplace. There can be no assurance that the Company's financial and technological resources will permit it to develop or market new products successfully or respond effectively to technological changes. The Company anticipates that significant amounts of future revenue will be derived from products and product enhancements which either do not exist today or have not been sold in large enough quantities to ensure market acceptance. The development of new systems is a complex, expensive and uncertain process requiring technical innovation and the accurate anticipation of technological and market trends. The Company will need to continue to attract and retain appropriately skilled employees to successfully develop new systems. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development and introduction of product enhancements or new products, or that such enhancements or new products will adequately meet the requirements of the marketplace or achieve market acceptance. If the Company is unable to develop and introduce product enhancements and new products in a timely and cost-effective manner in response to changing market conditions or client requirements, the Company's business, results of operations and financial condition could be materially and adversely affected. See "Business --Business Strategy".

DEPENDENCE ON CONTINUED GROWTH IN USE OF THE INTERNET

     The Company's future success is substantially dependent upon continued growth in the use of the Internet and the Web in order to support the market for Internet-based customer service solutions and other similar products and services the Company may develop. Rapid growth in the use of and interest in the Internet and the Web is a recent phenomenon. There can be no assurance that communication or commerce over the Internet will become widespread or that extensive content will continue to be provided over the Internet. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary infrastructure, such as reliable network backbone, or timely development of performance improvements, including high speed modems. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Web and FindNow-SM-. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support growth that may occur, the Company's business, results of operations and financial condition would be materially and adversely affected. See "Business-- Industry Background".

EARLY STAGE RISKS; DEVELOPING MARKET; UNPROVEN ACCEPTANCE OF THE COMPANY'S PRODUCTS

     The Company's recent adoption of a business strategy focused on Internet-based customer service solutions subjects the Company to the risks inherent in a speculative new enterprise, including the absence of a lengthy operating history, shortage of cash, undercapitalization, technology whose application to the Internet is relatively unproven, new untried products and competition from businesses with considerably greater resources. See "Business--Business
Strategy".   The markets for Internet products has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed locator products and services for use on the Internet and the Web. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company's products is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance either that the market for the Company's products will develop or that demand for the Company's products will emerge or become sustainable. The Company's ability to successfully develop additional products and services depends substantially on market acceptance of the Company's FindNow-SM- product. If FindNow-SM- sales fail to continue to grow, the Company's ability to establish enhancements and other products would be materially and adversely affected. If the market fails to develop or develops more slowly than expected or becomes saturated with competitors, or if the Company's products and services do not achieve or sustain market acceptance, the Company's business, results of operations and financial condition will be materially and adversely affected. See "Business--Industry Background."

FLUCTUATION IN QUARTERLY OPERATING RESULTS

     The Company has experienced, and expects to continue to experience, significant fluctuations in its quarterly results of operations. Factors which have had an influence on and may continue to influence the Company's results of operations include the size and timing of customer orders, timing of product introductions or enhancements by the Company or its competitors, market acceptance of new products technology, changes in pricing strategy, and changes status of development expenditures. As a result of the foregoing and other factors, the Company anticipates that it may experience material fluctuation in operating results on a quarterly basis, which may contribute to the volatility in the price of the common stock. See "Management's Discussion and Analysis".

DEPENDENCE ON LIMITED NUMBER OF  CUSTOMERS AND FUTURE SALES

     As of the date of this Prospectus, the Company had contracted with ten customers for its FindNow-SM- service. The ongoing monthly revenue from these customers is not sufficient to cover operating costs of the Company. The success of the Company will require that the Company increase its customer base, and its failure to do so would materially and adversely affect its financial condition. The Company's current FindNow-SM- customers purchase the service pursuant to contracts with a duration of two years or less. The success of the Company is materially dependent on the ability of the Company to obtain renewal contracts with its existing customers. See "Business--Customers".

DEPENDENCE ON SINGLE PRODUCT; DEPENDENCE ON NEW PRODUCTS

     The Company's primary product and service is the FindNow-SM- system. The Company is substantially dependent on the sales and market acceptance of FindNow-SM- to generate operating revenues and profits for its Internet Products group. Although the Company is in the process of developing additional products and services, these development efforts are largely focused on enhancing the functionality of the FindNow-SM- system. The failure of the Company to successfully market and sell the FindNow-SM- service would have a material adverse effect on the Company's business, results of operations, and financial condition. The Company may also develop other related products that allow customers to deliver customer service information via the Internet in order to broaden its product line and remain competitive with other offerings in the marketplace. The development of new products involve many risks, including technical, financial and market acceptance risks. There can be no assurance that the Company will be successful in developing and marketing new products and services or that these new offerings would gain market acceptance. See "Business--Business Strategy".

COMPETITION

     The market for Internet-based customer service solutions, including the market for the Company's products and services, is intensely competitive, fragmented and rapidly evolving. Many of the Company's competitors are larger and have substantially greater financial, research and development, marketing and personnel resources than the Company. Competition for Internet-based locator services has caused the Company to revise the pricing for its FindNow-SM- product, and increased competition could result in further price reductions for the Company's products and services. Increased or stronger competition from existing competitors and competing products, or the introduction of new products superior to the Company's own products, would have a material adverse affect on the Company's financial condition. The Company's future success will be dependent upon its ability to remain competitive with respect to services offered and the technical capabilities of the products offered. See "Business--Competition".

GENERAL BUSINESS RISKS

     The Company has developed its business plans and strategies based on the rapidly increasing size of the Internet markets and the Company's participation in those markets. In addition, the Company has made assumptions regarding estimated sales cycle, price and acceptance of the Company's products and services, and the costs of further developing and providing those products and services. Although these are based on the best estimates of management, there can be no assurance that these assumptions will prove to be correct. Future operational results of the Company will depend on many factors including future economic, market and competitive conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the ability of the Company to control. See "Business--Business Strategy".

DEPENDENCE ON INTERNET INFRASTRUCTURE AND ACCESS

     The sales of the Company's products and services are dependent on reliable access and operations of the Internet. Notwithstanding current interest and worldwide subscriber growth, the Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure or complementary products, such as high speed modems. Because global commerce and on-line exchange of information on the Internet and other open area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. There can be no assurance that the infrastructure or complementary products necessary to make the Internet a viable commercial marketplace will be developed or, if developed, that the Internet will in fact become a viable commercial marketplace. If the necessary infrastructure or complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the Company's business, operating results and financial condition will be materially adversely affected. See "Business--Industry Background".

LIMITED MARKET FOR SECURITIES; POSSIBLE VOLATILITY OF SHARE PRICE

     The Company's securities are traded on the NASD's "Electronic Bulletin Board". This market has been characterized by low trading volume, large price fluctuations and limited liquidity for many issuers listed on this market. The Company is currently applying for a listing on the Vancouver Stock Exchange, which could provide greater trading volume, better news coverage and increased liquidity. However, there can be no assurance that the Company will be granted such a listing or that such a listing would result in increased liquidity of the Company's stock. As a result, an investor may find it more difficult to dispose of, or to obtain accurate price quotations of the

Company's securities. In addition, the fact that the Company's stock is not traded on Nasdaq or a national exchange may make it more difficult for the Company to obtain additional equity financing needed for expansion of its operations in the future. See "Market for the Company's Common Stock".

POSSIBLE NEED FOR ADDITIONAL CAPITAL

     The Company's cash flow from operations is not sufficient to fund the operations of the Company. The Company is currently dependent upon and intends to use a significant portion of the proceeds from its December 1996 private placement to fund its ongoing operations as well as to execute its business plan with respect to the development of FindNow-SM- and related products. The Company currently projects that available cash balances together with projected cash flow from operations will be sufficient to fund the Company's operations through 1997. However, in the event that the market acceptance of the Company's products and services is not as robust as anticipated, competition is greater than anticipated, development of new products or enhancements to existing products is costlier or slower than expected, or that the Company's projections otherwise prove to be inaccurate, the Company may need to seek additional financing. In such case, the Company will generally be required to seek additional debt or equity financing to fund the costs of daily operations. There can be no assurance that the Company will be able to successfully obtain additional debt or equity financing, if needed, or that such financing would not result in substantial dilution of current shareholders. See "Management's Discussion and Analysis".

DEPENDENCE ON THIRD PARTY TECHNOLOGY

     The Company's primary product, FindNow-SM-, incorporates technology developed and owned by third parties. The Company relies to a certain extent upon such third parties' ability to enhance their current products, and to develop new products on a timely and cost effective basis that will meet changing customer needs and respond to competitive and technological changes. If the Company were to breach its license agreements or the license agreements were terminated, the Company could lose the right to use the licensed software. There can be no assurance that the Company would be able to replace the functionality provided by the third party software currently offered in conjunction with the Company's products. In addition, if the Company were not able to obtain adequate support for third party software or such software were to become incompatible with the Company's software, the Company would need to redesign its software or seek comparable replacements. There can be no assurances that the Company could successfully redesign its software or that adequate replacements for third party software could be located and integrated into the Company's system. See "Business--Products and Services".

CONTROL BY PRINCIPAL STOCKHOLDERS

     As of February 28, 1997, the Company had 5,515,872 shares of Common Stock outstanding. Of this total amount outstanding, officers, directors and those shares holders holding more than 5% of the outstanding shares control 43.7% of the outstanding shares, or approximately 54.8% assuming that these shareholders were to exercise options and warrants exercisable within the next 60 days. As a result, these shareholders acting together will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. See "Principal Stockholders".

DEPENDENCE UPON KEY PERSONNEL; CHANGES IN MANAGEMENT GROUP; ATTRACTION AND RETENTION OF QUALIFIED PERSONS

     The Company is substantially dependent upon the services of its senior management and key technical personnel. The loss of the services of one or more of such executives could have a material adverse effect on the Company. The Company's future growth and success depends, in large part, upon its ability to obtain, retain and expand its staff of technical and marketing personnel. There can be no assurance that the Company will be successful in its efforts to attract and retain such personnel. The Company has employment agreements with its chief executive officer and certain other senior officers but does not have employment agreements with its key technical personnel. See "Business-- Employees" and "Management".

BUSINESS INTERRUPTIONS

     The Company's operations are dependent on its ability to protect its computer equipment against damage from fire, earthquakes, power loss, telecommunications failures and similar events. The Company's principal Web server equipment and operations are housed and maintained by Rocky Mountain Internet at its operations center in Denver, Colorado. Although these facilities have safeguard protections such as a halon fire system, redundant telecommunications access, off-site storage of backups and 24 hour systems maintenance support, the Company does not presently have redundant multiple site capability to maintain uninterrupted operation in the event of any such occurrence. In addition, despite the implementation of network security measures by the Company, its servers are vulnerable to computer viruses and similar disruptions from unauthorized tampering with the Company's computer systems. The occurrence of any of these events could result in interruptions or delays in service to the Company's customers which could have a material adverse effect on the Company's business, results of operations and financial condition. The Company also carries property insurance in the event of equipment damage. However, such safeguards and insurance may not be adequate to compensate for all losses that may occur from business interruptions. See "Business--Properties".

SHARES ELIGIBLE FOR FUTURE SALE

     The registration statement of which this Prospectus is a part registers 3,376,000 shares of outstanding Common Stock previously unregistered and/or restricted under Rule 144 and also registers 1,652,382 shares of Common Stock underlying warrants. If all of such Warrants are exercised, the total number of shares of Common Stock outstanding would increase from 5,515,872 to 7,168,254. The exercise or potential exercise of such warrants, or the sale of substantial amounts of Common Stock in the public market in connection with or subsequent to this offering, or the perception that such sales could occur, may adversely affect prevailing market prices of the Company's securities and could impair the future ability of the Company to raise additional capital through an offering of its equity securities. See "Selling Stockholders" and "Shares Eligible for Future Sale".

FUTURE ISSUANCE OF STOCK BY COMPANY WITHOUT SHAREHOLDER APPROVAL

     The Company currently has 15,000,000 shares of Common Stock authorized, of which 5,515,872 shares currently outstanding. In addition, the Company has 1,962,335 shares of authorized Preferred Stock available for issuance. The remaining authorized but unissued shares of Common Stock and Preferred Stock not reserved for specific purposes may be issued without any action or approval of the Company's stockholders. Although there are not current plans or agreements involving the issuance of such shares, except as disclosed in this prospectus, any such issuances could be used as a method of discouraging or delaying or preventing a change in control of the Company or could significantly dilute the public ownership of the Company, which could adversely affect the market for the Company's common stock. There can be no assurance that the Company will not undertake to issue such shares. See "Description of Securities".

DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISKS OF THIRD PARTY INFRINGEMENT CLAIMS

     The Company presently has no patents with respect to its proprietary technology. Instead, the Company currently relies upon copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary products, all of which afford only limited protection. Accordingly, there can be no assurance that the Company's measures to protect its current proprietary rights will be adequate to prevent misappropriation of such rights or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies. Although the Company believes that its products and technologies do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against the Company. In addition, infringement claims could be asserted against products and technologies which the Company licenses, or has the right to use, from third parties. Any such claims, if proved, could materially and adversely affect the Company's business and results of operations. In addition, although any such claims may ultimately be without merit, the necessary management attention to, and legal costs associated with, litigation or other resolution of such claims could materially and adversely affect the Company's business and results of operations. See "Business--Intellectual Property".

MANAGEMENT OF GROWTH

     If future sales of the Company's Internet products results in significant growth of the Company, such growth could place a significant strain on the Company's management, operational and financial resources. The Company's ability to successfully manage growth effectively will require it to continue to implement and improve its operational, financial and management information systems, to develop the management skills of its managers and to train motivate and manage its employees. There can be no assurance that the Company can successfully increase its capabilities and scale its operations to meet customer demand. The Company's failure to effectively manage its growth would have a material adverse effect on the Company's business and results of operation. See "Business--Industry Background" and "Business--Business Strategy".

ANTI-TAKEOVER PROVISIONS

    Certain provisions of the Company's Certificate of Incorporation may render more difficult or have the effect of discouraging unsolicited take-over bids from third parties. Under provisions of the Certificate of Incorporation, the Company's Board of Directors, without any further vote or action by the stockholders, will have the authority to issue up to 1,748,852 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock may delay, defer or prevent a change in control of the Company. The Company has no present plans to issue shares of Preferred Stock. See "Description of Securities". In addition, certain members of the Company's management will be entitled to receive severance payments if their employment is terminated for other than cause, following a change in control of the Company or otherwise. See "Management -- Employment Agreements".

PRODUCT LIABILITY

    Because the Company's FindNow-SM- system provides location information which is accessible to the general public through the Internet, the Company may be subject to claims for negligence or other legal theories based on the nature and accuracy of the content of such materials. Although the Company has certain contractual provision and carries general liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

    The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to business generally. However, due to the increasing popularity and use of the Internet, it is possible than a number of laws and regulations may be adopted with respect to the Internet , covering issues such as user privacy, liability for information provided via the Internet, unsolicited marketing and taxation of services on the Internet. The adoption of any such laws or regulations may decrease the growth of the Internet, which could result in lower demand for the Company's products and services and may increase the Company's cost of doing business. In addition, the applicability to the Internet of existing laws, governing issues such as intellectual property ownership, libel and personal privacy is uncertain. Any such changes could have a material adverse effect on the Company's business, operating results and financial condition.

LIMITATION OF LIABILITY OF DIRECTORS

    The Company's Certificate of Incorporation substantially limits the liability of the Company's Directors to its shareholders for breach of fiduciary or other duties to the Company. See "Indemnification".

INTEGRATION OF FUTURE ACQUISITIONS

    The Company may make acquisitions of, or investments in, complementary companies, products or technologies, although no such acquisitions or investments are currently pending. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired companies, the potential disruption of the Company's ongoing business. In addition, there is no assurance that technology or rights acquired by the Company can be successfully incorporated into its products There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

NO DIVIDENDS ON COMMON STOCK

    The Company intends to retain all future earnings for use in the development of its business and does not anticipate paying any cash dividends in the foreseeable future. See "Dividend Policy".

FORWARD LOOKING STATEMENTS

    The Company's actual results may vary materially from the forward looking statements made above. The Company intends that such statements be subject to the safe harbor provision of the Securities Act. The Company's forward-looking statements include the plans and objectives of management for future operations and relate to: (i) the ability of the Company to generate future sales of the Company's FindNow-SM- service, (ii) market acceptance of the

FindNow-SM- service, (iii) success of the Company in forecasting and meeting the demand of the customers of the FindNow-SM- service, including maintaining technical performance of the system as new FindNow-SM- customers are added,
(iv) ability to obtain financing to purchase equipment needed to provide service to additional FindNow-SM- customers, (v) ability to maintain pricing and adequate profit margins on its products and services (vi) ability to retain qualified technical personnel (vii) ability of the company to maintain current pricing and sales volume in its operations of Cimarron (viii) ability to control development costs of FindNow-SM- service within current budgeted levels, (ix) and the ability of the Company to raise additional capital.

    The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's ability to control. There are also other risks which could cause the Company's revenues or costs to vary markedly from the forward-looking statements made above, such as the risk that the market demand for the FindNow-SM- may not develop as expected or if it does develop, that the Company will be able to generate sufficient sales to fund its operations. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized and any statements should not be regarded as are presentation by the Company or any other person that the Company's objectives or plans will be achieved.

                                     THE COMPANY

    The Company develops and markets products and services that are designed to deliver customer service information over the Internet. The Company's principal service is FindNow-SM-, an Internet-based locating and mapping service the Company markets to large consumer-oriented businesses. The Company's customers ("Clients") incorporate FindNow-SM- into the Client's Web site. A company using the FindNow-SM- service as part of its Web site can provide customized location and mapping information about its products and services to its customers via Web sites on the Internet. The Company also provides business presentation and Web site development services through its subsidiary, Cimarron International, Inc. ("Cimarron").

    In 1996 the Company generated approximately 51% and 49% of its total revenue from the Internet products and business presentations segments of its business, respectively. See Note 9 to the Consolidated Financial Statements herein for financial information as to the Company's business segments.

    The Company was incorporated under the laws of the State of Delaware on October 29, 1990, and for the first five years of existence was focused on the sale of software through the use of encrypted CD-ROM technology. Sales of software using these methods were never sufficient to cover the Company's cost of operations, and in 1995 the Company embarked upon an acquisition strategy focused on companies that would allow the Company to shift its strategy away from its previous business and focus on opportunities related to the Internet.

    The Company made two business acquisitions as a result of its new business strategy. In May 1995, the Company acquired Cimarron, a leading provider of interactive multimedia and business presentation services in the Rocky Mountain region. On August 23, 1995, the Company acquired Navigist, Inc. ("Navigist"), a provider of Internet software development services, consulting and support services for computer networks, and Internet site services. In 1995, the Company ceased selling software using encrypted CD-ROM technology. In 1996, the Company formed a third business group, Internet Products, to focus on executing the Company's strategy to develop Internet-based customer service software, products and services, and introduced FindNow-SM- in July 1996. The Company sold Navigist on December 13, 1996.

    The following trademarks and servicemarks mentioned in this Prospectus are owned by the Company: InfoNow-TM- and FindNow-SM-. All other trademarks, service marks, or trade names referred to in this Prospectus are the property of the respective owners. Unless the context otherwise requires, the term "Company" refers to InfoNow Corporation and its subsidiaries.

    The Company's principal executive offices are located at 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202, its phone number is (303) 293-0212, and its World Wide Web site is located at www.infonow.com.

                                   USE OF PROCEEDS

    The proceeds from the sale of the Shares will be received directly by each Selling Stockholder and the Company will not receive any portion of the proceeds.

                        MARKET FOR THE COMPANY'S COMMON STOCK

    The following table sets forth the high and low bid price of the Company's Common Stock, reported for the fiscal periods indicated on the NASD Electronic Bulletin Board system, the principal market upon which such securities were traded under the symbol INOW. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. All per share amounts above have been restated on a retroactive basis to reflect the 1 for 25 reverse split approved by the shareholders of the Company in February 1995. As of February 28, 1997, there
were approximately 266 holders of record of the Common Stock.   The Company is
currently applying for a listing on the Vancouver Stock Exchange.

                                                                HIGH     LOW
                                                                ----     ---
    YEAR ENDING DECEMBER 31, 1995
     -----------------------------

    First Quarter. . . . . . . . . . . . . . . . . . . . . . .  .06      .02

    Second Quarter . . . . . . . . . . . . . . . . . . . . . .  2.50     .06

    Third Quarter. . . . . . . . . . . . . . . . . . . . . . .  4.72     1.81

    Fourth Quarter . . . . . . . . . . . . . . . . . . . . . .  5.00     3.38


    YEAR ENDING DECEMBER 31, 1996
     -----------------------------

    First Quarter. . . . . . . . . . . . . . . . . . . . . . .  3.75     2.00

    Second Quarter . . . . . . . . . . . . . . . . . . . . . .  3.00     1.375

    Third Quarter. . . . . . . . . . . . . . . . . . . . . . .  1.875    .75

    Fourth Quarter . . . . . . . . . . . . . . . . . . . . . .  2.125    1.25


                           DETERMINATION OF OFFERING PRICE

    This Prospectus may be used from time to time by the Selling Stockholders who offer the Shares registered hereby for sale. The offering price of such Shares will be determined by the Selling Stockholders and may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. See "Plan of Distribution".

                                   DIVIDEND POLICY

    The Company has never declared or paid any cash dividends on the Common Stock and does not currently anticipate paying any such dividends in the foreseeable future. The Board of Directors of the Company intends to review this policy from time to time after taking into account various factors such as the Company's financial condition, results of operations, current and anticipated cash needs and plans for expansion.

                                    CAPITALIZATION

    The following table sets forth the capitalization of the Company at December 31, 1996. This table should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                  DECEMBER 31, 1996
                                                 -------------------
 Long term debt:                                     $ 91,803

 Stockholder's Equity:
 Preferred Stock, $.001 par value:
 1,962,335 shares authorized, no shares
 issued and outstanding  . . . . . . . . . .               --




 Common Stock, $.001 par value:
 15,000,000 shares authorized, 5,515,872
 shares issued and outstanding(1)  . . . . .            5,515
   Additional paid in capital  . . . . . . .       22,316,244
   Accumulated Deficit . . . . . . . . . . .      (19,149,721)
        Total stockholder's equity . . . . .        3,172,038
        Total capitalization . . . . . . . .       $3,263,841
                                                  -----------
                                                  -----------

-------------
(1) Excludes 3,387,504 shares of Common Stock issuable upon exercise of outstanding options and warrants. "See Management -- Employee Benefit Plans" and "Description of Securities."

                               SELECTED FINANCIAL DATA


    The following selected financial data are for, and as of the end of, each of the years in the five-year period ended December 31, 1996 and have been derived from the consolidated financial statements of the Company, which for the year ended December 31, 1996 were audited by Hein + Associates LLP, independent auditors, and were audited by Arthur Andersen LLP, independent public accountants, for the years ended December 31, 1995, 1994, 1993 and 1992. The report of Arthur Andersen LLP dated March 29, 1996 covering the consolidated financial statements as of December 31, 1995 contained an explanatory paragraph concerning the Company's ability to continue as a going concern. The Consolidated Financial Statements as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and the reports thereon, are included elsewhere in this Prospectus.
The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.


                                                              YEARS ENDED DECEMBER 31,
                                                 ---------------------------------------------------------
                                               1996          1995           1994           1993           1992
                                               ----          ----           ----           ----           ----
 STATEMENT OF OPERATIONS DATA:


 Sales   . . . . . . . . . . . . . .      $ 2,206,528    $ 1,427,163   $    826,089   $    977,407    $   407,464
 Operating expenses  . . . . . . . .        5,263,418      3,090,667      3,475,404      6,098,240      4,729,184
 Net loss before extraordinary item        (3,092,141)    (1,781,821)    (2,658,520)    (5,136,205)    (4,468,728)
 Net loss  . . . . . . . . . . . . .       (3,092,141)    (1,647,698)    (2,658,520)    (5,136,205)    (4,468,728)
 Net loss per common share before
  extraordinary item (1) . . . . . .             (.86)          (.99)        (10.95)        (28.57)        (33.39)
 Net loss per share (1)  . . . . . .             (.86)          (.92)        (10.95)        (28.57)        (33.39)
 Weighted average common shares
 outstanding (1) . . . . . . . . . .        3,587,128      1,794,925        242,773         179,766       133,832




                                                                       DECEMBER 31,
                                                 --------------------------------------------------------
                                             1996            1995          1994           1993           1992
                                             ----            ----          ----           ----           ----
 BALANCE SHEET DATA:
 Working capital (deficit) . . . . .        $1,284,009     $  155,815     $(762,797)     $1,027,309   $    (1,456)
 Total assets  . . . . . . . . . . .         4,290,137      4,215,894       285,415       2,243,947     1,324,196
 Total liabilities . . . . . . . . .         1,118,099        792,172       963,828         594,081       761,837
 Long term debt  . . . . . . . . . .            91,803        186,479       143,333              --            --
 Stockholder's equity (deficit)  . .         3,172,038      3,423,722      (678,413)      1,649,866       562,359





-------------------
(1) All per share amounts above have been restated on a retroactive basis to reflect the 1 for 25 reverse stock split approved by the shareholders of the Company in February 1995. See Note 1 to the Consolidated Financial Statements regarding the calculation of share and net income (loss) per share data.

                         MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW

    As discussed in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, the Company's business changed substantially in 1995 due a change in strategy which resulted in the acquisitions of Navigist and Cimarron on May 22, 1995 and August 23, 1995, respectively, and the formation of a new Internet Products Group in late 1995. In addition, the Company discontinued its former business which involved the distribution of software via encrypted CD-ROM in 1995.

    After its change in business strategy, the Company generates revenues by providing Internet-based mapping and locator services through its Internet Products Group and providing business presentation services through its Cimarron subsidiary. In addition the Company also generated revenues during its 1996 fiscal year by providing network engineering and consulting services and Internet site services through its Navigist subsidiary. As a result of the sale of Navigist on December 13, 1996, the Company will no longer offer those services.

    The sales of the Company's three operating groups; Internet Products Group, Cimarron and Navigist, accounted for 16%, 49% and 35% respectively of the total revenues of the Company for the year ended December 31, 1996. The Company expects its revenue mix will shift significantly towards sales within its Internet Products in future years as the market for the Company's FindNow-SM-system and other Internet-based customer service products and services continues to develop.

    At the beginning of the third quarter, the Company deployed its first Internet service, FindNow-SM-, a locator and mapping service designed to seamlessly integrate into a client company's Website. FindNow-SM- allows client companies to deliver location information about their sales and service outlets via the World Wide Web. Since FindNow's implementation on the VISA International Web site (www.visa.com) in July 1996, the Company has contracted or implemented the FindNow-SM- system for several other clients including Compaq Computers, NationsBank, American Airlines, Apple Computers and United Healthcare. The Company is also in discussions with other customers at the current time and expects that additional sales of the FindNow-SM- system will occur as the system continues to gain market acceptance. Although the Company believes its current strategy in internet products could provide it with significant opportunities for future growth, there can be no assurance that its strategy will be successful. The Company did not generate significant revenue from its FindNow-SM- customer service applications until the second quarter of 1996 and has yet to generate operating income from such services.

    The Company's Cimarron operations, which provide business presentation services, showed a small decline in sales and profits on a proforma basis as compared to prior years periods. This decline is in part due to a relatively stable market for these services in the Denver metro area. In addition, Cimarron provided resources and support during the formation of the Company's Internet Products Group during 1996 which took management focus and resources away from its primary operations.

    The Company's Navigist operations, which provide network engineering and consulting services, generated poor financial results in 1996 and experienced declining sales when compared to the prior year periods resulting in negative cash flows from it's operations throughout most of the 1996 fiscal year. The management of the Company took several actions in order to reduce these losses, including closing the Denver, Colorado office of Navigist during the quarter ended June 30, 1996. Concurrent with the closure of the Denver office of Navigist, the internet software development group that was previously part of the Denver Navigist operations was consolidated into the Company's Internet Products Group, leaving the San Jose office as the only active Navigist operation. While these changes reduced operating losses, they did not result in profits or positive cash flows for the remaining Navigist operations. As a result of these developments, the Company sold the remaining Navigist operations on December 13, 1996. The Company statements for the year ended December 31, 1996 contain a non-cash charge of $1,539,806 to reflect the write down of the goodwill of Navigist to the realized sale value.

RESULTS OF OPERATIONS

    The Company's results of operations for the year ended December 31, 1996 include the full year operating results of the Company's Internet Products Group, and its subsidiaries Cimarron International, Inc. and Navigist, Inc. (until the sale of Navigist, which occurred on December 13, 1996). The Company's financial statements for the year ended December 31, 1995 include the results of the operations for Cimarron and Navigist for seven and four months respectively. The Company also realized $104,700 in revenues related to the sales of software distributed via CD-ROM during the year ended December 31, 1995. The pro forma results for the year ended December 31, 1995 used in the discussion below assume that Navigist and Cimarron were acquired on January 1, 1995.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 WITH PRO FORMA YEAR ENDED DECEMBER 31, 1995

    The historical results as presented in the audited financial statements include the results of Cimarron and Navigist from the dates of their acquisition by the Company, which was May 23, 1995 and August 24, 1995, respectively. The following proforma operating data has been prepared assuming Cimarron and Navigist were combined with the Company effective January 1, 1995 and is used for discussion of the year ended December 31, 1995.

Unaudited Pro Forma Results for Year Ended December 31, 1995:
(all amounts in thousands)

                                    InfoNow                                                           Pro Forma
                                  Parent-only      Cimarron          Navigist        Pro Forma      Consolidated
                                 (Historical)  (Historical)(1)   (Historical)(1)   Adjustments(2)      Results
                                 ------------  ---------------   ------------      -----------      -------------
 Sales . . . . . . . . . . . .       $   104        $  668            $   655          $ 1,979          $  3,406

 Operating expenses  . . . . .         1,641           763                686            1,870             4,960

 Other income (loss), net  . .            13             2                 --              (13)                2
                                     -------       -------            -------          -------          --------

 Net Loss  . . . . . . . . . .       $(1,524)      $   (93)           $   (31)         $    96          $ (1,552)
                                     -------       -------            -------          -------          --------
                                     -------       -------            -------          -------          --------

-------------------
(1) Represents the post-acquisition results of operations of Cimarron and Navigist as reflected in the accompanying consolidated results of operations.
(2) Includes the results of operations for Cimarron from January 1, 1995, to May 22, 1995, and the results of operations for Navigist from January 1, 1995 to August 23, 1995. Also includes additional provision for interest expense of $14,166 on acquisition debt of $350,000 and goodwill amortization of $124,667 for the periods prior to acquisition of Cimarron and Navigist, respectively.

    Total sales decreased by $1,158,000, or 34%, for the year ended December
31, 1996 compared to the pro forma period in the prior year. This decrease relates to a 30% and 52% decline in the revenues of Cimarron and Navigist, respectively. These declines were due primarily to lower revenues in the Interactive Media Group of Cimarron and the closure of the Navigist network communications engineering and consulting practice in Denver. In addition, there were no revenues for the year ended December 31, 1996 related to the Company's prior CD-ROM business. The Company generated revenues of $104,700 from this business for the year ended December 31, 1995. All activity in this business ceased during 1995. These decreases were offset somewhat by increases in revenues from the Internet Products Group which began service of its FindNow-SM-system in July 1996 and generated approximately $345,000 in revenues from the sales of its FindNow-SM- system during the year ended December 31, 1996.

    The net loss of the Company increased by $1,539,000, or 54%, from the previous year. The results for the year ended December 31, 1996 include a non-cash charge of $1,540,000 for the impairment of goodwill related to the disposition of Navigist. Without this non-cash charge, the net loss of the Company would have been substantially unchanged from the prior year. Cimarron and Navigist experienced a decline of $99,900 and $486,000, respectively in their operating results which were offset by a decrease in corporate expenses.

    The Company's cost of sales declined $648,418 for the year ended December 31, 1996, which was approximately proportional with the decline in total sales of the Company compared to the prior fiscal year. The cost of sales as a percent of revenues decreased slightly, from 51% to 50%, when compared with the prior year's period. The margins of the Cimarron operations improved slightly as compared to the prior year as a result of fewer projects with "pass-through" costs, which result in lower profits than other types of projects. These improvements were offset by a decrease in margins in the Navigist operations which were primarily related to the reclassification of production labor in the Navigist operations from selling, general and administrative to the cost of sales. When adjusting for the reclassification of these expenses, the gross margins of Navigist's operations were substantially unchanged. The Company does not believe that current margins on its Internet Products sales are necessarily indicative of the margins that will be achieved in the future. These margins will be influenced by the Company's ability to fully utilize fixed cost resources, such as its servers, software development team and data acquisition costs. The development of the market for the Company's FindNow-SM- service is a key factor that will determine future operating margins. These markets have only recently developed and are rapidly changing. The Company faces competition from several other firms which may affect the future pricing or positioning of the Company's products and could result in significant variations in the near term profitability of the Company's products and services.

    Selling, general and administrative expenses decreased $551,300, or 17%, from the previous fiscal year. This decline in expenses resulted from management cost reductions in several areas , elimination of certain operating expenses related to the closure of the Navigist Denver operations, and reclassification of production labor in the Navigist operations from selling, general and administrative to cost of sales. However, this decline was less than the decrease in sales of Cimarron and Navigist. As a result, selling, general and administrative expenses of the Company increased as a percent of sales from 93% in 1995 to 118% for the year ended December 31, 1996.

HISTORICAL FINANCIAL COMPARISON FOR THE YEAR ENDED DECEMBER 31, 1996, AND 1995

    Total sales increased by 54%, or $779,300,for the year ended December 31, 1996 when compared to the year ended December 31, 1995. The increases in revenues reflect the full year operations from the acquisition of the of the operations of Cimarron and Navigist. The results of operations for the year ended December 31, 1995 included only seven and four months of operations of Cimarron and Navigist, respectively. In addition, $345,000 in revenues were generated from the Internet Products Group, which introduced its FindNow-SM-system in July 1996. These increases were offset by a decrease of $104,700 in revenues from the Company's previous business of selling software distributed via CD-ROM. The Company ceased all activity in this business during the quarter ending September 30, 1995.

    The net loss of the Company before an extraordinary gain from debt restructuring increased by 74%, or approximately $1,310,300, for the year ended December 31, 1996. The results for 1996 include a non-cash charge of $1,540,000 for the impairment of goodwill related to the disposition of Navigist. Without this non-cash charge, the net loss of the Company before extraordinary charges decreased by $229,500, or 13%, for the year ended December 31, 1996. The decrease was due to reduction of corporate operating expenses of $1,043,600, which included $376,400 of stock compensation expenses recognized in conjunction with the issuance of stock options and warrants in 1995. This reduction of corporate expenses was partially offset by losses incurred in the Company's Navigist operations during 1996 which amounted to $398,600, including a provision of $108,400 for goodwill amortization prior to the impairment writedown of Navigist goodwill. In addition, the reduction in corporate expenses was also offset by the increase in selling and other operating expenses amounting to approximately $400,000 related to the Company's Internet Products Group.

    The cost of sales rose $420,000 in 1996 compared to the prior year, and as a percent of revenues in 1996 compared to 1995 increased slightly from 48% of sales to 50% of sales. This increase is primarily related to the reclassification of production labor in the Navigist operations from selling, general and administrative to the cost of sales. When adjusting for the reclassification of these expenses, the gross margins of the business of Cimarron have remained substantially unchanged over the prior year. The margins of the Cimarron operations improved slightly as compared to the prior year as a result of fewer projects with "pass-through" costs, which result in lower profits than other types of projects. These improvements were offset by a decrease in margins in the Navigist operations which were primarily related to the reclassification of production labor in the Navigist operations from selling, general and administrative to the cost of sales. When adjusting for the reclassification of these expenses, the gross margins of Navigist's operations were substantially unchanged. The Company does not believe that current margins on its Internet Products sales are necessarily indicative of the margins that will be achieved in the future. These margins will be influenced by the Company's ability to fully utilize fixed cost resources, such as its servers, software development team and data acquisition costs. The development of the market for the Company's FindNow-SM- service is a key factor that will determine future operating margins. These markets have only recently developed and are rapidly changing. The Company faces competition from several other firms which may affect the future pricing or positioning of the Company's products and could result in significant variations in the near term profitability of the Company's products and services.

    Selling, general and administrative costs in 1996 increased $251,000, or 11%, as compared to the prior year. However, total selling, general and administrative expenses decreased from 166% of sales in 1995 to 119% of sales in 1996. The decline of selling, general and administrative expenses as a percent of sales is the result of significant reduction in corporate operating expenses, which were offset by an increase in Cimarron and Navigist selling, general and administrative expenses, which rose primarily because the results for the year ended December 31, 1996 reflect the operations Cimarron and Navigist for a full year. The results for the year ended December 31, 1995 reflect only seven and four months of operations for Cimarron and Navigist, respectively.

PRO FORMA AND HISTORICAL FINANCIAL INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995, AND 1994

    The historical results as presented in the audited financial statements include the results of Cimarron and Navigist from the dates of their acquisition by the Company, which was May 23, 1995 and August 24, 1995, respectively. The following proforma operating data has been prepared assuming Cimarron and Navigist were combined with the Company effective January 1, 1994 and March 8, 1994 (the inception date for Navigist), respectively, and is used for discussion of the year ended December 31, 1994.

Unaudited Pro Forma Results for year ended December 31, 1994:
(all amounts in thousands)

                                                                                                             Pro Forma
                                               InfoNow                                       Pro Forma     Consolidated
                                             Parent-only       Cimarron(1)  Navigist(2)    Adjustments(3)     Results
                                             -----------       --------     --------       -----------     ------------
Sales. . . . . . . . . . . . . . . . .        $    826       $  1,495        $   568        $    --             $ 2,889
Operating expenses . . . . . . . . . .           3,475          1,428            600            135               5,638
Other income (loss), net . . . . . . .              (9)            (4)            --            (31)                (44)
                                               ---------      ---------       --------       --------            --------
Net Loss . . . . . . . . . . . . . . .        $ (2,658)      $     63        $   (32)       $  (166)            $(2,793)
                                               ---------      ---------       --------       --------            --------
                                               ---------      ---------       --------       --------            --------

-------------------
(1) Represents results of operations for Cimarron for the year ended December 31, 1994.
(2) Results are from the inception date of Navigist (March 8, 1994) through December 31, 1994.
(3) Represents provision for amortization of goodwill of $212,518, elimination of deferred compensation obligations and other adjustments of $77,207, and interest on acquisition notes of $31,375.

    Pro forma sales in 1995 increased by 18% over the previous year. The increase was comprised of a 5% and 212% increase in the sales of Cimarron and Navigist, respectively, and a 87% reduction in sales of software distributed via CD-ROM. The large increase in pro forma sales for Navigist was due, in part, to the fact that Navigist did not begin operation until March 1994 and sales activity was not significant until June 1994. Annualizing 1994 results for Navigist would have resulted in an increase of approximately 56% for Navigist's revenue in 1995. This significant growth in the business reflects the general growth in demand for network engineering, Internet site, and Intranet application development services.

    The Company's pro forma net loss decreased by approximately 44%, or $1,200,000 primarily due to a combination of increased sales, better gross margins and a decrease in total operating expenses. The improvement in gross margins related to the change in mix of the Company's business away from the distribution of software, which decreased from 29% of sales in 1994 to 3% of sales in 1995, towards the sales of multimedia presentations and network engineering services which have higher profit margins. The combination of increased sales and increased gross margins resulted in an increase of approximately $109,000 in gross margins from 1994 to 1995.

    Decreases in the Company's pro forma operating expenses were partially due to the Company's decision to abandon further development of its encrypted CD-ROM software distribution system and to stop all research and development activity on this technology. This action resulted in a reduction of $368,000 in research and development costs included in operating expenses in 1995 versus 1994. The remaining decreases in pro forma operating costs related to a decrease of approximately $820,000 in general and administrative costs from InfoNow due to the demobilization of the CD-ROM software distribution business. This decrease was partially offset by an increase of approximately $564,000 in selling, general and administrative expenses of Navigist corresponding to the growth in the revenues of Navigist in 1995 as well as reflecting a full year of operation for Navigist. Other income and expenses did not change significantly, increasing by $46,000. However, total other income and expenses for 1995 included a extraordinary gain on the restructuring of debt of $134,000 and a loss on the sale of assets of $104,000 relating to the disposition of assets in conjunction with the change in the Company's business strategy. The net result of these two transactions accounted for approximately $30,000 of the net increase in other income.

LIQUIDITY AND CAPITAL RESOURCES

    The Company had working capital of $1,284,000, including cash and equivalents of $2,049,640, at December 31, 1996, compared to working capital of $155,815 at December 31, 1995. This increase is related entirely to the successful completion a private placement on December 6, 1996 which raised gross proceeds of approximately $2,800,000.

    During 1995, the Company substantially reduced its short term debt by completing a refinancing which retired approximately $458,000 of master promissory notes and $189,700 in other notes payable in exchange for common stock, warrants, cash and notes payable which resulted in an extraordinary gain of $134,123 related to debt restructuring. In addition, the Company also completed a private placement in May 1995 which provided net proceeds of approximately $1,251,000 and, in December 1995, was able to secure a bank term loan secured by the fixed assets of the Company in the amount of $150,000.

    During the quarter ended June 30, 1996, the Company received approximately $208,000 in proceeds from the exercise of warrants to purchase common stock of the Company. In addition, in the quarter ended September 30, 1996, the Company completed a small private placement which provided $45,000 in additional cash and reduced current liabilities of the Company by $143,000.

    The Company has a note payable to an officer of the Company in the amount of $100,000, bearing interest at prime rate plus 2.75%. This note is fully due and payable March 1997. The note is convertible, at the option of the holder into 33,333 shares of the Company's common stock

    As of December 31, 1996, the Company had a short term obligation to Environmental Systems Research Institute, Inc. ("ESRI") in the amount of $150,000 due in March 1997, related to computer hardware and software licenses obtained from ESRI in connection with the initial development of the Company's FindNow-SM- system.

    Other short term obligations of the Company include deferred compensation payable to several key employees of the Company as a result of their agreement to defer a portion of their salaries in 1996. This amount is being repaid on a prorata basis in 1997.

    Although the Company has made progress in commercializing its FindNow-SM-service with the implementation or contracting of ten clients as of February 28, 1997, the Company has continued to sustain operating losses. The Company used cash of $364,858, $885,699 and $1,913,809 in its operations during the years ended December 31, 1996, 1995 and 1994, respectively. While the Company's use of cash from operations has been declining, its use of cash for investing activities such as fixed assets has increased significantly, from $447,000 in 1995 to $1,038,000 in 1996, and included the purchase of approximately $513,000 in hardware and software to establish the FindNow-SM-service network operations center ("NOC") and $250,000 of expenses capitalized in connection with development of the FindNow-SM- system.

    The Company is currently dependent upon and intends to use a significant portion of the proceeds from the December 6, 1996 private placement to fund its on-going operations as well as to execute its business plan with respect to the development of FindNow-SM- and related Internet products. These plans include the hiring of additional sales and technical personnel, the acquisition of additional geographic and other data and the purchase technologies that will be integrated into the FindNow-SM- system. The Company also plans to continue to develop and enhance the FindNow-SM- service and may develop other related products. Although in the past these efforts have been largely funded under customer contracts, these projects may not be funded by specific client projects in the future depending upon market conditions.

     The Company currently projects that available cash balances together with projected cash flow from operations will be sufficient to fund the Company's
operations through 1997.    However, in the event that the market acceptance of
the Company's products and services is not as robust as anticipated, competition is greater than anticipated, development of new products or enhancements to existing products is costlier or slower than expected, or that the Company's projections otherwise prove to be inaccurate, the Company may need to seek additional financing. In the event that such financing were needed, failure to obtain such financing would have a material adverse effect on the Company's business, including a possible reduction or cessation of operations. Accordingly, there is an explanatory paragraph in the auditors report describing uncertainties concerning the Company's ability to continue as a going concern included in the Company's audited financial statements dated December 31, 1996.

     In August 1994, the Company's securities were delisted from the Nasdaq SmallCap Market because the Company's securities did not meet the minimum assets and equity maintenance listing requirements of $2,000,000 and $1,000,000, respectively. In order for the Company's securities to be relisted, it must meet the initial listing requirements which require, among other things, the Company to have total assets and equity of $4,000,000 and $2,000,000, respectively, and to have a $3.00 minimum bid price. The Company is currently in the process of applying for a listing on the Vancouver Stock Exchange. However, there can be no assurance that the Company will be granted a listing or that a listing would improve liquidity of the Company's common shares.

     Inflation during the three years ended December 31, 1996 has had no significant effect on the Company's liquidity, capital costs or results of operations.

FORWARD LOOKING STATEMENTS AND RELATED BUSINESS RISKS AND ASSUMPTIONS

     The Company's actual results may vary materially from the forward looking statements made above. The Company intends that such statements be subject to the safe harbor provision of the Securities Act. The Company's forward-looking statements include the plans and objectives of management for future operations and relate to: (i) the ability of the Company to generate future sales of the Company's FindNow-SM- service, (ii) market acceptance of the FindNow-SM- service, (iii) success of the Company in forecasting and meeting the demand of the customers of the FindNow-SM- service, including maintaining technical performance of the system as new customers are added to the system, (iv) ability to obtain financing to purchase equipment needed to provide service to additional FindNow-SM- customers, (v) ability to maintain pricing and adequate profit margins on its products and services, (vi) ability to retain qualified technical personnel, (vii) ability of the company to maintain current pricing and sales volume in its operations of Cimarron,
(viii) ability to control development and operating costs of the FindNow-SM-service within current budgeted levels, and (ix) the ability of the Company to raise additional capital, if needed.

     The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's ability to control. There are also other risks which could cause the Company's revenues or costs to vary markedly from the forward-looking statements made above, such as the risk that the market demand for the FindNow-SM- system may not develop as expected, or if it does develop, that the Company will be able to generate sufficient sales to fund its operations. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized and any statements should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.

                                    BUSINESS

OVERVIEW

     The Company develops and markets products and services that are designed to deliver customer service information over the Internet. InfoNow introduced its first service, FindNow-SM-, an Internet-based locator and mapping service, in July 1996. A company using the FindNow-SM- service as part of its World Wide Web ("Web") site can provide customized location and mapping information about its products and services to its customers via Web sites on
the Internet.   FindNow-SM- is accessed through an InfoNow customer's
("Client") Web site. To use FindNow-SM-, an Internet user enters the street address of his or her current location on a specialized Web page within a client's Web site using the FindNow-SM- service. This specified page then queries the FindNow-SM- servers operated by InfoNow to produce a map showing the user's location and the nearest Client sales and service locations as well as other customized information. FindNow-SM- is based on proprietary technology developed in partnership with Environmental Systems Research Institute, Inc. ("ESRI"), the world's largest geographic information systems ("GIS") company. Since its introduction, FindNow-SM- has been implemented on Web sites of Visa International, Compaq Computers, NationsBank, Apple Computers, American Airlines, United Health Care, Kenwood USA and BancOne. These applications can be viewed by anyone with access to the Web by "browsing" the Web sites of any of the Clients noted above or by viewing the "Customers" section of InfoNow's home page at www.infonow.com.

     The Company also provides business presentation and Web site development services through its subsidiary, Cimarron International, Inc. ("Cimarron").

COMPANY BACKGROUND

     The Company was incorporated under the laws of the State of Delaware on October 29, 1990, and for the first five years of existence was focused on the sale of software through the use of encrypted CD-ROM technology. Sales of software using these methods were never sufficient to cover the Company's cost of operations, and in 1995 the Company embarked upon an acquisition strategy focused on companies that would allow the Company to shift its strategy away from its previous business and focus on opportunities related to the Internet.

     The Company made two business acquisitions as a result of its new business strategy. In May 1995, the Company acquired Cimarron, a leading provider of interactive multimedia and business presentation services in the Rocky Mountain region. Cimarron was established in 1979, and its staff of twelve professionals have won numerous awards for their creative work, including an EMMY, TELLY, Alfie and B/PAA Gold Spike. On August 23, 1995, the Company acquired Navigist, Inc. ("Navigist"), a provider of Internet software development services, consulting and support services for computer networks, and Internet site services. The Company acquired Cimarron and Navigist as a means of acquiring skills in electronic content creation as well as a core of software development skills needed for developing Internet-based applications.

     In 1995, the Company ceased selling software using encrypted CD-ROM technology and installed a new senior management team, led by Michael Johnson,
who became President and Chief Executive Officer in October 1995.   Utilizing
resources from Cimarron and Navigist, the Company formed a third business group, Internet Products, to focus on executing the Company's strategy to develop Internet-based customer service software, products and services. The Internet Products Group introduced FindNow-SM-in July 1996. FindNow-SM- is an Internet-based locator and mapping service designed to allow a national chain or national consumer brand to provide customers with their nearest sales and service locations and other location-based information via the World Wide Web.

     The Company sold Navigist on December 13, 1996 to two of the former owners of Navigist. The impact of this disposition is reflected in the consolidated financial statements of the Company for the year ended December 31, 1996.

INDUSTRY BACKGROUND

     Several recent developments within the global business community are changing the way that businesses can respond to customer inquiries about their products and services.

     The most important development is the emergence of the Internet as a significant new medium for communications. The Internet is a global collection of computer networks, linking millions of public and private computers around the world. In addition to providing access to a vast array of information, the Internet represents a new medium through which organizations and individuals can conduct business and answer customer inquires. The potential benefits of conducting business through the Internet include direct, immediate and consistent communications with consumers and low communications and transaction costs. In addition, the unique interactive capabilities of the Internet also give businesses the capability to acquire valuable information that can help pinpoint customer needs, provide a superior answer to customer inquires, deliver updated information instantly, and provide a faster response than traditional customer service call centers.

      The Internet is experiencing significant growth in both the number of computers connected to the Internet and in consumer usage. The number of "host" computers connected to the Internet has grown from approximately 200,000 in 1989 to over seven million at the end of 1995, representing a annual growth rate of over 80%. A 1995 study completed by Nielsen Media Research indicated that over 17% of the adult population of the US and Canada currently have access to the Internet and that over 24 million of these adults were considered frequent users. The study noted that the total time spent on the Internet by consumers is equivalent to the total time spent by consumers watching rented video tapes. International Data Corporation has estimated that the number of Internet users will reach approximately 200 million by the end of 1999, from 56 million at the end of 1995.


     The Company believes that this growth is due to a number of factors including the proliferation of communication-enabled computers, a significant increase in network infrastructure, reductions in the cost of Internet access, and the availability of intuitive graphical software that allow non-technical users to access the Web. These developments have resulted in widespread access at a rapidly declining cost. The Company believes these factors will promote continued growth in consumer usage of the Internet and continue to spur the interest of corporations and other organizations in utilizing the Internet as a tool for communicating with customers.

     The most prominent growth in the Internet has occurred on an area known as the World Wide Web (the "Web") which is where most commercial activity has taken place. The Web utilizes a standard protocol know as hyper text transfer protocol (http:) which allows almost any computer to access Web "pages" written in Hyper Text Markup Language ("HTML") through the use of browser software such as Netscape Navigator.

     One unique feature of the Web is the capability to allow one Web page to link to another page and communicate information to a different site. This capability makes it possible for a Web site developer to outsource portions of their Web site to another, more specialized Web site in the same way that manufacturing concerns subcontract certain processes out to other vendors. As the amount of information, commercial applications and the number of Web sites have increased, Web pages have become more sophisticated. Many early Web sites consisted of Web pages which contained only simple text and graphics. Now, many large corporate and commercial sites contain pages with rich multimedia content and sophisticated interactive capabilities that allow access to information stored in corporate databases. The production of these Web sites require significant investments of time and money and now require that the developers of such sites have the knowledge of sophisticated tools such as CGI (common gateway interface) script, Java and VRML (virtual reality modeling language). InfoNow believes that companies will outsource more and more functions within their Web sites as Web sites become more specialized and complex. This trend will create a significant demand for functional products tailored to meet specific needs. In addition, in order to maintain long term economic viability, these applications must solve real problems that can produce a measurable benefit.

     The Company believes that it can provide significant value by supplying tools and services to enable companies to provide customer service via the Internet. The Company believes that the Internet is an alternative to many functions currently performed in a traditional customer service call center, and InfoNow's focus is on the $15 - $25 billion market in the United States for services provided by call centers. These centers handled over 10 billion customer calls in 1994 and the level of activity is expected to grow significantly through the next century. Customer service call centers provide a wide range of customer support services, including dealer and service location, help desk and product support services, product ordering and consumer information fulfillment.

     InfoNow's objective is to develop tools and services that will facilitate the shift of a large portion of the call center market to the Internet. FindNow-SM- is the Company's first product which utilizes the Internet to address customer service issues for corporations. InfoNow developed its FindNow-SM-system to answer location-based queries because they are among the most frequently asked questions by consumers.

     In addition, the Company believes that an opportunity exists to significantly improve upon current methods of finding locations using an Internet-based solution. Significant benefits include potential cost saving of 90% as compared to many current solutions, the ability to gather location-based information about consumers through advanced reporting capabilities built into FindNow-SM-, and the ability to provide a superior response to most inquiries.

     The GIS technology underlying the FindNow-SM- system utilizes latitude and longitude, which can pinpoint locations, calculate the "true" location proximity, and generate an accurate map. Many call centers currently employ simple listings by city or state or locating systems based on zip code areas which do not always provide the nearest locations and give no information such as a map or directions that would help a user find the nearest location once it has been identified. The ability to respond virtually instantaneously with text, graphic and other "higher bandwidth" information (e.g., a picture versus a verbal explanation) and the resulting reduction in wait times represents a substantial improvement in efficiency and effectiveness over current call center solutions from a customer's perspective. Because the FindNow-SM- system utilizes database searching it can also perform sophisticated searches for locations with certain criteria.

     The Company believes that the primary industry trend affecting its business presentations operation is the transition to electronic presentations from traditional business presentations based on the design, creation and production of 35mm slide presentations. The increased acceptance of computer-based electronic presentations is the result of the declining cost of computer hardware used to display these productions and the development of computer software presentation tools that allow the development of rich multimedia content for a presentation and can be more easily modified in electronic format.

BUSINESS STRATEGY

     InfoNow's primary objective is to be a leading provider of solutions and services to deliver customer service information via the Internet by establishing a leading position in the emerging market for Internet-based locator services. The Company is pursuing the following strategies with respect to its Internet Products group and its FindNow-SM- service:

     EXTEND FUNCTIONALITY OF THE FINDNOW-SM- SERVICE. InfoNow intends to provide a more flexible menu of services by the use of internally-developed enhancements and the integration of purchased third party applications to extend the functionality of the FindNow-SM- system. The Company will use a combination of customer input and its own knowledge of using the Internet to deliver customer service information as a source of direction as it determines how it will enhance and extend its core technology.

     LEVERAGE THE COMPANY'S INFORMATION-BASED ASSETS. The Company currently has licenses for geographic data for the United States and has an exclusive license for geographic data for Canada. In addition, the Company also possesses unique location information through its current customer base. The Company intends to utilize this information as well as build other databases of location-based information to provide better coverage, and more accurate information to current and future customers.

     TARGET INDUSTRY-LEADING CORPORATE CUSTOMERS. The Company intends to focus primarily on the corporate customers. The Company plans to utilize its own direct sales force as well as arrangements with Web developers, Internet access providers and others to target market leading corporations with an emphasis on solving customer service needs. The Company believe that the customer service area can best utilize the unique capabilities of an Internet-based solution and therefore will represent the largest market for the Company's products and services.

     EMPHASIS ON CUSTOMER SUPPORT AND VALUE ADDED. The Company intends to develop and maintain strong customer relationships by leveraging the broad range of expertise of its consultative sales force to address the special needs of corporations that are delivering customer service information via the Internet.

     EXPAND INTO SELECTED INTERNATIONAL MARKETS. The Company currently has geographic coverage of the United States and has an exclusive license for the use of Canadian data. During the next three to twelve months, the Company currently has plans to add Australia and selected countries in Western Europe. The Company intends to leverage its current relationships with multinational companies into expansion overseas as well as targeting large foreign corporations with operations in the U.S. through its direct sales effort. The Company may also utilize partnerships in selected countries to gain better access to local sales forces, geographic data, marketing resources and specific knowledge of foreign markets.

     ESTABLISH AND EXTEND STRATEGIC ALLIANCES. The company will continue to pursue strategic alliances that can provide additional technical, financial or distribution resources that will allow the Company to develop and market its products and services into a broader range of markets. In addition, the Company may seek to accelerate its growth through strategic acquisition of complementary businesses, products or technology. However, the Company currently has no plans, commitments or agreements with respect to any such transactions.

     EXPAND INTERNET-BASED PRODUCT OFFERINGS BEYOND FINDNOW-SM-. Develop additional customers service applications utilizing technologies developed internally and acquired from others to expand its offering of Internet-based customer service applications.

     The Company intends to continue to offer business presentation services through Cimarron. The Company's primary strategy is to successfully address the transition to electronic presentations from traditional slide-based presentations by continuing to develop its electronic content authoring skills and capabilities. In addition, Cimarron will seek to broaden its current customer base by focusing on providing turnkey solutions for investor relations and theater production clients. If successful in its initial efforts to sell turnkey solutions to these markets locally, Cimarron plans to expand these offerings to other selected geographic markets outside the Denver metro area.

PRODUCTS AND SERVICES

     The Company currently provides Internet-based mapping and locator services and business presentation services through its two operating groups, Internet Products and Cimarron. Prior to the sale of Navigist in December 1996, the Company also offered network engineering and consulting services and Internet site services. As a result of the sale of Navigist on December 13, 1996, the Company no longer offers those services. The sales of Internet Products Group, Cimarron and Navigist accounted for 16%, 49% and 35% respectively of the total revenues of the Company for the year ended December 31, 1996. The Company did not generate significant revenue from its FindNow-SM- service until the second quarter of 1996 and has yet to generate operating income from such services. However, the Company expects its revenue mix will shift significantly as the market for the Company's Internet-based customer service solutions develops and the Company devotes more resources to continued development of FindNow-SM- and its other Internet-based customer service products and services.

     In 1996 the Company generated approximately 51% and 49% of its total revenue from the Internet products and business presentations segments of its business, respectively. See Note 9 to the Consolidated Financial Statements herein for financial information as to the Company's business segments.

     FINDNOW-SM- INTERNET-BASED MAPPING AND LOCATOR SERVICES

     The Company's principal service is FindNow-SM-, an Internet-based locating and mapping service. FindNow-SM- is accessed through an InfoNow customer's ("Client") Web site. To use FindNow-SM-, an Internet user enters the street address of his or her current location on a specialized Web page within a Client's Web site. This specialized page then queries the FindNow-SM- servers operated by InfoNow to produce a map showing the Internet user's location and the nearest Client sales and service locations as well as other customized information. FindNow-SM- utilizes advanced GIS (geographical information system) technologies and is fully customized to seamlessly and transparently integrate into each Client's existing Internet site and provide "hotlinks" to more information on services, products, pricing, etc.

     The Company believes that using an Internet-based solution for finding locations represents a significant improvement over current methods for finding locations. Significant benefits include potential cost saving for a Client of 90% as compared to many current solutions, the ability of a Client to gather location-based information about its consumers through advanced reporting capabilities built into FindNow-SM-, and a superior response time to most inquiries.

     The Company offers the FindNow-SM- service at three increasing levels of sophistication: (1) Point mapping, which locates a fixed point on a map based on an address; (2) relational mapping, which locates a fixed point and searches for proximity to other known locations (such as ATM's, bank branches, service and sales locations, etc.); and (3) advanced relational mapping, which provides more flexibility in searching for proximity from multiple locations. The various features of the levels of service are summarized below:


                                                 Point    Relational   Advanced
                                                Mapping     Mapping   Relational
--------------------------------------------------------------------------------
User or predefined search radius                   X          X            X
Single point "local map"                           X          X            X
Proximity searching for closest locations                     X            X
Reference map with "search from" and "retrieved               X            X
location" points
Real-time geocoding                                X          X            X
Search from address or intersection                           X            X
Search from city center                                                    X
Search from landmark                                                       X
Search by establishment name                                               X
Re-center search on a retrieval point                                      X
Executive reporting                                X          X            X
Custom map location overlays/markers                                       X
External database feed capability                                          X

     The GIS technology underlying the FindNow-SM- system utilizes latitude and longitude which can pinpoint locations, calculate the "true" location proximity, and generate an accurate map. Many call centers currently employ simple listings by city or state or locating systems based on zip code areas which do not always provide the nearest locations and give no information such as a map or directions that would help a user find the nearest location once it has been identified. The ability to respond virtually instantaneously with text, graphic and other "higher bandwidth" information (e.g., a picture versus a verbal explanation) and the resulting reduction in wait times represents a substantial improvement in efficiency and effectiveness over current call center solutions from a customer's perspective. Because the FindNow-SM- system utilizes database searching it can also perform sophisticated searches for locations with certain criteria. For example, FindNow-SM- can be configured to find the location of the nearest Spanish speaking cardiologist with a medical degree from Harvard if a Client wanted to make that kind of information available to its customers through its Web site.

     A typical FindNow-SM- installation includes the development of customized, Client-specific access to the service, and the design and implementation of client databases. The FindNow-SM- service is generally provided on a two-year contract which provides for an initial setup charge and a monthly service fee. These combined fees typically range from $20,000 to in excess of $100,000 in the initial year of service for a corporate application, and includes the initial interface implementation. Ongoing services include hosting the FindNow-SM-service on the Company's servers, update the locations database, and maintaining the Web site interface. The setup and monthly service fees are determined based on a variety of factors, including the level of service selected, the number of Client locations, anticipated transaction volume and the level of customization requested by the Client. In addition to standard services, the Company also offers followup support and services which are priced and delivered on a project by project basis.

     BUSINESS PRESENTATION AND MEDIA SERVICES

     The Company's Cimarron subsidiary provides comprehensive business presentation services that range from simple graphic design to complete productions utilizing sophisticated multimedia presentations, multimedia authoring, production and project management. Cimarron's services include:

     -- Interactive multimedia programming including digital video, audio and animation

     --   Web site design and implementation

     --   Graphic design services for electronic and slide presentation

     --   Imaging services and slide production

     --   Linear or interactive electronic screen shows

     --   Content organization and writing

     --   Hardware consultation and staging support

     --   Photographic prints

     --   Plot posters

     --   Color transparencies

     --   CD archiving and duplication

   The Company generally performs its imaging and graphics services on a project by project basis and typically bills based on a standard rate sheet depending on the specific service and quantities requested. The Company offers most of its services on a standard or rush basis. Rush services involve shorter delivery times and are charged at higher rates.

   The Company sells production services on either a cost-plus or fixed fee basis depending upon particular project requirements. Larger, more complicated projects are typically bid on a fixed fee based on the estimated scope of the project. Changes in scope of work are billed in addition to the initial base fee, usually on a time and materials basis.

   NETWORK ENGINEERING AND CONSULTING SERVICES

   Prior to its sale on December 13, 1996, the Company's Navigist subsidiary provided network engineering services which included: (1) providing design, engineering, implementation, and support services for corporate local area and wide-area computer networks; (2) providing assistance to corporations in establishing and maintaining an Internet presence, including design and development of a World Wide Web or file transfer protocol ("FTP") presence, e-mail, gateway services, secure Internet connectivity, day-to-day Internet systems administration, Internet application development, and installation services; and (3) designing, developing and implementing applications for corporate Intranets, private internal corporate networks and applications based
primarily on Internet browser and server technology.   These services were
offered by the Company's Navigist subsidiary through its Denver and San Jose offices. The Company closed Navigist's Denver office in June 1996. As a result of the sale of the remaining Navigist operations, including the San Jose office, the Company ceased offering these services after December 13, 1996.

   INTERNET SITE SERVICES

   Prior to its sale of Navigist on December 13, 1996, the Company offered Internet site services. The Company completed the construction of its Network Operations Center ("NOC") in San Jose, CA during the fourth quarter of 1995. This center provided Navigist the ability to provide a variety of Internet site services to companies who wished to outsource these services. The NOC also provided the communications and support infrastructure required for the initial introduction of the Internet Products Group's FindNow-SM- operations which were subsequently moved to Rocky Mountain Internet's Colorado facility in September 1996. These services were targeted towards medium size corporations desiring secure access to the Internet utilizing firewall and other security measures and were offered in conjunction with Navigist's network engineering and consulting services. Although the market for Internet access has grown significantly in the past 24 months, the Company had contracted with only one third party customer at the time of the sale of Navigist in December 1996. All assets related to this service were sold as part of the Company's sale of Navigist and the Company ceased offering these services on December 13, 1996.

RESEARCH AND DEVELOPMENT

   The Company believes that its future success will largely be dependent on its ability to enhance the functionality the FindNow-SM- system and to develop other successful related products and services. The Company's current research and development efforts at the current time are influenced significantly by customer requirements. New features are customized initially for delivery to a single customer and then incorporated into future versions of the Company's products and services. The Company continually evaluates its products and services to determine what additional products or enhancements are required by its customers and plans to utilize both purchased technologies as well as internally developed software that will be integrated into the Company's products.

   The Company spent $38,303 and $367,812 in 1995 and 1994, respectively on research and development. All costs in 1994 related to the development of the Company's CD-ROM software distribution technology, which was abandoned in 1995. The custom installation and service nature of the Company's FindNow-SM- system and other services was such that the Company did not incur direct research and development expense for the year ended December 31, 1996. However, the Company capitalized $250,248 during 1996 related to the development of its FindNow-SM-system in accordance with FAS 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company may incur significant direct research and development expenses in future years as it develops new Internet products and services or new capabilities for the FindNow-SM- system not developed in conjunction with specific customer projects.

SALES AND MARKETING

   The Company's sales efforts for its Internet products rely primarily on direct sales, promotional mailings and referrals. The Company utilizes a staff of sales professionals headquartered in its Denver, Colorado offices that sell to national and international accounts. The Company's primary sales and marketing efforts in 1996 were directed at increasing the visibility of the FindNow-SM- product through the use of direct sales efforts, trade shows exhibits and promotional mailings. The Company plans to further expand its sales and marketing efforts in 1997 through the addition of sales staff, use of print advertising and the use of exclusive distribution agreements for certain markets or customers with other parties, such as Internet service providers and Web developers. In addition, the Company intends to leverage its recent acquisition of an exclusive license of Canadian geographic data by focusing significant sales efforts in Canada in 1997. Although InfoNow is initially targeting several selected vertical markets for FindNow-SM-, the Company believes that the market for FindNow-SM- includes every major national or multinational company that has multiple locations and could benefit from helping its consumers find them.

   The Company markets and sells its business presentation services through a direct sales force of professionals located in its Denver Colorado offices, and its customers are concentrated among corporate clients in the Denver, Colorado metropolitan area. In addition to its direct sales force, the Company also utilizes print advertising, radio announcements, direct mailings and client referrals. The Company recently combined the sales forces of its traditional and multimedia services in order to present a more consistent image to its corporate clients and to provide its customers with a single point of contact for all business presentation needs. In conjunction with the consolidation of the sales force, the Company recently initiated additional marketing and selling efforts targeted toward securing specific, high potential markets, such as investor relations and theater production support, through the use of educational seminars, publication of industry "white papers", and participation in industry trade groups.

CUSTOMERS

   The Company serves primarily medium to large corporate organizations, including many Fortune 500 companies. The following table is a representative list of current and past clients of the Company:

FindNow-SM- System                      Business Presentations
------------------                      ----------------------
Visa International                      AT&T
Compaq Computers                        Apple Computer
NationsBank                             Boston Market
BancOne                                 Cyprus Minerals
United Health care                      Gates Rubber Company
American Airlines                       Great West Life
Kenwood USA                             RE/MAX International
Apple Computer                          Samsonite
                                        System One/AMADEUS
                                        TCI
                                        US West
                                        Visa/PLUS System

     A significant portion of the Company's revenues in a given fiscal period may be derived from a substantial order placed by a single customer. As a result, the Company's revenues often have been concentrated among a relatively small number of customers. The Company's largest customers, those consisting of more than 10% of the total revenues, accounted for 16%, 16% and 39% of the Company's total revenues in 1996, 1995 and 1994, respectively. The Company anticipates that its revenues per customer will become less concentrated as more contracts for its FindNow-SM- services are awarded.

     The Company's backlog is composed of future monthly service fees for the Company's FindNow-SM- services, which range in terms from one to two years and are generally non-cancelable except for cause. As of February 28, 1997 the Company had $684,000 of backlog which represented ten (10) contracts for FindNow-SM- services, the revenues from which are expected to be realized over the next two years. The remainder of the Company's products and services have relatively short sales and delivery cycles which are generally less than 60 days from the time the project is contracted to final delivery. Therefore, the Company does not have significant backlog from its other products and services.

COMPETITION

     The market for Internet services and products is highly competitive and is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions or enhancements and rapid changes in customer requirements. As the growth of the Internet continues, the Company expects that competition will continue to intensify within the markets it operates. The markets for the Company's FindNow-SM-system are in an early stage of development and no one competitor has established a dominant position in the market. The Company believes that the diverse markets within the Internet will allow more than one supplier of products and services similar to those of the Company. However, it is possible that a single supplier may dominate one or more market segments. The Company is aware of three other providers of products and services that are in various stages of development which may compete with the Company's own offerings. In addition, the Company believes that as the markets continue to develop, it may face competition from new sources of competition, including
(i) Web developers, (ii) systems integrators and consultants, (iii) network and Internet service providers, (iv) GIS tool providers, and (v) other Internet product software developers. In some cases, these competitors are larger, more established and have substantially greater financial, technical and marketing resources than the Company. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company believes the principal competitive factors relative to the FindNow-SM- system are the functionality and features of the system, ability to adapt to specific customer needs, reliability, accuracy and "yield" of geocoding and mapping of locations, response time, product reputation based on client referrals, pricing relative to functionality offered, quality of customer support and the ability to develop strong customer relationships.

     Competition for the Company's business presentation services comes primarily from companies located in and around the Denver, Colorado metropolitan area and along the Front Range of Colorado. Many of these competitors are smaller and offer a limited range of services. A few are larger and offer a comparable range of services. These competitors include (i) copy centers, (ii) multimedia production companies and Web developers, (iii) video production companies, and (iv) public relations firms. Key competitive factors include creative ability, breadth of services, reputation, and price.

INTELLECTUAL PROPERTY

     The Company's FindNow-SM- software service, trade secrets, service marks and similar intellectual property are proprietary to the Company. The Company has received a federal trademark registration for the name "InfoNow-Registered Trademark-" and has filed a service mark application for the "FindNow-SM-" name. The Company also relies on a combination of copyright and trademark law, non-disclosure agreements and certain contractual provisions within its customer agreements to establish and maintain proprietary rights in the FindNow-SM- service and other intellectual property of the Company. However, these measures can afford only limited protection for the Company's intellectual property as it does not prevent competitors from independently developing equivalent or superior technology. While the Company may have a limited ability to prevent others from developing similar technologies, the Company believes that such protection is less significant to the future success of its business than other factors, including the knowledge, ability and experience of the Company's personnel in delivering service and support to its customers, the strength of its ongoing product development activities, customer loyalty to the Company's products and the market position of the Company's products and services.

     The Company believes that its products, trademarks, service marks and other proprietary rights do not infringe on the intellectual property rights of others. However, there can be no assurances that third parties will not assert infringement claims against the Company in the future, or that such assertions will not lead to litigation and the requirement that the Company pay a license fee or royalties to obtain intellectual property rights needed to sell its products and services. Such royalties or licensing agreements, if required, may not be available on terms acceptable to the Company or may not be available at all which could result in delays or interruptions in the Company's services and could have a material adverse impact on the Company's business, operating results and financial condition.

     The Company relies on certain software and geographic data that it licenses from third parties, including software and data that is integrated with internally developed software and used in the Company's FindNow-SM- system. There can be no assurance that these third party software licenses will continue to be available to the Company or will be available on terms acceptable to the Company. In addition, the Company is somewhat dependent upon the ability of the vendors of such third party software and data to enhance their current products on a timely and cost effective basis in order to meet changing customer needs. If the Company were not able to acquire software and geographic data licenses from its current vendors, equivalent software and geographic data would need to be developed or purchased and integrated into the Company's systems. Although other alternative sources exist for the technology and data embodied in these license agreements, the Company may not be able replace the functionality of its current systems or may not be able to successfully integrate new software and data into its current system. Delays and interruptions could occur in the FindNow-SM- service which would result in a material adverse impact on the Company's business, operating results and financial condition.

EMPLOYEES

     As of February 28, 1997, the Company had a total of 34 full time employees including 7 in sales and marketing, 12 in software development and customer support, 9 in business presentation production, and 6 in finance, management and administration. Outside contractors are used by the Company on an as-needed basis.

     InfoNow considers its relations with its employees to be good and has not experienced any interruption of operations as a result of labor disagreements. None of the Company's employees is subject to a collective bargaining agreement

     The Company believes that its ability to continue to attract and retain qualified personnel will be a key factor in the success of the Company. Competition for technical personnel with the skills required by the Company to deliver its products and services is intense. It may be difficult for the Company to obtain personnel with the required technical skills and could have a material adverse effect on the operations of the Company if it is unable to obtain additional qualified personnel needed for the planned growth of the Company's business or to replace existing employees in the event that the Company had to replace several key employees within a relatively short period of time.

PROPERTIES

     The Company leases approximately 7,800 square feet of office space at its headquarters in Denver, Colorado for its product development, marketing, operations and administration activities. This lease is with an unrelated party and terminates on June 30, 1999. The Company believes that its facilities are adequate for its current needs and that suitable additional space can be acquired if needed.

     The Company's principal Web server equipment and operations are housed and maintained by Rocky Mountain Internet at its operations center in Denver, Colorado. The Company's operations are dependent in part upon its ability to protect its operating systems against physical damage from fire, floods, power loss, telecommunications failures and similar events. Although these facilities have safeguard protections such as a halon fire system, redundant telecommunications access, off-site storage of backups and 24 hour systems maintenance support, the Company does not presently have redundant multiple site capability to maintain uninterrupted operation in the event of any such occurrence. In addition, despite the implementation of network security measures by the Company, its servers are vulnerable to computer viruses, and similar disruptions from unauthorized tampering with the Company's computer systems. The occurrence of any of these events could result in interruptions or delays in service to the Company's customers which could have a material adverse effect on the Company's business, results of operations and financial condition.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company is a party or to which any of its property is subject.

                   CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

     On January 27, 1997, the Company engaged the accounting firm of Hein + Associates LLP ("Hein") as its principal independent accountants to audit the Company's financial statements for its fiscal year ending December 31, 1996. The appointment of new independent accountants was approved by the Audit Committee and Board of Directors of the Company. The Company dismissed its former independent public accountants, Arthur Andersen LLP, effective with the appointment of Hein.

     Prior to the appointment of Hein, management of the Company has not consulted with Hein except that, at the Company's request, Hein read the Company's reports filed on Form 10-Q for the quarterly periods ending June 30, 1996 and September 30, 1996.

     During the two most recent fiscal years ended December 31, 1995 and 1994, and the interim period subsequent to December 31, 1995, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction.

     Arthur Andersen's reports on the financial statements for the past two years have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles except for an explanatory paragraph regarding the Registrant's ability to continue as a going concern contained in the financial statements for the years ended December 31, 1995 and
1994.   Arthur Andersen LLP furnished the Company with a letter addressed to the Commission stating that it agreed with the above statements.

                                   MANAGEMENT

DIRECTORS

     The directors of the Company and their ages as of February 28, 1997 are as follows:

                             All Positions
                              and Offices                 Year first
                               held with                    became
Name                Age       the Company                  Director
----                ---       -----------                  --------
Michael W. Johnson  35       Chief Executive
                             Officer, President and
                             Director                       1995

Gene R. Copeland    54       Director                       1994
(A)(C)

Donald E. Cohen     44       Vice Chairman and Director     1995

Nahum Rand          60       Chairman of the Board          1991
(A)(C)

---------------
(A)   Member of the Audit Committee.
(C)   Member of the Compensation Committee.

   The principal occupation and business experience of each director is set forth below:

MICHAEL W. JOHNSON has been Chief Executive Officer and President and a director of the Company since October 1995. From 1990 to October 1995, Mr. Johnson was a consultant with McKinsey & Company, an international management consulting firm, where he served leading technology companies in the United States and Europe on issues of growth, strategy, operations improvement, and mergers and acquisitions. Mr. Johnson received a Bachelor of Science degree in Applied and Engineering Physics, a Bachelors of Arts degree in English from Cornell University, a DIPLOME in French Literature from Universite de Paris, and a Masters of Business Administration degree from Stanford University Graduate School of Business.

GENE R. COPELAND has been a director of the Company since 1994. From October 1994 to May 1995, Mr. Copeland served as interim President and Chief Executive Officer of the Company. Since 1994 Mr. Copeland has provided consulting services to clients of Opus Capital, Inc., a financial advisory firm to the Company. From 1989 to the present, Mr. Copeland has served as President of Copeland Consulting Group, Inc. which specializes in business turnarounds, leveraged buyout transactions, and on-site operations management. Through his work with Copeland Consulting Group, Inc., Mr. Copeland has held senior management positions with Translogic Corporation, Southwestern General Corporation, Building Technologies Industries, Inc., and Amrion Corporation.

DONALD E. COHEN has been a director of the Company since May 1995 and has served as the Company's Creative Director and Vice Chairman since October 1995. Mr. Cohen served as President and Chief Executive Officer of the
Company from May 1995 until October 1995.   Mr. Cohen founded Cimarron in
1978, serving as its President and Chief Executive Officer from Cimarron's inception until May 1995 when it became a subsidiary of the Company.
During the time Mr. Cohen served as President of Cimarron, it has won several awards including an EMMY, TELLY, DAF Alfie, and B/PAA Gold Spike. Mr. Cohen earned his Bachelor of Arts degree in Mass Communications from the University of Denver.

NAHUM RAND has been a director since April 1991 and was elected Chairman of the Board in October 1994. He served as a consultant to the Company from April 1991 through December 1992. From November 1990 to the present, he has served as the chairman and chief executive officer of Regions, Inc., an investment company which he founded.

   There are presently four (4) directors serving on the Company's Board of Directors. Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are duly elected

EXECUTIVE OFFICERS

   Set forth below is certain information relating to the current executive officers and key employees of the Company. Biographical information with respect to Michael W. Johnson is included under "Directors" above.

NAME                AGE            POSITION(S)
----                ---            -----------
Michael W. Johnson  35             Chief Executive Officer and President

Kevin D. Andrew     38             Vice President and Chief Financial Officer,
                                   Secretary and Treasurer

W. Brad Browning    32             Vice President and General Manager,
                                   Internet Products Group

KEVIN D. ANDREW was elected to his current positions in March 1996. Prior to joining InfoNow, Mr. Andrew was President of Andrew Consulting, LLC, a financial management services firm. From 1992 to 1995 he served as Chief Financial Officer of Air Methods Corporation, a publicly held provider of emergency air ambulance services, and from 1983 to 1991 served in various financial management positions at CRSS, Inc., a New York Stock Exchange listed diversified services company. During his tenure at CRSS, Mr. Andrew served as chief accountant, director of general accounting, director of internal audit and Vice President and controller of Natec Resources, Inc., a 50%-owed affiliate of CRSS, Inc. Prior to 1983, Mr. Andrew was with KPMG Peat Marwick. Mr. Andrew has held CPA certificates in both Colorado and Texas. He earned his Bachelor of Science degree in Business from Arizona State University.

W. BRAD BROWNING has been a Vice President and General Manager of the Company's Internet Products Group since January 1996. From 1990 to 1995, Mr. Browning was a consultant with McKinsey & Company, an international management consulting firm. Mr. Browning joined McKinsey & Company in June 1990 after obtaining an Masters of Business Administration degree from Harvard University Graduate School of Business. While with McKinsey, he led technology and consumer clients on major marketing and sales initiatives focused on driving growth and significant profit improvement. He earned his Bachelor of Business Administration degree in Marketing from the University of Georgia.

   All executive officers are appointed by the Board of Directors and serve at the Board's discretion.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Company has an Audit Committee and a Compensation Committee. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee met one time in the fiscal year ended December 31, 1996. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met one time in the fiscal year ended December 31, 1996. The Board of Directors may, from time to time, establish certain other committees to facilitate the management of the Company.

   Directors are reimbursed for expenses incurred for attending any Board or committee meeting. There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company.

   During the fiscal year ended December 31, 1996, there were five meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Except as stated below in this paragraph, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 1996 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1996, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements. Michael Johnson, President and Chief Executive Officer of the Company, and Kevin Andrew, Vice President and Chief Financial Officer of the Company, each filed one late report of ownership on Form 4 in connection with their purchase of Common Stock and warrants in September 1996. H. Brad Browning, Vice President of the Company, filed one late initial statement of beneficial ownership on Form 3 in connection with his appointment as an officer of the Company in January 1996.

DIRECTOR COMPENSATION

   Directors who are employees of the Company receive no additional compensation for service on the Board of Directors. Each director who is not a full-time employee of the Company is reimbursed expenses for attendance at Board and Committee meetings. In addition to the above, nonemployee director Nahum Rand was granted 48,077 shares of Common Stock in consideration for services rendered as Chairman of the Company during the twelve month period ended June 30, 1995. In 1995, the Company granted warrants to each employee and nonemployee director to purchase 8,500 shares of Common Stock at an exercise price equal to at least the fair market value of the Common Stock at the date of the grant. In May 1995, the Company granted warrants to purchase 8,500 shares to each of directors Nahum Rand, Gene Copeland and Donald Cohen at an exercise price of $1.30 per share.
In August 1995, the Company granted a warrant to purchase 8,500 shares to former director Michael Yates, at an exercise price of $4.25. In October 1995, the Company granted a warrant to purchase 8,500 shares to director Michael Johnson at an exercise price of $3.68 per share. Each warrant vests one-third each year over a three-year period conditioned upon continued board service and expires ten years from the date of grant. The warrant granted to former director
Michael Yates remains outstanding and exercisable for 2,361 shares.   All 36,361
of such director warrants outstanding expire in 2005.

EXECUTIVE COMPENSATION

   The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 1996 and 1995 by the Company's Chief Executive Officer and by the highest compensated executive officers who were serving as executive officers at the end of the 1996 fiscal year whose individual total cash compensation for the 1996 fiscal year exceeded $100,000 (the "Named Executive Officers"). Neither of the Named Executive Officers was employed by the Company prior to 1995.

                           SUMMARY COMPENSATION TABLE

                                                             Long Term Compensation
                                                             ----------------------
                                      Annual Compensation              Awards
                                      -------------------    ----------------------
                                                             Restricted
 Name and Principal                                          Stock        Options/      All Other
     Position                 Year    Salary        Bonus    Awards       SARS          Compensation
-------------------           ----    ------        -----    ------       ----          -------------
Michael W. Johnson (1)        1996    101,778(4)     -0-      -0-        105,705             -0-
  Chief Executive Officer,    1995     22,372        -0-      -0-        170,038(2)          -0-
  President and Chairman

W. Brad Browning (3)          1996    103,918        -0-      -0-        85,000         15,000(5)
Vice President -
Internet Products Group

---------------
(1)   Mr. Johnson joined the Company in October 1995.
(2) Includes warrants to purchase 8,500 shares of Common Stock, issued to Mr. Johnson in connection with his service as a director of the Company. See "Management - Director Compensation".
(3)   Mr. Browning joined the Company in January 1996.
(4) The Company accrued and deferred $72,611 of Mr. Johnson's 1996 salary, of which $58,000 was satisfied by way of issuance on September 13, 1996 of 51,555 shares of Common Stock at a price of $1.12 per share.
(5)   Represents reimbursement of relocation expenses.

   The following table presents information concerning individual grants of options to purchase Common Stock of the Company made during the fiscal year ended December 31, 1996 to each of the Named Executive Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                            Number of
                            Securities      Percent of Total          Exercise
                            Underlying        Options/SARs               or
                            Options/SARs   Granted to Employees      Base Price
Name                        Granted (#)      in Fiscal Year            ($/Sh.)       Expiration Date
----                        -----------   --------------------       ----------      ---------------
Michael W.  Johnson          10,000 (1)             2.1%                2.56             1/31/06
                                750 (2)            --                   2.81              2/1/06
                             17,455 (3)             3.7%                2.06             5/15/06
                              2,500 (4)             0.5%                2.25             5/18/06
                             75,000 (5)            15.8%                1.38            10/16/06

W.  Brad Browning            75,000 (6)            15.8%                3.63              1/9/06
                             10,000 (7)             2.1%                1.88             11/8/06

---------------
(1)  Immediately exercisable in full.

(2) Vests over 36 months from the grant date of February 1, 1996, with 7/36ths vesting seven months after grant, and an additional 1/36th vesting each month thereafter.
(3) Vests over 36 months from the grant date of May 15, 1996, with 7/36ths vesting seven months after grant, and an additional 1/36th vesting each month thereafter.
(4) Vests over 36 months from the grant date of May 18, 1996, with 7/36ths vesting seven months after grant, and an additional 1/36th vesting each month thereafter.
(5) Vests over twelve months from the grant date of October 19, 1996, with 1/12th vesting each month after grant.
(6) Immediately exercisable as to 5,000 of such shares. The remaining 70,000 shares vest over 36 months from the grant date of January 9, 1996, with 7/36ths vesting seven months after grant, and an additional 1/36th vesting each month thereafter.
(7) Vests over 18 months from the grant date of November 8, 1996, with 1/18th vesting each month after grant.


    The following table sets forth the fiscal year-end value of unexercised options to purchase Common Stock of the Company for each Named Executive Officer. No options or SARs were exercised by the Named Executive Officers during the fiscal year ended December 31, 1996.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION/SAR VALUES


                                                   Number of Securities               Value of Unexercised
                                                  Underlying Unexercised           In-the-Money Options/SARs
                                                Options/SARs at FY-End (#)             at FY-End ($)(1)
                                                --------------------------             ----------------
     Name                                      Exercisable     Unexercisable     Exercisable      Unexercisable
     ----                                      -----------     -------------     -----------      -------------
Michael W.  Johnson                               97,934         169,309            6,969              34,844
W.  Brad Browning                                 26,945          58,055               31                 544

---------------
(1) Based upon the difference between the exercise price and the fair market value of the Common Stock for those options which at December 31, 1996 had an exercise price less than the fair market value of the Common Stock on such date. The fair market value of Company Common Stock at December 31, 1996, measured as the mean of the closing bid and asked prices of the Common Stock on such date, was $1.94 per share.

EMPLOYMENT AGREEMENTS

     On May 22, 1995, the Company entered into a three-year employment agreement with Donald E. Cohen, Vice Chairman of the Company providing for an annual base salary as follows: $100,008 during the first year, $115,008 during the second year and $125,004 during the third year. Mr. Cohen is eligible for an annual bonus up to forty percent (40%) of the base salary depending upon achievement of certain criteria. In connection with the employment agreement, Mr. Cohen was granted an option to purchase a number of shares of the Company's Common Stock consistent with option grants to other senior executive of the Company at $1.30 per share. The option grant shall be subject to three-year annual vesting. On November 8, 1996, the Company entered into a letter agreement with Mr. Cohen, setting forth amended compensation terms for Mr. Cohen's services as Chief Operations Officer of Cimarron and Creative Director and Vice Chairman of InfoNow. The agreement as amended provides for a annual salary of $50,000 until December 31, 1996 and an increase to $70,000 annually, effective January 1, 1997. Pursuant to the agreement, the Company shall provide total cash compensation deferrals for services in 1996 in the amount of $31,929, the amount to be repaid beginning on January 15, 1997 over one (1) year. The repayment was contingent upon completion of financing resulting in gross proceeds of at least $500,000 to InfoNow prior to December 31, 1996, which condition was satisfied. The agreement further provides for the Company to grant to Mr. Cohen an option to purchase 9,717 shares of the Company's Common Stock at a price per share equal to the average between the bid and ask price of the stock on November 8, 1996. The option shall be exercisable immediately upon issuance and shall expire ten (10) years from the date of issuance.

     On October 9, 1995, the Company entered into a two-year employment agreement with Michael W. Johnson, Chief Executive Officer and President of the Company. The agreement provides for an annual base salary of $100,000 and a cash performance bonus based on defined financial performance targets based on earnings before interest, taxes, depreciation, amortization and any other non-cash or extraordinary charges. The bonus becomes payable if during a fiscal quarter the Company exceeds its financial plan for the quarter by a certain amount, and is capped at 60% of Mr. Johnson's base salary for the quarter. As part of the employment agreement, the Company agreed to grant Mr. Johnson an incentive stock option to purchase a number of shares of Common Stock equal to five percent (5%) of the Company's Common Stock outstanding on the date of the agreement. Pursuant to such provision, on October 10, 1995 the Company entered into an Incentive Stock Option Agreement (the "Option Agreement") with Mr. Johnson pursuant to which it granted Mr. Johnson an option to purchase 150,000 shares at $3.68 per share. The Option Agreement contains an anti-dilution feature that provides that to the extent other derivative securities outstanding on the date of the Option Agreement (the "Derivatives") are exercised, the Company will grant additional options to Mr. Johnson equal to five percent (5%) of the number of shares of Common Stock issued upon exercise of the Derivatives. All options vest over a 36 month period beginning October 10, 1995. Pursuant to the employment agreement, the Company is required to grant to Mr. Johnson additional stock options to purchase an additional 3% of the Common Stock of the Company, measured on a fully-diluted basis, if the price of the Company's Common Stock reaches certain prices. All options are to be issued at the fair market value on the date when the options are awarded. When and if granted, these performance based options vest over 12 months from the date of grant. All options vest immediately upon a change of control of the Company. If Mr. Johnson is terminated without cause, he is entitled to a one-time severance payment equal to 75% of annual base salary then in effect .

     On January 14, 1996, the Company entered into a two-year employment agreement with W. Brad Browning , Vice President and General Manager of the Company's Internet Products Group. The agreement provides for an annual base salary of $110,000, including a non-recoverable draw against bonus of $25,000. Mr. Browning is eligible for an annual performance bonus equal to a percentage of revenues of the Internet Products Group, with total annual compensation capped at $200,000. In connection with the employment agreement, Mr. Browning was granted incentive stock options to purchase up to 75,000 shares of the Company's Common Stock at $3.625 per share, the fair market value on the date of the issuance. Pursuant to the employment agreement, the Company is required to grant to Mr. Browning options to purchase an additional 25,000 shares of Common Stock if cumulative gross sales of the Internet Products Group reach certain specified levels. All options vest over a 36 month period from date of grant. All options are to be issued at the fair market value of the date when the options are awarded. All options vest immediately upon a change of control of the Company. If Mr. Browning is terminated without cause, he is entitled to a severance payment equal to 50% of his annual base compensation then in effect.

     On February 28, 1996, the Company entered into an employment agreement with Kevin Andrew, Vice President and Chief Financial Officer of the Company.
 The agreement currently provides for an annual base annual salary of $88,000. Mr. Andrew is eligible for a performance bonus of up to $30,000 depending upon achievement of certain criteria. In connection with the employment agreement, Mr. Andrew was granted incentive stock options to purchase 40,000 shares of the Company's Common Stock at $2.50 per share, the fair market value on the date of the grant. Pursuant to the employment agreement, the Company granted Mr. Andrew an option to purchase an additional 25,000 shares of Common Stock at $1.63 per share. All options vest over a 12 to 36 month period from date of issuance. All options were issued at the fair market value of the date options were awarded. All options vest immediately upon a change of control of the Company. If Mr. Andrew is terminated without cause, he is entitled to a severance payment equal to 25% of his annual base salary then in effect.

1990 STOCK OPTION PLAN

     The Company's 1990 Stock Option Plan (the "Plan") was adopted by the Board of Directors on February 22, 1990 and approved by the Company's stockholders in October 1990. The Plan permits the granting of both incentive stock options ("ISOs") and non-statutory stock options ("NSOs") with respect to Company Common Stock. ISOs may only be granted to persons who are employees of the Company, which may include officers and directors who are employees. NSOs may be granted to persons who are officers, directors, employees or consultants of the Company. A total of 1,000,000 shares of the Company's Common Stock is reserved for issuance pursuant to awards granted under the Plan and options for an aggregate of 716,745 shares are outstanding as of February 28, 1997 at exercise prices ranging from $1.00 to $4.43. 59,475 options have been exercised since inception of the Plan. The Plan is required to be administered by the Board of Directors or by a committee of two or more directors of the Company. It is currently administered by the Compensation Committee which determines the terms and conditions of options granted under the Plan, including the exercise price. The exercise price of incentive stock options granted under the Plan must be at least 100% (or 110% in the case of a holder of 10% or more of the voting power of all classes of stock of the Company) of the fair market value of the Company's Common Stock at the date of grant while the exercise price of non-qualified options is at the discretion of the Committee. Each option must expire within 10 years of the date of grant. Options granted under the 1990 Plan are not transferable other than by will or the laws of descent and distribution unless the Board of Directors or Compensation Committee at the time an option is granted provides that such option may be assigned or transferred. Securities subject to options granted under the 1990 Plan that lapse or terminate may again be subject to options granted under such Plan. The Plan provides that all options become fully exercisable upon a merger of the Company, the sale of substantially all of the Company's assets or the termination of an option holder's employment following a change in control of the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. Certain of the federal income tax consequences to optionees and the Company of options with respect to Company stock granted under the 1990 Plan should generally be as set forth in the following summary.

     An employee to whom as ISO which qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. However, upon the exercise of an ISO, any excess in the fair market price of the Common Stock over the option price constitutes a tax preference item which may have alternative minimum tax consequences for the employee. If the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. The Company will not be entitled to a federal income tax deduction in connection with the grant or exercise of an ISO. If the employee does not hold such shares for the required period, when the employee sells such shares the employee will recognize ordinary compensation income and possibly capital gain or loss (long-term or short-term, depending on the holding period of the stock sold) in such amounts as are prescribed by the Code and the regulations thereunder and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income recognized by the employee.

     An employee to whom an NSO is granted will not recognize income at the time of grant of such option. When such employee exercises such NSO, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of the option exercise, of the shares that the employee receives upon such exercise over the option price paid. The tax basis of such shares to such employee will be equal to the option price paid plus the amount, if any, includable in the employee's gross income, and the employee's holding period for such shares will commence on the date on which the employee recognizes taxable income in respect of such shares. Gain or loss upon a subsequent sale of any Company Common Stock received upon the exercise of a NSO generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the employee pays the option price in shares previously owned by the employee. Subject to the applicable provisions of the Code and regulations thereunder, the Company will be entitled to a federal income tax deduction in respect of a NSO in an amount equal to the ordinary compensation income recognized by the employee. This deduction will, in general, be allowed for the taxable year of the Company in which the optionee recognizes such ordinary income.

                             PRINCIPAL STOCKHOLDERS

     The following table and notes set forth as of March 19, 1997, the number of shares of the Company's outstanding Common Stock beneficially owned by (i) the executive officers of the Company (ii) each director and nominee for director of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each person or group of persons known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company.


                                                                                                    SHARES
                                                                  AMOUNT AND                        BENEFICIALLY OWNED
                                                                  NATURE OF                         WHICH MAY BE
NAME AND ADDRESS OF                          BENEFICIAL           PERCENT OF CLASS                  ACQUIRED WITHIN
BENEFICIAL OWNER                             OWNERSHIP            BENEFICIALLY OWNED(1)             60 DAYS(7)
-----------------                            ----------           --------------------              -----------------

OFFICERS AND DIRECTORS:

Donald E. Cohen                              541,050              9.7%                               48,716
1875 Lawrence, Suite 1100
Denver, CO  80202

Michael W. Johnson                           511,562              9.0%                              198,126
1875 Lawrence, Suite 1100
Denver, CO  80202

Nahum Rand                                   341,910(5)           6.1%                              133,666
2200 Sacramento St #105
San Francisco, CA 94115

Gene R. Copeland                             156,184(4)           2.8%                              106,184
1875 Lawrence, Suite 1100
Denver, CO  80202

W. Brad Browning                             139,444              2.5%                               72,777
1875 Lawrence, Suite 1100
Denver, CO  80202

Kevin D Andrew                               107,834              1.9%                               90,056
1875 Lawrence, Suite 1100
Denver, CO  80202

All Officers and Directors                 1,797,984             29.2%                              649,525
as a Group ( 6 persons)


PRINCIPAL STOCKHOLDERS:
Dieter Heidrich                              594,944(2)(3)        10.6%                             102,695
1113 Spruce Street
Boulder, CO 80302

Daryl Yurek                                  594,944(2)(3)        10.6%                             102,695
1113 Spruce Street
Boulder, CO 80302

Robertson Stephens                           535,715               9.4%                             178,572
Orphan Fund
555 California Street, Suite 2600
San Francisco, CA 94104

Robertson Stephens                           428,573               7.6%                             142,858
Diversified Growth Fund
555 California Street, Suite 2600
San Francisco, CA 94104

Robertson Stephens                           321,429               5.7%                             107,143
Global Low-Price Fund
555 California Street, Suite 2600
San Francisco, CA 94104

-------------------
(1) Beneficial ownership is determined in accordance with the rules of the Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company understands that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Includes 76,923 shares of common stock which is owned by Opus Capital, Inc. Messrs. Yurek and Heidrich are each 50% owners and Managing General Directors of Opus Capital, Inc. which provides financial advisory services to the Company. Messrs. Yurek and Heidrich disclaim beneficial ownership of these shares.
(3) Includes 142,857 shares of common stock and warrants to purchase 71,429 shares of common stock held by Opus Capital Fund, LLC, which is managed by Opus Capital, Inc.
(4) Includes 147,530 warrants held by Copeland Consulting Group, Inc. of which Mr. Copeland and his spouse are sole owners of 100% of the outstanding shares.
(5) Includes 208,244 shares of common stock and warrants to purchase 128,000 shares of common stock held by the Rand Family Trust of which Mr. Rand is a trustee and beneficiary.
(6) Represents the number of common shares set forth in column 1 that can be obtained through the exercise of warrants or options that are currently exercisable or that are exercisable within the next 60 days from March 19, 1997.


                              CERTAIN TRANSACTIONS

     On March 29, 1996, the Company borrowed $100,000 from Kevin Andrew, Vice President and Chief Financial Officer of the Company. In consideration therefor, the Company issued Mr. Andrew a promissory note in the principal amount of $100,000, due March 29, 1997, bearing interest at the prime rate plus 2.75%, and secured by all of the accounts receivable of the Company. The promissory note is convertible at the option of the holder at any time into shares of Common Stock of the Company at the rate of $3.00 per share.

     On September 13, 1996, the Company issued shares of Common Stock to three officers of the Company as follows: (i) the Company issued 82,667 shares of Common Stock at a price of $1.12 and warrants to purchase 41,333 shares at $1.50 per share to Michael Johnson, President and Chief Executive Officer of the Company, in consideration for $20,000 in cash and $73,000 in accrued salary and expense obligations; (ii) the Company issued 17,778 shares of Common Stock at a price of $1.12 and warrants to purchase 8,889 shares at $1.50 per share to Kevin Andrew, Vice President and Chief Financial Officer of the Company in consideration for $20,000 in accrued salary obligations; (iii) the Company issued 66,667 shares of Common Stock at a price of $1.12 and warrants to purchase 33,333 shares at $1.50 per share to Mr. Browning in consideration for $75,000 in cash. All such warrants are exercisable until September 13, 1998.

                              SELLING STOCKHOLDERS

     The following tables set forth certain information with respect to the Common Stock beneficially owned by each Selling Stockholder as of February 28, 1997, and as adjusted to give effect to the sale of such securities. The Shares are being registered to permit public secondary trading of such securities, and the Selling Stockholders may offer such securities for resale from time to time. See "Plan of Distribution."

     The Shares of Common Stock being offered by the Selling Stockholders fall into two categories: (i) 3,376,000 Shares acquired from the Company in various private transactions in 1995 and 1996 in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder as the basis for an exemption from registration; and (ii) 1,652,382 Shares that may be purchased by the Selling Stockholders upon exercise of warrants ("Warrants") held by such persons to purchase Common Stock. In connection with such private transactions, the Company agreed to register all such shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants. Except as set forth below, none of such Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of ownership of the securities of the Company. The Shares may be offered from time to time by the Selling Stockholders named below or their nominees, and this Prospectus may be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. See "Plan of Distribution". In accordance with the rules of the Commission, the columns "Common Stock Owned After Offering" show the amount of securities owned by Selling Stockholders after the offering. The numbers in such columns assume all Shares registered and offered by this Prospectus, shown in the column "Common Stock Offered" are sold by the Selling Stockholders. However, the Selling Stockholders are not required to sell any of the Shares offered, and the Selling Stockholders may sell as many or as few Shares as they choose. See "Plan of Distribution".



         Name of                                            Common Stock              Common Stock        Common Stock
    Selling Stockholders                            Owned Prior to Offering (1)          Offered       Owned After Offering(1)
    --------------------                            ---------------------------          -------       ------------------------
                                                    Amount            Percent(3)                       Amount(4)    Percent(3)(5)
                                                    ------           -----------                       ---------    -------------
Rand Family Trust(6)                               336,244(2)           6.0%            36,244(2)        0             --

Nahum Rand                                           5,666(2)            --              8,500(2)        0(17)         --

Yardena Rand Trust                                 104,121(2)           1.9%            98,570(2)    5,551             --

Thomas Payne                                       150,000              2.7%           150,000           0             --

Gilman Securities Corporation                      124,865(2)           2.2%           124,865(2)        0             --

Natalie Moody                                      158,135              2.9%           158,135           0             --

OPUS Capital, Inc.(7)                               76,923              1.4%            76,923           0             --

OPUS Capital Fund LLC(16)                          214,286(2)           3.8%           214,286(2)        0             --

Environmental Systems Research, Inc.               115,000(2)           2.0%           115,000(2)        0             --

Daryl Yurek (7)                                    303,735(2)           5.4%           303,735(2)        0             --

                                       40

Dieter Heidrich(7)                                 303,735(2)           5.4%           303,735(2)        0             --

Mark Bronder(8)                                     14,071               --             14,071           0             --

SoftAnswer, Inc.                                     7,212               --              7,212           0             --

AppleOne                                               633               --                633           0             --

Donald Cohen(9)                                    541,050(2)           9.7%           500,834(2)   40,216             --

Michael Theis(10)                                   65,555              1.2%            40,000      25,555             --

Samuel Brennan                                       4,195               --              1,000       3,195             --

Paul Barker                                         64,931              1.2%            64,931(2)        0             --

Copeland Consulting Group, Inc.(11)                150,518(2)           2.7%           150,518(2)        0             --

Michael Johnson(12)                                511,562(2)           9.0%           354,769(2)  156,793             --

Gene R. Copeland(7)(13)                              5,666(2)            --              8,500(2)        0(17)         --

Paul Stapleton                                      37,500               --             37,500           0             --

Kevin Andrew(14)                                   107,834(2)           1.9%            60,000(2)   47,834             --

H. Brad Browning(15)                               139,444(2)           2.5%           100,000(2)   39,444             --

David Honan                                         27,123(2)            --             21,429(2)    5,694             --

Robertson Stephens Global Low Price Stock Fund     321,429(2)           5.7%           321,429(2)        0             --

Robertson Stephens Diversified Growth Fund         428,573(2)           7.6%           428,573(2)        0             --

Robertson Stephens Orphan Fund                     535,715(2)           9.4%           535,715(2)        0             --

Robertson Stephens Orphan Offshore Fund            107,144(2)           1.9%           107,144(2)        0             --

Larry Baratz                                        85,500(2)           1.5%            85,500(2)        0             --

Dennis DeCoste                                     105,000(2)           1.9%           105,000(2)        0             --

Michael Yates                                       88,631              1.6%            88,631           0             --

Cruttenden Roth Incorporated                       105,000(2)           1.9%           105,000(2)        0             --

All Selling Stockholders as a Group              5,346,996             71.5%         5,028,382           324,282      4.5%

---------------
(1) Includes shares underlying options and Warrants to purchase Common Stock which are currently exercisable or are exercisable within 60 days.
(2) Includes the following Shares which may be purchased by Selling Stockholders upon exercise of Warrants: Rand Family Trust - 125,000 Shares; Nahum Rand - 8,500 Shares; Gilman Securities Corporation - 124,865 Shares; Michael W. Johnson - 41,333 Shares; Daryl Yurek - 102,695 Shares; Dieter Heidrich - 102,695 Shares; Donald Cohen - 8,500 Shares; Gene R. Copeland - 8,500 Shares; Paul Stapleton - 37,500 Shares; Copeland Consulting Group, Inc. - 100,518 Shares; Kevin Andrew - 42,222 Shares; David Honan - 7,143 Shares; Dennis B. DeCoste - 35,000 Shares; Cruttenden Roth Incorporated - 105,000 Shares; H. Brad Browning - 33,333 Shares; Paul Barker - 40,000 Shares; Robertson Stephens Orphan Fund - 178,572 Shares; Robertson Stephens Orphan Offshore Fund - 35,715 Shares; OPUS Capital

     Fund, LLC - 71,429 Shares; Larry Baratz - 28,500 Shares; ESRI - 115,000 Shares; Robertson Stephens Global Low Price Fund - 107,143 Shares; Robertson Stephens Diversified Growth Fund - 142,858 Shares, Michael
     Yates -- 47,361.
(3) No percent of class is shown for holders of less than 1%. Percentage computations are based on 5,515,872 shares of Common Stock outstanding as of March 19, 1997.
(4) Assumes sale of all Common Stock offered hereby. See "Plan of Distribution".
(5) Assumes issuance of 1,652,382 shares of Common Stock issuable upon exercise of shares of Common Stock underlying the Warrants registered hereby, and is therefore based on 7,168,254 shares of Common Stock outstanding. No percent of class is shown for holders of less than 1%.
(6) Nahum Rand, a director of the Company, is a trustee and beneficiary of the Rand Family Trust.
(7) OPUS Capital Inc. ("OPUS") provided financial and strategic consulting services to the Company. Gene R. Copeland, a director of the Company, is an associate of OPUS. Daryl Yurek and Dieter Heidrich are the managing directors of OPUS.
(8) Mr. Bronder served as Chief Executive Officer and President of the Company from July 1993 to September 1994.
(9) Mr. Cohen is Vice-Chairman of the Company, and has served as a director of the Company since May 1995. Mr. Cohen served as Chief Executive Officer of the Company from May 1995 through October 10, 1995.
(10) Mr. Theis is an officer of Cimarron.
(11) Gene R. Copeland, a director of the Company, owns a majority of Copeland Consulting Group, Inc..
(12) Mr. Johnson is the President and Chief Executive Officer of the Company.
(13) Mr. Copeland is a director of the Company. Mr. Copeland served as interim President of the Company from October 1994 to May 1995.
(14) Mr. Andrew is a Vice President and Chief Financial Officer of the Company.
(15) Mr. Browning is Vice President and General Manager of the Internet Products Group of the Company.
(16) OPUS Capital Fund, LLC is managed by OPUS Capital, Inc.
(17) Shares of "Common Stock Owned After the Offering" is shown as zero even though the number of shares of "Common Stock Offered" is greater than the number of shares in "Owned Prior to Offering" due to the fact that the Company is registering shares underlying Warrants that are not yet fully exercisable.


                              PLAN OF DISTRIBUTION

     The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. The Shares offered by the Selling Stockholders may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Stockholders may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales.

                            DESCRIPTION OF SECURITIES
GENERAL

     The authorized capital stock of the Company consists of an aggregate of 15,000,000 shares of Common Stock, $.001 par value, and 1,962,335 shares of Preferred Stock, $.001 par value. As of the date hereof, 5,515,872 shares of Common Stock, and no shares of Preferred Stock, are outstanding.

COMMON STOCK

     Subject to preferences that may apply to any Preferred Stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Company's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders are distributable ratably among other holders of the Common Stock and any participating Preferred Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding Preferred Stock and payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

PREFERRED STOCK

     Of the 1,962,335 shares of authorized Preferred Stock, 213,483 shares are designated Series A Convertible Preferred Stock, and 1,748,852 shares are without designation.

     Each share of Series A Convertible Preferred Stock is convertible into four shares of Common Stock. The Series A Convertible Preferred Stock has a liquidation preference of $1.593 per share, and is entitled to dividends when, as and if declared, and is entitled to dividends in preference to dividends on any junior securities of the Company. The Series A Convertible Preferred Stock has voting rights on all matters subject to stockholder voting, and votes on an as-converted-to Common Stock basis. There are no shares of Series A Convertible Preferred Stock outstanding and the Company has no plans to issue such stock.

     The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of 1,748,852 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. Thus, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. See "Risk Factors--Future Issuance of Stock by Company Without Shareholder Approval". The Company has no current plan to issue any shares of Preferred Stock.

STOCK OPTIONS AND WARRANTS

     The 1990 Plan provides for the grant of options to acquire a maximum of 1,000,000 shares of Common Stock. As of February 28, 1997, options for an aggregate of 716,745 shares are outstanding at exercise prices ranging from $1.00 to $4.43. 59,475 options have been exercised since inception of the Plan. See "Management--1990 Stock Option Plan".

     As of February 28, 1997, warrants to purchase 2,274,810 shares of Common Stock are outstanding, and of such number 2,261,351 are currently exercisable or are exercisable within 60 days from such date. The warrants were issued between 1993 and 1996 in financing transactions, as director compensation, and for other purposes. The warrants are exercisable at prices ranging from $.40 to $121.13. 232,422 of the warrants expire in 1997, 1,631,527 of the warrants expire in 1998, 200,000 of the warrants expire in 1999, 200,000 of the warrants expire in 2000, and 10,861 of the warrants expire in 2005. Certain of the warrants which expire in 1998 contain ratcheting provisions which act to protect the warrant holder from issuances of Company securities below market value.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Securities Transfer & Trust, Inc.

                                 INDEMNIFICATION

     Article VII of the Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director is eliminated to the maximum extent permitted by Delaware law. Article V of the Registrant's Bylaws provides for the indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, the Company will have 5,515,872 shares of Common Stock outstanding based upon the number of shares outstanding as of February 28, 1997. Of the 5,028,382 Shares offered pursuant to this Prospectus, 3,376,000 are shares of Common Stock which prior to this offering were outstanding but not freely tradeable, but which are now freely tradeable without restriction or further registration under the Securities Act unless acquired by an "affiliate" of the Company as that term is defined in Rule 144 ("Rule 144") under the Securities Act, which shares will be subject to the resale limitations of Rule 144 described below. Of the 5,028,382 Shares offered pursuant to this Prospectus, the remaining 1,652,382 Shares represent shares of Common Stock underlying Warrants which have not been exercised. If all of such Warrants are exercised, the total number of shares of Common Stock outstanding would increase from 5,515,872 to 7,168,254.

     In general, under Rule 144 as currently in effect, a stockholder who has beneficially owned for at least two years shares privately acquired directly or indirectly from the Company or from an affiliate of the Company, and persons who are affiliates of the Company who have acquired the shares in registered transactions, will be entitled to sell within any three month period a number of shares that does not exceed the greater of: (i) 1% of the outstanding shares of the Common Stock (approximately 55,160 shares immediately after completion of the offering); or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about the Company.

     In general under Rule 144(k), as currently in effect, a stockholder, who is not an affiliate of the Company, and who has beneficially owned such shares for at least three years, may sell all of such stockholder's shares without the volume limitations of Rule 144 described above.

     The Company has reserved 1,000,000 shares of Common Stock for issuance under the 1990 Plan. At appropriate times subsequent to completion of the offering, the Company intends to file registration statements under the Securities Act to register the Common Stock to be issued under those plans. After the effective date of such registration statements, shares issued under these plans will be freely tradable without restriction or further registration under the Securities Act, unless acquired by affiliates of the Company.

     Prior to this offering, the market for the Company's securities has been characterized by volatility and small trading volume. No predictions can be made with respect to the effect, if any, that public sales of shares of the Common Stock or the availability of shares for sale will have on the market price of the Common Stock after the offering. Sales of substantial amounts of Common Stock in the public market following the offering, or the perception that such sales may occur, could adversely affect the market price of the Common Stock or the ability of the Company to raise capital through sales of its equity securities. See "Risk Factors--Securities Eligible for Future Sale."

                          CERTAIN U.S. TAX CONSEQUENCES
                       TO NON-U.S. HOLDERS OF COMMON STOCK

GENERAL

     The following is a general discussion of certain U.S. federal income and estate tax consequences of the ownership and disposition of Common Stock by a holder who is not a U.S. person (a "Non-U.S. Holder"). For this purpose, the term "Non-U.S. Holder" means any person who or that is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign estate or trust, or a foreign partnership one or more of the members of which is a Non-U.S. Holder. This discussion does not deal with foreign, state and local tax consequences and does not address all aspects of U.S. federal income and estate taxes that may be relevant to Non-U.S. Holders in light of their personal circumstances. (In particular, the discussion does not discuss the treatment of Non-U.S. Holders subject to special tax treatment under the federal income tax laws, including banks, insurance companies, dealers in securities, and holders of securities as part of a "straddle", "hedge", or "conversion transaction".) Furthermore, this discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change (possibly with retroactive effect). Each prospective purchaser of Common Stock is advised to consult a tax advisor with respect to current and possible future tax consequences of acquiring, holding and disposing of Common Stock.

     An individual will be deemed to be a resident alien for U.S. tax purposes if the individual is treated as a permanent U.S. resident under U.S. immigration laws or, subject to certain exceptions, if the individual is present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-calendar year period ending with the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to U.S. federal tax as if they were U.S. citizens; they are also subject to the U.S. estate tax (generally without benefit of the marital deduction for a non-citizen spouse).

DIVIDENDS

     The gross amount of any dividends paid by the Company to a Non-U.S. Holder of Common Stock will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States. If a dividend is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States (and if a tax treaty applies, is attributable to a "permanent establishment" in the United States, through which such trade or business is conducted), the dividend would be subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, as the case may be, and, provided that the applicable certificate is provided, would be exempt from the 30% withholding tax described above. Any such dividends received by a corporate Non-U.S. Holder may be eligible for the 70% dividends-received-deduction. Any effectively connected dividend may under certain circumstances, also be subject to an additional "branch profits tax" at a 30% rate or at such lower rate (including zero) as may be specified by an applicable income tax treaty.

     Under current U.S. Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country (unless the payor has knowledge to the contrary) for purposes of determining the applicability of a tax treaty rate. Under proposed U.S. Treasury regulations not currently in effect, however, a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements.

     A Non-U.S. Holder of Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts of U.S. tax withheld by the Company by filing an appropriate claim for refund with the U.S. Internal Revenue Service (the "Service").

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) with respect to gain recognized on a sale or other disposition of Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and, where a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes. The Company has not been and does not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes. Non-U.S. Holders who fall under clause (i) or (ii) above, should consult their tax advisors regarding the tax treatment applicable to them.

FEDERAL ESTATE TAXES

     Common Stock owned, or treated as owned, by a non-resident alien individual (as specifically determined for U.S. Federal estate tax purposes) at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable tax treaty provides otherwise.

UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     The Company must report annually to the Service and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. These information reporting requirements apply whether or not withholding is required. Copies of the information returns reporting such dividends and tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under exchange-of-information provisions of an applicable income tax treaty.

     U.S. backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons not otherwise exempt who fail to furnish certain information under U.S. information reporting requirements) generally will not apply to (a) dividends paid to a Non-U.S. Holder that is subject to U.S. withholding at the 30% rate (or such lower rate provided under an applicable treaty) or (b) under current law dividends paid to a Non-U.S. Holder at an address outside the U.S. However, under proposed regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed regulations are published as final regulations), a Non-U.S. Holder generally would be subject to backup withholding at a 31% rate, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, either directly or indirect through an intermediary.

     The backup withholding and information reporting requirements will not apply with respect to the proceeds paid to a Non-U.S. Holder upon the sale of Common Stock to or through the foreign office of a broker. In the case of the payment of proceeds from such a sale of Common Stock through a foreign office of a broker that is a U.S. person or a "U.S. related person", however, information reporting (but not backup withholding) is required with respect to the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and certain other requirements are met or the Holder otherwise establishes an exemption. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business. The payment of the proceeds of a sale of shares of Common Stock to or through a U.S. office of a broker is subject to information reporting and possible backup withholding unless the owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against the Holder's U.S. federal income tax liability, provided that required information is furnished to the Service.

     These information reporting and backup withholding rules are under review by the U.S. Treasury, and their application to the Common Stock could be changed prospectively by future regulations. The U.S. Treasury has recently issued final regulations requiring Non-U.S. Holders to acquire U.S. taxpayer identification numbers in situations where they are obligated to file certain U.S. tax returns and where they file refund claims. This provision is not applicable with respect to information returns.

     THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT WITH HIS TAX ADVISOR WITH RESPECT TO THE INCOME AND ESTATE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL LAWS AND THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

                                  LEGAL MATTERS

     Certain legal matters in connection with the offering will be passed upon for the Company by Chrisman, Bynum & Johnson, P.C., Boulder, Colorado.

                                     EXPERTS

     The Consolidated Financial Statements of the Company at December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Hein + Associates LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements included in this prospectus and elsewhere in the Registration Statement as of and for the two year period ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The reports of Arthur Andersen LLP dated March 29, 1996 contained an explanatory paragraph concerning the Company's ability to continue as a going concern.

                               INFONOW CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Report of Independent Auditors, Hein + Associates, LLP . . . . . . . . . .   F-2

Report of Independent Public Accountants, Arthur Andersen LLP. . . . . . .   F-3

Consolidated Balance Sheets -- December 31, 1996 and 1995. . . . . . . . .   F-4

Consolidated Statements of Operations for the years ended
   December 1996, 1995 and 1994. . . . . . . . . . . . . . . . . . . . . .   F-5

Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1996, 1995 and 1994. . . . . . . . . . . . . . . . . . . .   F-6

Consolidated Statements of Cash Flows for the years ended
   December 31, 1996, 1995 and 1994. . . . . . . . . . . . . . . . . . . .   F-8

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . .   F-9

INDEPENDENT AUDITORS REPORT



Board of Directors
InfoNow Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheets of INFONOW CORPORATION and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InfoNow Corporation and its subsidiaries, as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 11 to the financial statements, the Company has experienced recurring losses from operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As, discussed in Note 1, in 1996 the Company adopted the provisions of Statement of Financial Standards No. 123 "Accounting for Stock based Compensation".



HEIN + ASSOCIATES LLP


Denver, Colorado,
February 28, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To InfoNow Corporation:


We have audited the accompanying consolidated balance sheets of INFONOW CORPORATION (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InfoNow Corporation and its subsidiaries, as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the accompanying financial statements, the Company has experienced recurring losses from operations and requires cash to fund continuing operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In 1995, the Company adopted the provisions of Statement of Financial Standards No. 121 "Accounting for Impairment of Long-Lived Assets" (Note 1).



ARTHUR ANDERSEN LLP


Denver, Colorado,
March 29, 1996.

                      INFONOW CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                       DECEMBER 31,
                                                          --------------------------------
ASSETS                                                          1996                1995
                                                                ----                ----
CURRENT ASSETS:
   Cash and cash equivalents                              $  2,049,640        $    231,781
   Accounts receivable                                         161,596             494,918
   Prepaids and other current assets                            99,069              34,809
                                                          ------------        ------------
      Total current assets                                   2,310,305             761,508

Property and equipment, net                                    692,972             336,050
Capitalized software development costs,
net of accumulated amortization of $140,871 in 1996            362,759                   -
Goodwill, net of accumulated amortization
of $107,740 and $87,820 in 1996 and 1995, respectively         912,956           3,099,955
Other assets and deferred charges                               11,145              18,381
                                                          ------------        ------------
                                                          $  4,290,137        $  4,215,894
                                                          ------------        ------------
                                                          ------------        ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                    $  412,026          $  435,591
   Convertible notes payable to related party                  100,000                   -
   Unearned revenue                                            228,956             123,386
   Deferred compensation                                        75,707                   -
   Capital lease obligation - current portion                    4,079               3,514
   Notes payable - current portion                             205,528              43,202
                                                          ------------        ------------
      Total current liabilities                              1,026,296             605,693

NOTES PAYABLE, net of current portion                           81,887             172,440
CAPITAL LEASE OBLIGATION, net of current portion                 9,916              14,039
COMMITMENTS AND CONTINGENCIES (Note 10 and 11)

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value; 1,962,335 shares                -                   -
   authorized, none issued or outstanding

   Common stock, $.001 par value; 15,000,000 shares
   authorized, 5,515,164 and 3,183,567 issued and
   outstanding at December 31, 1996 and 1995,
   respectively                                                  5,515               3,184

   Additional paid-in capital                               22,316,244          19,478,118
   Accumulated deficit                                     (19,149,721)        (16,057,580)
                                                          ------------        ------------
   Total stockholders' equity                                3,172,038           3,423,722
                                                          ------------        ------------

                                                          $  4,290,137        $  4,215,894
                                                          ------------        ------------
                                                          ------------        ------------


   The accompanying notes are an integral part of these financial statements.

                      INFONOW CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                            --------------------------------------------------
                                                                1996                1995                1994
                                                                ----                ----                ----
SALES                                                      $ 2,206,528         $ 1,427,163         $   826,089

OPERATING EXPENSES:
   Cost of sales and direct project related costs            1,104,288             684,027             720,094
   Selling, general and administrative                       2,619,324           2,368,337           2,387,498
   Impairment of long-lived asset                            1,539,806                   -                   -
   Research and development                                          -              38,303             367,812
                                                           -----------         -----------         -----------
   Total operating expenses                                  5,263,418           3,090,667           3,475,404
                                                           -----------         -----------         -----------

Loss from operations                                        (3,056,890)         (1,663,504)         (2,649,315)

OTHER INCOME (EXPENSE):
   Loss on disposition of assets                               (14,607)           (104,083)                  -
   Interest income                                              13,460              14,648               6,239
   Interest expense                                            (34,104)            (28,882)            (15,444)
                                                           -----------         -----------         -----------

Loss before extraordinary gain
from debt restructuring                                     (3,092,141)         (1,781,821)         (2,658,520)

Extraordinary gain from debt restructuring                           -             134,123                   -
                                                           -----------         -----------         -----------

Net Loss                                                   $(3,092,141)        $(1,647,698)        $(2,658,520)
                                                           -----------         -----------         -----------
                                                           -----------         -----------         -----------

NET LOSS PER COMMON SHARE

   Before extraordinary item                                    $(0.86)             $(0.99)            $(10.95)
   Extraordinary debt restructuring gain                             -               $0.07                   -
                                                           -----------         -----------         -----------
NET LOSS PER COMMON SHARE                                       $(0.86)             $(0.92)            $(10.95)
                                                           -----------         -----------         -----------
                                                           -----------         -----------         -----------

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                           3,587,128           1,794,925             242,773
                                                           -----------         -----------         -----------
                                                           -----------         -----------         -----------

   The accompanying notes are an integral part of these financial statements.

                      INFONOW CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              For the Years ended December 31, 1996, 1995 and 1994

                                                                                     Additional       Stock
                                                              Common Stock            Paid-in    Subscriptions    Accumulated
                                                         Shares         Amount        Capital      Receivable       Deficit
                                                     ------------   ------------   ------------   ------------   ------------
 BALANCES, January 1, 1994                                329,200    $       330    $13,404,366    $    (3,467)  $(11,751,362)

 Common stock issued in January 1994
issued at $65.63 per share, net of
offering costs of $36,127                                   5,352              5        315,120              -              -

 Exercise of employee stock options                           311              -         11,648              -              -

 Write off of stock subscriptions receivable                    -              -              -          3,467              -

 Net loss                                                       -              -              -              -     (2,658,520)
                                                     ------------   ------------   ------------   ------------   ------------
 BALANCES, December 31, 1994                              334,863            335     13,731,134              -    (14,409,882)
                                                     ------------   ------------   ------------   ------------   ------------

 Common stock issued at $1.30 per share
for cash in May 1995 private placement,
net of offering costs of $100,843                       1,039,846          1,040      1,249,917              -              -

 Common stock valued at $1.30 per share
issued in conjunction with the acquisition
of Cimarron in May 1995 (Note 2)                          533,334            533        692,801              -              -

 Warrants issued in conjunction with
acquisition of Cimarron                                         -              -        195,058              -              -

 Issuance of common stock valued at
approximately $1.25 per share to
extinguish accounts payable and other
liabilities                                                30,809             31         38,460              -              -

 Issuance of warrants in conjunction
with conversion of Master Promissory
Notes (Note 5)                                                  -              -        129,787              -              -

 Issuance of common stock valued at $1.30
and $2.60 per share in connection with
the conversion of Master Promissory
Notes (Note 5)                                            299,028            299        448,399              -              -

 Common stock valued at $4.25 per share
issued in conjunction with the acquisition
of Navigist, Inc. in August 1995 (Note 2)                 498,621            499      2,118,671              -              -

 Warrants issued in conjunction with the
acquisition of Navigist                                         -              -         79,966              -              -

 Issuance of common stock pursuant to the
exercise of stock options                                  36,847             37         26,598              -              -

 Issuance of common stock valued at $1.30
per share in exchange for services                         48,077             48         62,452              -              -

   The accompanying notes are an integral part of these financial statements.

                      INFONOW CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              For the Years ended December 31, 1996, 1995 and 1994


                                                                                     Additional       Stock
                                                              Common Stock            Paid-in    Subscriptions    Accumulated
                                                         Shares         Amount        Capital      Receivable       Deficit
                                                     ------------   ------------   ------------   ------------   ------------
 Compensation expense related to issuance
of options and warrants                                         -              -        313,894              -              -

 Adjustment in number of shares to effect
1 for 25 reverse split                                       (759)            (1)             -              -              -

 Issuance of common stock in conjunction
with conversion of convertible bridge
note at $0.80 per share                                    64,401             64         51,456              -              -

 Common stock issued at $0.59 per share
in August 1995 private placement (Note 8)                  67,731             68         39,756              -              -

 Issuance of common stock in conjunction
with conversion of Cimarron acquisition
note at $1.30 per share                                   230,769            231        299,769              -              -

 Net loss                                                       -              -              -              -     (1,647,698)
                                                     ------------   ------------   ------------   ------------   ------------
 BALANCES, December 31, 1995                            3,183,567          3,184     19,478,118              -    (16,057,580)
                                                     ------------   ------------   ------------   ------------   ------------

 Issuance of common stock in conjunction
with the exercise of employee stock options                15,708             15         20,404              -              -

 Issuance of common stock in conjunction
with the exercise of warrants                             469,554            470        187,352              -              -

 Return of common stock to treasury from
escrow, subsequently retired                              (92,000)           (92)            92              -              -

 Non-cash charge related to the issuance
of warrants to purchase 115,000 shares
of common stock to ESRI                                         -              -        253,382

 Common stock issued to three officers
of the Company valued at $1.12 per share
in exchange for $95,000 cash, and $93,000
in deferred salaries and expenses                         167,112            167        187,834              -              -

 Common stock valued at $1.40 per share
for cash in December 1996 private placement
net of cash offering costs of $57,868.
Includes 50,000 shares issued to placement
agent as compensation for services
rendered in placement                                   2,045,273          2,045      2,712,223              -

 Shares retired in conjunction with sale
of Navigist, Inc.                                        (274,050)          (274)      (523,161)             -

 Net loss                                                       -              -              -              -     (3,092,141)
                                                     ------------   ------------   ------------   ------------   ------------
 BALANCES, December 31, 1996                            5,515,164   $      5,515   $ 22,316,244   $          -   $(19,149,721)
                                                     ------------   ------------   ------------   ------------   ------------
                                                     ------------   ------------   ------------   ------------   ------------

   The accompanying notes are an integral part of these financial statements.

                      INFONOW CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                           ---------------------------------------------------
                                                               1996                1995                1994
                                                               ----                ----                ----
CASH FLOWS USED IN OPERATING ACTIVITIES:
   Net loss                                                $(3,092,141)        $(1,647,698)        $(2,658,520)
   Adjustments to reconcile net loss
      to net cash used in operating activities:
   Depreciation and amortization                               507,713             216,604             313,245
   Impairment of long-lived asset                            1,539,806                   -                   -
   Loss on disposal of property and equipment                   14,607             104,083              24,073
   Gain on debt extinguishment                                       -            (134,123)                  -
   Compensation expense recognized in connection
      with stock option and warrant issuances                        -             376,394                   -
   Other                                                        (7,210)                  -              21,007
Changes in operating assets and liabilities:
   Accounts receivable                                         204,193              36,476             225,146
   Other current assets                                        (64,260)             45,749               5,786
   Other assets and deferred charges                            (7,820)             11,769              91,559
   Accounts payable and other liabilities                      364,822              11,686              74,715
   Unearned revenues                                           175,432              93,246                   -
   Related party payables, net                                       -                 115             (10,820)
                                                           -----------         -----------         -----------
      Net cash used in operating activities                   (364,858)           (885,699)         (1,913,809)

INVESTING ACTIVITIES:
   Net change in restricted cash balances                            -              15,000             150,000
   Purchase of property and equipment                         (692,728)           (219,686)            (39,505)
   Acquisition of Cimarron and Navigist,
      net of cash received                                           -            (261,190)                  -
   Disposition of Navigist                                     (97,000)                  -                   -
   Additions to capitalized software                          (250,248)                  -                   -
   Proceeds from sale of property and equipment                  1,818              18,244              26,321
                                                           -----------         -----------         -----------
      Net cash flows from (used in)
        investing activities                                (1,038,158)           (447,632)            136,816

FINANCING ACTIVITIES:
   Net proceeds from issuance of common stock                2,809,269           1,290,780             326,773
   Proceeds from exercise of options and warrants              208,241              26,635                   -
   Proceeds from notes payable                                 417,080             415,000             285,000
   Proceeds from related party note                            100,000                   -                   -
   Payment of capital lease obligations                         (3,697)             (3,300)                  -
   Principal payments on debt obligations                     (310,018)           (181,979)                  -
                                                           -----------         -----------         -----------
      Net cash from financing activities                     3,220,875           1,547,136             611,773

   Net increase (decrease) in cash and
      cash equivalents                                       1,817,859             213,805          (1,165,220)
                                                           -----------         -----------         -----------

CASH AND EQUIVALENTS, beginning of period                      231,781              17,976           1,183,196
                                                           -----------         -----------         -----------

CASH AND EQUIVALENTS, at end of period                     $ 2,049,640         $   231,781         $    17,976
                                                           -----------         -----------         -----------
                                                           -----------         -----------         -----------

   The accompanying notes are an integral part of these financial statements.

                               INFONOW CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. ORGANIZATION AND BUSINESS ACTIVITY

     The Company was incorporated under the laws of the State of Delaware on October 29, 1990, and was focused on the sale of software through the use of encrypted CD-ROM technology. Sales of software using these methods were never sufficient to cover the Company's cost of operations and in 1995, the Company embarked upon an acquisition strategy focused on companies that would allow the Company to shift its direction away from its previous business and focus on opportunities related to the Internet. In September 1995, the Company ceased selling software using encrypted CD-ROM technology. The Company made two business acquisitions as a result of its new business strategy.

     In May 1995, the Company acquired Cimarron International, Inc. ("Cimarron") for stock, notes and cash. Cimarron is an interactive multimedia company serving the Rocky Mountain region. The transaction was structured as a merger, with Cimarron merging into a subsidiary of the Company; Cimarron is now a wholly-owned subsidiary of the Company.

     On August 23, 1995, the Company acquired Navigist, Inc. ("Navigist") for stock and notes. Navigist is a provider of consulting, engineering and support services for computer networks as well as a provider of Internet site services and Intranet applications development. Navigist has offices in Englewood, Colorado and San Jose, California. The transaction was structured as a merger, with Navigist merging into a subsidiary of the Company; Navigist became a wholly owned subsidiary of the Company.

     Utilizing resources from Cimarron and Navigist, the Company formed a third business group, Internet Products, to focus on executing the Company's strategy to develop Internet-based customer service software, products and services. The Internet Products Group introduced FindNow-SM- in July 1996. FindNow-SM- is an Internet-based locator and mapping service designed to allow a national chain or national consumer brand to provide customers with their nearest sales and service locations and other location-based information via the World Wide Web.

The Company sold 100% of the common stock of Navigist, Inc., on December 13, 1996, to two of the former owners of Navigist. The consolidated financial statements of the Company for the year ended December 31, 1996, include a provision of $1,539,806 for the impairment of goodwill relating to the acquisition of Navigist.

b. BASIS OF PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. REVENUE RECOGNITION

     The Company derives revenue from several sources. Multimedia production revenue is generated from work performed on custom projects to develop software or corporate presentations. Network consulting fees are generated from the providing of network design advice and implementation. Internet service revenue is generated by providing implementation and hosting services for its FindNow-SM- service. Design and Imaging service revenue is received from creating electronic images or by converting customer-supplied data files to slides, color prints and color overhead transparencies.

     Revenue is recognized upon completion, delivery and acceptance by the customer for design and imaging services as such services are of short duration from order to completion. For Internet services, large custom multimedia projects and network consulting projects, the Company recognizes revenue using the percentage-of-completion method. Revenues are recognized based on labor costs incurred and total expected labor costs. For certain custom multimedia and network consulting projects, the Company invoices for work yet to be performed. These prebillings, together with cash received prior to performing services, are reflected as unearned revenue in the accompanying balance sheets.

d. PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Replacements, renewals and improvements are capitalized and costs for repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over estimated useful lives of three to five years.

e. CONSOLIDATION

     The consolidated financial statements include all the accounts of the Company and its wholly-owned subsidiaries, Cimarron International, Inc., and Navigist, Inc., since the dates of their respective acquisition in 1995. Results of Navigist, Inc., are included in the consolidated results of the Company through December 13, 1996, the date Navigist was sold. All significant intercompany accounts and transactions have been eliminated in consolidation.

f. SOFTWARE DEVELOPMENT COSTS

     In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"), software development costs, which consist primarily of salaries and related costs, purchased software, contract labor costs and other direct expenses, are expensed as research and development costs prior to the establishment of technological feasibility. Technological feasibility for the Company's software products is generally based upon achievement of a detailed program design free of high risk development issues. After technological feasibility is established for a product, all software development costs are capitalized until the product is ready for delivery. Subsequent software maintenance costs are expensed as operating costs as incurred. Amortization of capitalized computer software cost is provided on a product-by-product basis at the greater of the amount computed using the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues or the straight line method over the remaining useful economic life of the product (generally two years). Approximately $503,630 in software development costs were capitalized in conjunction with the development of the Company's FindNow-SM- system for the year ended December 31, 1996, including a $253,382 non-cash provision related to the fair value of options issued to ESRI (Note 8). The Company also amortized $140,871 for the year ended December 31, 1996, related to this asset. No software development costs were capitalized or amortized during the years ended December 31, 1995 and 1994.

g. RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred and include salaries, consulting fees and other direct costs. The Company expensed $38,303 and $367,812 in 1995 and 1994, respectively, related to research and development costs. All costs in 1994 related to the development of the Company's CD-ROM software distribution technology were expensed. The Company's current research and development efforts are influenced significantly by customer requirements. New features are customized initially for delivery to a single customer and then incorporated into future versions of its service. As a result, all development costs were recorded as cost of sales and the Company did not record any research and development expense in 1996.

h. GOODWILL

     The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121") for its fiscal year ended December 31, 1995, for the purpose of evaluating its long lived assets which consist principally of goodwill. The Company evaluates its goodwill at each financial reporting date to determine if events or circumstances indicate that an impairment has occurred. In accordance with SFAS 121, management has estimated expected future undiscounted cash flows from identified assets and compared those values to the related carrying value of those assets to determine if an asset impairment has occurred. During 1996, as a result of its review of long-lived assets as required by SFAS 121, the Company took a non-cash charge against operating results in the amount of $1,539,806 as a write down of all goodwill related to its acquisition of Navigist, Inc. This write down will reduce future amortization expense by approximately $144,000 on an annual basis. The Company sold this subsidiary on December 13, 1996.

i. CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents.

j. NET LOSS PER COMMON SHARE

     Net loss per common share is computed based on the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of stock options, convertible securities and warrants. In loss periods, dilutive common equivalent shares are excluded as their effect would be anti-dilutive. All share and per share data, except shares authorized, have been retroactively adjusted to reflect the 1 for 25 reverse split approved by the shareholders of the Company in February 1995.

k. STOCK COMPENSATION EXPENSE.

     The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") for its fiscal year ended December 31, 1996. SFAS 123 encourages, but does not require, all companies to adopt a fair value based method to measure compensation cost of issued stock options and similar instruments issued to employees using a Black-Scholes model or other comparable method. The Company has elected an option under SFAS 123 that allows a Company to continue to recognize compensation cost in accordance with the guidance in APB No. 25 and disclose the proforma results of operations had SFAS 123 been applied to the financial statements. Transactions in which the Company issues stock options or other equity instruments to acquire goods or services from nonemployees must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

     Prior to its year ended December 31, 1996, the Company recognized compensation expense for financial accounting purposes in accordance with APB Statement No. 25, "Accounting for Stock Issued to Employees" which requires that compensation expense must be recorded for options issued under certain conditions. The compensation charge is determined based on the excess of the estimated fair market value of the underlying common stock at the date of grant, over the exercise price of the options. Compensation expense is amortized on a straight-line basis over the vesting period of the related options. Compensation expense related to the granting or repricing of options and warrants at exercise prices below fair market value amounted to $313,894, in the year ended December 31, 1995.

l. RECLASSIFICATIONS

     Certain amounts in the prior year financial statements have been reclassified to conform with the current year classifications. Such reclassifications had no effect on net loss.

Note  2.  ACQUISITIONS

a. CIMARRON INTERNATIONAL, INC.

     On May 22, 1995, the Company acquired all outstanding common shares of Cimarron through the issuance of 533,334 shares of the Company's common stock valued at $1.30 per share, a $300,000 convertible note (which was subsequently sold to the president of the Company and converted into 230,769 shares of common stock (Note 8), and a $160,000 cash payment (including a payment of $10,000 to the president of Cimarron). In addition, the Company issued warrants to purchase 107,844 shares of common stock at an exercise price of $.40 per share to the Company's financial advisors as compensation for its services in connection with the acquisition. As the fair value of the Company's common stock was $1.30 and $3.68 per share, respectively on the date of these grants, the Company recorded additional consideration of $195,058 related to these warrants.

The purchase price related to the Cimarron merger is as follows:

Issuance of common stock . . . . . . . . . . . . . . . . . . . .  $     693,334
Issuance of warrants . . . . . . . . . . . . . . . . . . . . . .        195,058
Convertible note payable . . . . . . . . . . . . . . . . . . . .        300,000
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        160,000
                                                                   ------------
Purchase price . . . . . . . . . . . . . . . . . . . . . . . . .   $  1,348,392
                                                                   ------------
                                                                   ------------

The purchase price was allocated as follows:
Accounts receivable. . . . . . . . . . . . . . . . . . . . . . .   $    245,228
Other current assets . . . . . . . . . . . . . . . . . . . . . .         39,059
Property and equipment . . . . . . . . . . . . . . . . . . . . .         95,962
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .          4,722
Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,020,696
                                                                   ------------
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .      1,405,667
Assumption of liabilities. . . . . . . . . . . . . . . . . . . .        (57,275)
                                                                   ------------
                                                                   $  1,348,392
                                                                   ------------
                                                                   ------------

     The merger was accounted for using the purchase method of accounting. The purchase price was allocated to the assets and liabilities of Cimarron based on their estimated fair market value at the date of the merger. After allocating the purchase price to the identifiable assets and liabilities of Cimarron, $1,020,696 of the purchase price was recorded as goodwill acquired and is being amortized over a fifteen year period. The Company has consolidated the results of Cimarron since the closing date of the merger (May 22, 1995). Pro forma results of operations are shown below, combined with the impact of the Company's subsequent acquisition of Navigist, Inc., on August 23, 1995.

b. NAVIGIST, INC.

     The Company acquired all of the outstanding common stock of Navigist, Inc. ("Navigist") on August 23, 1995. The former shareholders of Navigist received 498,621 shares of common stock of the Company valued at $4.25 per share, and a
$50,000, 8.75% secured convertible promissory note.   The secured convertible
promissory note was convertible at the option of the holders into 34,482 shares of common stock of the Company no later than August 22, 1997, or at the option of the Company if the average closing bid price has equaled or exceeded $4.00 per share for 30 consecutive days. The note was scheduled to mature on August 22, 1998, and was secured by substantially all of the assets of Navigist. In addition, cash payments of $4,800 were made to former stockholders of Navigist and transaction costs of approximately $39,884 were incurred related to the transaction. In addition, the Company issued warrants to purchase 79,996 shares of common stock at an exercise price of $3.25 per share to the Company's financial advisor in conjunction with its advisory services related to the acquisition. The Company recorded additional consideration of $79,996 related to this warrant. Shortly before the merger, the Company advanced $142,500 to Navigist.

The purchase price related to the Navigist acquisition was as follows:

Issuance of common stock . . . . . . . . . . . . . . . . . . . . . $  2,119,139
Issuance of warrants . . . . . . . . . . . . . . . . . . . . . . .       79,996
Transaction costs. . . . . . . . . . . . . . . . . . . . . . . . .       39,884
Convertible note payable . . . . . . . . . . . . . . . . . . . . .       50,000
                                                                   ------------
Purchase price . . . . . . . . . . . . . . . . . . . . . . . . . . $  2,289,019
                                                                   ------------
                                                                   ------------

The purchase price was allocated as follows:
Cash received. . . . . . . . . . . . . . . . . . . . . . . . . . . $     81,194
Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . .      284,873
Other current assets . . . . . . . . . . . . . . . . . . . . . . .       18,070
Property and equipment . . . . . . . . . . . . . . . . . . . . . .       50,162
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . .       20,547
Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,167,079
                                                                   ------------
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,621,925
                                                                   ------------
Assumption of liabilities. . . . . . . . . . . . . . . . . . . . .     (332,906)
                                                                    $  2,289,019
                                                                    ------------
                                                                    ------------

     The merger was accounted for using the purchase method of accounting. The purchase price was allocated to the assets and liabilities of Navigist based on their estimated fair market value at the date of the merger. After allocating the purchase price to the identifiable assets and liabilities of Navigist, $2,167,079 of the purchase price was recorded as goodwill and was being amortized over a fifteen year period. The Company has consolidated the results of the Navigist acquisition since the closing date of the merger (August 23, 1995). Pro forma results of operations are shown below, combined with the impact of the Company's acquisition of Cimarron on May 22, 1995.

     On December 13, 1996, the Company sold all the common shares of Navigist to VDC Paradigms, Inc., which is owned by two of the principal operating managers of Navigist. The Company received 274,050 shares of InfoNow common stock and the surrender of notes held by the buyers amounting to $27,940 in consideration for the sale of Navigist. As part of the transaction, the Company also made a cash payment of $97,000 to the buyers, canceled all intercompany balances owed by Navigist to InfoNow and Cimarron International, Inc., amounting to approximately $490,400 and forgave a note owed by Navigist to InfoNow in the amount of $142,500. In addition, the Company also retired the remaining notes payable, amounting to $22,060 that were issued in the original acquisition of Navigist by the Company in August 1995 in order to facilitate the completion of the transaction.

c. UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma consolidated results of operations of the Company for the year ended December 31, 1995 and 1994, assumes that the acquisitions of Cimarron and Navigist had occurred on January 1, 1994. The pro forma results for fiscal 1994 include the activity of Navigist from March 8, 1994, (the inception date of Navigist). The pro forma net loss per share includes shares issued in the private placement as the Cimarron transaction and the private placement were contingent upon each other. The pro forma results presented below are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations.

                                               Period Ended December  31,
                                               --------------------------
     (dollars in thousands,
      except per share amounts)
                                                     1995       1994
                                                     ----       ----
     Revenues. . . . . . . . . . . . . . . . . .  $  3,406  $   2,889
     Net loss before extraordinary items . . . .    (1,686)    (2,793)
     Net loss. . . . . . . . . . . . . . . . . .    (1,552)    (2,793)
     Net loss per share. . . . . . . . . . . . .  $  (0.55) $   (1.06)

     The supplemental information presented below shows the separate operations of InfoNow, Cimarron and Navigist from the dates of their acquisition:

Unaudited Pro Forma Results for Year Ended December 31, 1995:
(all amounts in thousands)


                                                                                                                       Pro forma
                                             InfoNow           Cimarron            Navigist            Pro Forma      Consolidated
                                          (Historical)      (Historical)(1)     (Historical)(1)      Adjustments(2)     Results
                                          ------------      ------------        ------------         -----------        -------
Sales. . . . . . . . . . . . . . .         $      104        $      668          $      655          $     1,979      $   3,406
Operating expenses . . . . . . . .              1,641               763                 686                1,870          4,960
Other income (loss), net . . . . .                 13                 2                   -                  (13)             2
                                           ----------        ----------          ----------          -----------      ---------
Net Loss . . . . . . . . . . . . .         $   (1,524)       $      (93)         $      (31)         $        96      $  (1,552)
                                           ----------        ----------          ----------          -----------      ---------
                                           ----------        ----------          ----------          -----------      ---------

(1)Represents the post-acquisition results of operations of Cimarron and Navigist as reflected in the accompanying consolidated results of operations.

(2)Includes the results of operations for Cimarron from January 1, 1995, to May 22, 1995, and the results of operations for Navigist from January 1, 1995 to August 23, 1995. Also includes additional provision for interest expense of $14,166 on acquisition debt of $350,000 and goodwill amortization of $124,667 for the periods prior to acquisition of Cimarron and Navigist, respectively.

Unaudited Pro Forma Results for year ended December 31, 1994:
( all amounts in thousands)


                                                                                                                       Pro forma
                                                                                                       Pro Forma     Consolidated
                                            InfoNow            Cimarron(1)         Navigist(2)       Adjustments(3)     Results
                                          -----------          --------            --------          -----------        -------
Sales. . . . . . . . . . . . . . .        $       826          $  1,495            $    568          $        --      $   2,889
Operating expenses . . . . . . . .              3,475             1,428                 600                  135          5,638
Other income (loss), net . . . . .                 (9)               (4)                  -                  (31)           (44)
                                          -----------          --------            --------          -----------      ---------
Net Loss . . . . . . . . . . . . .        $    (2,658)         $     63            $    (32)         $      (166)     $  (2,793)
                                          -----------          --------            --------          -----------      ---------
                                          -----------          --------            --------          -----------      ---------

(1)Represents results of operations for Cimarron for the year ended December 31, 1994.
(2)Results are from the inception date of Navigist (March 8, 1994) through December 31, 1994.
(3)Represents provision for amortization of goodwill of $212,518, elimination of deferred compensation obligations and other adjustments of $77,207, and interest on acquisition notes of $31,375.

Note 3.  INCOME  TAXES

     The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") on January 1, 1993. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets are then reduced by a valuation allowance for amounts which do not satisfy the realization criteria of SFAS 109.

     At December 31, 1994, the Company had a net operating loss carryforward for income tax purposes of approximately $14,350,000. Because the Company experienced a significant change in control and substantially changed its business on May 22, 1995, as a result of its private placement (Note 8) and the acquisition of Cimarron, and then its subsequent acquisition of Navigist in August 1995, the Company believes that, under current tax regulations, the utilization of tax loss carryforwards will be limited to loss carryforwards generated after May 23, 1995, which amount to approximately $1,908,000 as of December 31, 1996.

The significant components of the net deferred tax asset consist of the following:

                                                          December 31,
                                                          ------------
                                                      1996           1995
                                                      ----           ----

Capitalized software . . . . . . . . . . . .    $    (40,500)   $        --
Net operating loss carryforwards . . . . . .         706,000        378,000
Deferred compensation. . . . . . . . . . . .          28,000             --
                                                ------------    -----------
Deferred tax asset, net. . . . . . . . . . .         693,500        378,000
                                                ------------    -----------
Less - valuation allowance . . . . . . . . .        (693,500)      (378,000)
                                                ------------    -----------
                                                $         --    $        --
                                                ------------    -----------
                                                ------------    -----------

     The benefits of the Company's net operating loss carryforwards and other timing differences as of December 31, 1996 and 1995, do not satisfy the realization criteria set forth in SFAS No. 109 and accordingly, the Company has recorded a valuation allowance for the entire net deferred tax asset.

Note 4.  PROPERTY AND EQUIPMENT

Property and Equipment consist of the following:
                                                          December 31,
                                                          ------------
                                                      1996           1995
                                                      ----           ----

Computer equipment . . . . . . . . . . . . .      $  763,243     $  394,813
Furniture and fixtures . . . . . . . . . . .         109,715         80,038
Computer software. . . . . . . . . . . . . .         167,138         80,260
                                                  ----------     ----------
                                                   1,040,096        555,111
Less accumulated depreciation and
     amortization. . . . . . . . . . . . . .        (347,124)      (219,061)
                                                  ----------     ----------
Property and equipment, net. . . . . . . . .      $  692,972     $  336,050
                                                  ----------     ----------
                                                  ----------     ----------

     In connection with the acquisition of Cimarron International (Note 2), the Company relocated its headquarters to the Cimarron facilities. The relocation and change in business strategy resulted in the abandonment, sale and write-off of certain property which resulted in the reduction of approximately $710,731 of property cost and $577,487 of accumulated depreciation in 1995.

Note 5. LONG TERM DEBT

a. SUMMARY OF LONG TERM DEBT

                                                             December 31,
                                                          1996         1995
                                                          ----         ----
Term loan payable to a bank, collateralized
by all property and equipment, bearing interest
at prime plus 1.25% (total of 9.50% at 12/31/96)
due in monthly installments of $3,817 to
December 1999.                                      $  116,994   $  150,000

Capital lease obligation bearing interest
rate at 15%, due in monthly installments
of $497 to November 1999                                13,995       17,553

Convertible notes payable to former
Navigist shareholders, bearing interest
at 8.75%, interest only payments due
quarterly, principal due in full on
August 23, 1998.                                             -       50,000

Non-interest bearing short term
obligation payable to ESRI in connection
with development of FindNow-SM- system,
without collateral.  Principal due in
full on March 1, 1997                                  150,000            -

Promissory note payable to officer of
Company, collateralized by all accounts
receivable, bearing interest at prime
plus 2.75% (total of 11.25% at 12/31/96),
interest only payments due monthly,
principal due in full on March 29, 1997.
Convertible into 33,333 shares of
common stock.                                          100,000

Notes payable to suppliers, at varying
interest rates and maturities ranging
from January 1996 to June 2000                          20,421       15,642
                                                    ----------   ----------

                                                       401,410      233,195

Less current portion                                  (309,607)     (46,716)
                                                    ----------   ----------

Long-term portion                                   $   91,803   $  186,479
                                                    ----------   ----------
                                                    ----------   ----------

b. MATURITIES OF LONG TERM DEBT

     Future minimum lease payments under capital leases and annual maturities of other long-term debt at December 31, 1996 are as follows:

Year ending December 31,
1997 . . . . . . . . . . . . . . . . . . . . . .  $  309,607
1998 . . . . . . . . . . . . . . . . . . . . . .      44,605
1999 . . . . . . . . . . . . . . . . . . . . . .      47,028
2000 . . . . . . . . . . . . . . . . . . . . . .         170
2001 . . . . . . . . . . . . . . . . . . . . . .         ---
                                                  ----------
                                                  $  401,410
                                                  ----------
                                                  ----------

     The Company paid $34,104, $29,230 and $8,695 for interest during the years ended December 31, 1996, 1995, and 1994 respectively, including $14,397 and $11,513 paid to related parties in the years ended December 31, 1996 and 1995, respectively.

c. DEBT RESTRUCTURING

     In 1994, the Company received proceeds of $285,000 from two shareholders, one of which is a director of the Company, under a Master Promissory Note (the "Master Note"). During 1995, two shareholders advanced an additional $233,046 in bridge financing to the Company under the terms of the Master Notes. Interest on the Master Note accrued at an annual rate of 10%. Principal and interest due under the Master Notes is convertible into warrants to purchase the Company's Series A Preferred Stock to the extent of the highest outstanding balance of principal and accrued interest under the Master Notes. An amendment to the Master Note agreement allowed the holders to receive a warrant to purchase 251,148 shares of the Company's Series A Preferred Stock at an exercise price of $1.593 per share. During 1995, the Master Note Holders converted $60,000 of the Master Promissory Note and received 37,665 shares of Series A Preferred Stock.

     In connection with the merger of Cimarron and private placement in May of 1995, a shareholder and director of the Company agreed to exchange his Master
Note in the total amount of $229,428, including accrued interest and 18,833 shares of preferred stock into 199,560 shares of common stock and a warrant to purchase an additional 199,560 shares at $1.30 per share. The warrant expired on May 22, 1996.

     A shareholder of the Company exchanged his Master Note payable to the Company in the total amount of approximately $228,618 including accrued interest and 18,832 shares of preferred stock for 99,468 shares of common stock and a warrant to purchase an additional 99,468 shares of common stock at $2.60 per share. The warrant expires on May 22, 1997.

     During 1995, the Company renegotiated certain accounts and notes payable to vendors by issuing a combination of reduced notes payable and cash. The Company reduced $190,797 of accounts payable and $189,707 of notes payable by issuing notes payable of $60,280, cash of $57,258 and 30,809 shares of common stock, valued at $1.30 per share. Warrants to purchase 83,944 shares of the Company's common stock at $0.40 per share were issued to the Company's financial advisor in conjunction with their services in completing the refinancing. The Company recognized consideration of $98,854 related to these warrants which is reflected as a reduction to the extraordinary gain from debt restructuring.

     In April 1995, the Company received proceeds of $50,000 from a convertible promissory note. The note was payable on demand, accrued interest at 15% and was subsequently converted into 64,401 shares of the Company's common stock in May 1995. As additional consideration for the making of the loan, the Company issued a warrant to purchase 62,500 shares of the Company's common stock at $1.30 per share.

Note 6.  SUPPLEMENTAL CASH FLOW INFORMATION

The Company had the following significant non-cash transactions:

     During 1996, the Company completed a non-cash transaction with Environmental Research Institute, Inc. ("ESRI"), in which the Company received computer equipment and software licenses from ESRI in exchange for an obligation. The remaining obligation, amounting to $150,000, as of December 31, 1996, has been recorded in the notes payable-current portion caption on the balance sheet. The Company also recorded a non-cash charge of $253,382 related to a warrant to purchase

115,000 common shares of the Company stock issued to ESRI in accordance with the guidance of SFAS 123. This charge was recorded as capitalized software and $52,788 of this charge was amortized in 1996. The Company also issued 167,112 shares of common stock in exchange for cash and cancellation of $143,001 in current liabilities (Note 8).

     During 1995, the Company purchased Cimarron and Navigist, Inc. (Note 2) with a combination of cash, notes and common stock; 30,809 shares of common stock were exchanged to retire approximately $62,000 of accounts and notes payable and other obligations; 299,028 shares of common stock were issued to related party debtholders and preferred shareholders to retire $458,046 of debt obligations and 37,665 outstanding preferred shares (Note 8); 230,769 shares of common stock were issued in conjunction with the exercise of the conversion feature of a $300,000 convertible note payable issued in conjunction with the Cimarron acquisition (Note 8).

     During 1994, the Company converted $318,992 of accounts payable to notes payable (Note 5); the Company purchased a $20,853 telephone system under a five year capital lease.

Note 7.  RELATED PARTY TRANSACTIONS

     On March 29, 1996, the company executed a promissory note to the Chief Financial Officer of the Company in the amount of $100,000 collateralized by all the receivables of the Company. The note is due in March 1997 bearing interest at prime plus 2.75%. The note can be converted into common stock of the Company at $3.00 per share at the option of the note holder at any time prior to maturity.

     In a separate transaction, a vice-president of the Company advanced $50,000 to the Company as a short term non-interest bearing loan. On September 13, 1996, this loan was exchanged for 44,444 shares of common stock valued at $1.12 per share.

     In exchange for his services as chairman of the Board of Directors, in May 1995, the Company issued 48,077 shares of common stock valued at $1.30 per share. Further, the Company issued to the Chairman a warrant to purchase 125,000 shares of common stock at $.40 per share. The warrant expires in May 1998. The Company recognized $175,000 in compensation expense during 1995 related to these transactions.

     In May 1995, the Company issued warrants to purchase 120,043 shares of common stock to Copeland Consulting Group, Inc., in connection with services provided as interim CEO and advisor from September 1994 to May 1995. Gene Copeland, a director of the Company, is the principal of Copeland Consulting Group and also is an associate of Opus Capital, the Company's financial advisor. As the warrants were priced at $0.40 per share, which was below the market price of the common stock of $1.30 at the issuance date of the warrants, the Company recognized $108,039 in compensation expense related to this transaction. On August 23, 1995, Copeland Consulting Group received a warrant to purchase 4,000 shares of common stock at $3.25 per share. The Company recorded $4,000 in compensation as the market price of the stock at the date of the transaction of $4.25. On October 10, 1995, the Company issued a warrant to purchase 23,486 shares of common stock at $.40 per share. As the market price of the common stock of the Company was $3.68 at this date, total consideration of $77,034 was recorded related to this transaction.

     During 1995, the Company granted a former officer a non-qualified stock option for the purchase of 31,330 shares of common stock at an exercise price of $0.78 per share as part of the officer's severance package. As the fair market value of the underlying common stock was in excess of the exercise price, the Company recognized $16,536 in compensation expense in 1995 related to this transaction based on the difference between the fair market price of the stock at the date of issuance which was $1.30 and the exercise price of the option issued.

     During 1995, the former CEO of the Company agreed to convert the amount due to him for accrued salaries and other expenses of approximately $33,474 into 14,071 shares of the Company's common stock valued at $2.38 per share.

     During 1994, the Company entered into a settlement agreement in connection with an employment agreement with one of its former officers which provided for a base salary of $90,000 per annum through August 1, 1995. The Company agreed to pay the former officer his base salary through December 21, 1994 in exchange for the former officer dropping a lawsuit that the former officer filed against the Company claiming termination without cause. The settlement was further amended in November 1994 whereby the Company agreed to pay the remaining amount due at that time to the former officer at a rate of $2,000 per month through April 1995 with the remaining amount of $3,963 paid in May 1995.

Note 8.  STOCKHOLDER'S EQUITY

a. COMMON STOCK

     In the first quarter of 1995, the Company's shareholders approved a reduction in the authorized amount of its $.001 par value common stock to 15,000,000 shares, effective April 7, 1995.

b. PREFERRED STOCK

     Shares of preferred stock may be issued from time to time in one or more series, with the rights and powers of each series set by the Board of Directors. Of the 1,962,335 authorized shares, 213,483 have been designated as Series A Convertible Preferred Stock.

     The Series A Convertible Preferred Stock is convertible to common at the rate of four shares of common for one share of preferred. The Series A Convertible Preferred Stock has a liquidation value of $1.593 per share and the holders have voting rights on an as-converted basis. No preferred stock was outstanding as of December 31, 1996 or 1995.

c. SIGNIFICANT EQUITY TRANSACTIONS

     On December 6, 1996, the Company completed a private placement of 1,995,273 Units at $1.40 per Unit, each Unit consisting of one share of Common Stock, par value $.001 per share (the "Shares"), and one share purchase warrant (the "Warrants"). Two warrants entitle the holder to acquire one additional share of Common Stock at $1.40 per share (the "Warrants") during the eighteen (18) month term of the Warrant.

     Total gross proceeds from the sale of Units were $2,793,380. Total cash commissions paid or to be paid in conjunction with the placement amounted to $50,368. In addition, 50,000 shares of common stock was issued to Haywood Securities for corporate financial services rendered in conjunction with the private placement. The Company will also issue 305,000 warrants to purchase common stock at $1.40 per share and expense reimbursements amounting to $15,000 will be paid to two parties which facilitated the sale of the Units in conjunction with the placement.

     As a condition of the placement, the Company has agreed to file a registration statement with the Securities and Exchange Commission on behalf of U.S. Placees no later than 120 days after completion of the placement and to use its best efforts to have such registration statement made effective. In the event that the Company can not successfully file a registration statement within the prescribed time period, a U.S. Placee may demand, at its sole discretion, and without further compensation to the Company, that the Company issue additional Units to Placee equal to ten (10) percent of the number of Units issued to them in this placement.

     On September 13, 1996, the Company completed a private placement of common shares to three officers of the Company in which the Company issued 167,112 shares of common stock valued at $1.12 and granted warrants to purchase 83,556 shares at $1.50 per share, exercisable until September 13, 1998. In consideration for these shares, the three officers provided $45,000 in cash and reduced obligations owed to them including a $50,000 short term advance and $93,001 in deferred salaries and other expenses.

     In conjunction with the Company's initial public offering, the Company's common shareholders agreed to escrow a portion of their holdings amounting to 92,000 shares. The escrowed shares would be released to the stockholders in the event certain conditions were met by February 7, 1996. None of the stated conditions were met at that date and as a result, all escrowed shares were forfeited and returned to authorized, but unissued common shares.

     In November 1995, the former shareholder of Cimarron sold the convertible note payable issued in connection with the acquisition of Cimarron (Note 2) to the President of the Company for the face value of the note of $300,000. In December 1995, the President exercised the conversion option under this note converting the entire face value of the note into 230,769 shares of common stock.

     Concurrent with the acquisition of Cimarron in May 1995, the Company completed a private placement of 1,039,846 shares of its common stock at $1.30 per share which raised net proceeds of $1,250,957. The Company incurred total placement fees and other expenses of approximately $100,843. In addition, warrants to purchase 100,000 shares of the Company's common stock at $1.30 per share were issued to a placement agent and warrants to purchase 129,983 shares of the Company's common stock at $0.40 per share were issued to the Company's financial advisor. As the fair value of the Company's common stock exceeded the exercise price on the date of grant, the Company recorded additional consideration of $116,984 related to this transaction. Both warrants are currently exercisable and expire on May 22, 1998. Under the terms of the placement, the Company has agreed to use reasonable efforts to register the shares under the Securities Act of 1933.

     In August 1995, the Company issued 67,731 shares of common stock at $0.59 per share to an existing shareholder. At the sale date, the price of the Company's common stock quoted on the NASDAQ bulletin board system was $3.25 per share. The proceeds from the issuance of these shares were used to expedite the settlement of short term debt of the Company.

d. STOCK AND WARRANT COMPENSATION

     The Company applies APB Opinion No. 25 and related interpretations in accounting for options and warrants issued to employees. Accordingly, no compensation cost has been recognized for issuances of options and warrants to employees at exercise prices not less than the market value of the Company's common stock on the grant dates. Had compensation cost for the Company's plans been determined consistent with FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                1996           1995
-----------------------------------------------------------------------
Net Loss            As Reported             $(3,092,141)   $(1,647,698)
-----------------------------------------------------------------------
                    Pro Forma                (3,474,094)    (2,975,386)
-----------------------------------------------------------------------
Primary Earnings    As Reported             $     (0.86)   $     (0.92)
-----------------------------------------------------------------------
Per Share
-----------------------------------------------------------------------
                    Pro Forma               $     (0.97)   $     (1.66)
-----------------------------------------------------------------------

The fair value of each grant was determined using the Black-Scholes option pricing model with the following assumptions used for grants for 1995 and 1996: risk free interest rate of 6.50%; no expected dividend yield; expected lives of 5 years or the contractual term of the option or warrant, whichever is less and assumed volatility of approximately 133% and 393% in 1996 and 1995, respectively. The weighted average contractual term of the options was 10 years compared to a weighted average expected term of 5 years.

During 1996, the Company capitalized $253,382 into software development costs related to the issuance of warrants to ESRI in accordance with SFAS 123 which is being amortized over the term of the warrant which is four years. The Company recorded $52,788 of amortization expense related to this charge for the year ended December 31, 1996.

e. STOCK OPTION PLAN

     The Company has a Stock Option Plan (the "Plan") to provide officers and other key employees options to purchase shares of the Company's common stock.
On March 24, 1995, the Board of Directors approved an increase in the amount of shares issuable under the plan from 62,908 to 1,000,000. Under the terms of the Plan, the Board of Directors may grant officers and key employees either "non-qualified" or "incentive stock options" as defined by the Internal Revenue Service code and regulations. Under the terms of the Plan, the purchase price of the shares subject to an option will be the fair market value of the Company's common stock on the date the option is granted. If the grantee owns more than 10% of the total combined voting power or value of all classes of stock on the date of grant, the purchase price shall be at least 110% of the fair market value at the date of grant and the exercise term shall be up to five years from the date of grant. All other options granted under the Plan are exercisable up to 10 years from the date of the grant. Options issued under the Plan generally vest over a three year period.

A summary of the status of the Company's stock option plan as of December 31, 1994, 1995, and 1996 and changes during the years ended on those dates is presented below:

                                                    1996                         1995                          1994
                                        -------------------------     -------------------------     -------------------------
                                                         WEIGHTED                     WEIGHTED-                     WEIGHTED-
                                                         -AVERAGE                      AVERAGE                       AVERAGE
FIXED                                                    EXERCISE                     EXERCISE                      EXERCISE
OPTIONS                                     SHARES        PRICE           SHARES        PRICE           SHARES        PRICE
-------                                     ------        -----           ------        -----
Outstanding at beginning
of year                                    503,501          $3.06          6,335          $0.40         39,635        $  1.76
Granted                                    474,842           2.25        607,830           2.86          2,120           0.65
Exercised                                  (15,708)          1.30        (36,847)          0.72           (311)         37.50
Forfeited                                 (241,890)          3.55        (73,817)          2.35        (35,109)          1.62
                                        ----------                    ----------                    ----------
OUTSTANDING AT END OF YEAR                 720,745           2.40        503,501           3.06          6,335           0.40
                                        ----------                    ----------                    ----------
                                        ----------                    ----------                    ----------
Options exercisable at year-end            235,258         55,819          2,935
Weighted-average fair value                  $2.23          $2.31          $0.58
of options granted during the
year

     In September 1994, the Board of Directors of the Company repriced the options held by employees. A total of 5,691 employee options ranging in exercise prices from $1.50 to $4.82 were repriced at $.40 per share which approximated the estimated fair market value of the Company's common stock on the date of repricing.

The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                     OPTIONS OUTSTANDING                                           OPTIONS EXERCISABLE
---------------------------------------------------------------------------    --------------------------
                                                 WEIGHTED         WEIGHTED-                      WEIGHTED
RANGE OF                   NUMBER                AVERAGE           AVERAGE        NUMBER         -AVERAGE
EXERCISE                OUTSTANDING             REMAINING         EXERCISE     EXERCISABLE       EXERCISE
PRICES                  AT 12/31/96         CONTRACTUAL LIFE       PRICE       AT 12/31/96        PRICE
------                  -----------         ----------------      ---------    -----------       --------
$1.00 to 1.375            189,000                  9.0 years         $1.33        71,875           $1.31
 1.50 to 2.25             233,547                  9.8                1.90        31,684            1.86
 2.56 to 2.81              60,034                  9.1                2.60        33,242            2.58
 3.62 to 4.43             238,164                  8.9                3.70        98,457            3.70
                          -------                                                -------
 1.00 to 4.43             720,745                  9.2                2.40       235,258            2.56
                          -------                                                -------
                          -------                                                -------

     During 1995, a total of 607,830 options were issued by the Company. The table below summarizes the purpose and consideration recorded related to the issuance of options and warrants:

                                              NUMBER OF
                                             UNDERLYING       EXERCISE         MARKET  CONSIDERATION
  PURPOSE                     RECIPIENT(S)     SHARES           PRICE           PRICE     RECORDED
  -------                     ------------     ------           -----           -----     --------

OPTIONS:
----------------------------------------------------------------------------------------------------
  Acquisition of Cimarron     Employees and
                              former owner of
                              Cimarron          121,500          $1.30          $1.30             --
----------------------------------------------------------------------------------------------------
  Acquisition of Navigist     Employees and
                              former owners
                              of Navigist       180,000          $4.25          $4.25             --
----------------------------------------------------------------------------------------------------
  Employment of CEO           President         150,000          $3.68          $3.68             --
----------------------------------------------------------------------------------------------------
  Incentive Compensation/     Employees of
----------------------------------------------------------------------------------------------------
  Severance Package           InfoNow(1)        125,000     $1.30-3.25     $1.30-3.25        $23,259(1)
----------------------------------------------------------------------------------------------------
  Portion of severance        Former officer
  package                     of InfoNow         31,330           $.78          $1.30         16,536(2)
----------------------------------------------------------------------------------------------------
                                                607,830
                                                -------
                                                -------

(1) Although all options were granted at the fair market value at the date of grant, the vesting of a portion of the options issued to a former officer of the Company were accelerated as part of his severance package and recorded as compensation expense.
(2)  Recorded as compensation expense.

f. STOCK WARRANTS

A summary of the status of the Company's Warrants as of December 31, 1994, 1995, and 1996 and changes during the years ended on those dates is presented below:

                                         1996                          1995                          1994
                              -------------------------     -------------------------     -------------------------
                                              WEIGHTED-                      WEIGHTED                     WEIGHTED-
                                               AVERAGE                       -AVERAGE                      AVERAGE
                                               EXERCISE                      EXERCISE                      EXERCISE
WARRANTS                          SHARES        PRICE           SHARES        PRICE           SHARES        PRICE
--------                          ------        -----           ------        -----           ------        -----
Outstanding at
beginning of year              1,865,318         $26.88        481,752        $100.76        487,888        $100.70
Granted                        1,586,194           1.65      1,403,216           1.17          3,000           0.40
Exercised                       (469,554)          1.30             --             --             --             --
Forfeited                       (315,199)          6.01        (19,650)          2.12         (9,136)         97.62
                              ----------                    ----------                    ----------
OUTSTANDING AT
END OF YEAR                    2,666,759          19.01      1,865,318          26.88        481,752         100.76
                              ----------                    ----------                    ----------
                              ----------                    ----------                    ----------
Warrants exercisable
 at year-end                   2,648,523                     1,802,776                       479,752
Weighted-average fair
value of warrants
granted during the year            $0.88                         $1.61                         $1.95

In September 1994, the Board of Directors of the Company repriced 6,000 director warrants ranging in exercise price from $18.75 to $187.50 was repriced at $0.40 per share which approximated the estimated fair market value of the Company's common stock on the date of repricing.

The following table summarizes information about Warrants outstanding at December 31, 1996:

                      WARRANTS OUTSTANDING                                   WARRANTS EXERCISABLE
----------------------------------------------------------------------    --------------------------
                                            WEIGHTED         WEIGHTED-                      WEIGHTED
RANGE OF                   NUMBER           AVERAGE           AVERAGE        NUMBER         -AVERAGE
EXERCISE                OUTSTANDING        REMAINING         EXERCISE     EXERCISABLE       EXERCISE
PRICES                  AT 12/31/96    CONTRACTUAL LIFE        PRICE      AT 12/31/96         PRICE
------                  -----------    ----------------        -----      -----------         -----
$  0.40 to 0.80            262,020           1.4 years          $0.43        261,020          $0.43
   1.30 to 1.50          1,511,694           1.6                 1.40      1,499,652          $1.40
   2.25 to 3.25            344,434           1.4                 2.70        344,434           2.71
   3.68 to 4.25             95,861           3.8                 4.20         90,667           4.23
  56.90 to 121.13          452,750           0.3               105.71        452,750         105.71
                         ---------                                         ---------
   0.40 to 121.13        2,666,759           1.4                19.01      2,648,523          19.12
                         ---------                                         ---------
                         ---------                                         ---------

     The Company completed an initial public offering (the "Offering") for
52,900 Units (the "Units") in March 1992.   Each Unit consists of two shares of
common stock, two redeemable Class A Warrants, and one redeemable Class B Warrant. The Class A and Class B Warrants are transferable separately. These warrants expired on February 6, 1997. The Company sold an option to purchase up to 4,600 units, at 140% of the initial public offering price, to the Underwriter for $115. These units are identical to the Units sold to the public, except that the Class A and Class B Warrants are not redeemable by the Company. Certain of these warrants contain ratcheting provisions within the warrants which act to protect the warrantholder from below market financings by the Company. These warrants expired on February 6, 1997.

     During 1995, a total of 1,403,216 warrants were issued by the company. The table below summarizes the purposes and consideration recorded related to the issuance of these warrants:

                                                             NUMBER OF
                                                            UNDERLYING       EXERCISE         MARKET  CONSIDERATION
  PURPOSE                          RECIPIENT(S)               SHARES          PRICE            PRICE     RECORDED
  -------                          ------------               ------          -----            -----     --------

WARRANTS:
--------------------------------------------------------------------------------------------------------------------
  Private Placement                Opus Capital(5)            129,983            $.40          $1.30      116,984(3)
--------------------------------------------------------------------------------------------------------------------
  Acquisition of Navigist                                      75,966           $3.25          $4.25       75,966(2)
--------------------------------------------------------------------------------------------------------------------
  Financial advisory fees                                     121,490       $.40-2.25     $1.30-2.25       64,337(3)
--------------------------------------------------------------------------------------------------------------------
  Debt Restructuring                                           80,956            $.40     $1.30-3.50       90,339(4)
--------------------------------------------------------------------------------------------------------------------
  Master Note Conversion                                       39,576            $.40          $3.68      112,792(3)
--------------------------------------------------------------------------------------------------------------------
  Cimarron Acquisition                                         97,550            $.40     $1.30-3.68      165,412(2)
--------------------------------------------------------------------------------------------------------------------
  Conversion of Note               Chairman of                199,560           $1.30          $1.30             --
  Director fees                    the Board                  125,000            $.40          $1.30      112,500(1)
                                                               16,650           $2.25          $2.25             --
--------------------------------------------------------------------------------------------------------------------
  Conversion of Note               Gilman
                                   Securities                  99,468           $2.60          $1.30             --
--------------------------------------------------------------------------------------------------------------------
  Professional services            Copeland                   120,043            $.40          $1.30      108,039(1)
--------------------------------------------------------------------------------------------------------------------
  Acquisition of Navigist          Consulting Group(6)          4,000           $3.25          $4.25        4,000(2)
--------------------------------------------------------------------------------------------------------------------
  Debt Restructuring                                            2,988            $.40          $1.30        8,515(4)
--------------------------------------------------------------------------------------------------------------------
  Master Note Conversion                                       13,192            $.40          $3.68       43,269(3)
--------------------------------------------------------------------------------------------------------------------
  Cimarron Acquisition                                         10,294            $.40          $3.68       33,764(2)
--------------------------------------------------------------------------------------------------------------------
  May 1995 private
  Placement                        Canaccord                  100,000           $1.30          $1.30             --
--------------------------------------------------------------------------------------------------------------------
  Joint Venture                                                24,000           $4.25          $4.25             --
--------------------------------------------------------------------------------------------------------------------
  Professional services                                        37,500      $.40 - .80          $1.30       18,000(1)
--------------------------------------------------------------------------------------------------------------------
  Bridge Loan                                                  62,500           $1.30          $1.30             --
--------------------------------------------------------------------------------------------------------------------
  Annual director                  Directors of
  warrant awards                   InfoNow                     42,500   $1.30 - $4.25     $1.30-4.25             --
                                                            ---------
--------------------------------------------------------------------------------------------------------------------
                                                            1,403,216
                                                            ---------
                                                            ---------

(1)  Recorded as compensation expense
(2)  Capitalized as part of acquisition cost
(3)  Recorded as an equity transaction
(4)  Recorded as reduction of gain on debt extinguishment
(5)  Warrants equally held by the Managing General directors of Opus Capital
(6) Gene Copeland, a director of the Company, is the President and an owner of Copeland Consulting Group


NOTE 9.  BUSINESS SEGMENT INFORMATION

     The Company operates in two major lines of business, internet products and business presentation services. The internet products segment includes network design and internet service operations provided by the Company's Navigist subsidiary. This subsidiary was sold on December 13, 1996. No information is shown for 1994 since all revenues, operating results and assets were related to the Company's previous business which involved the distribution of software via encrypted CD-ROM. Results from the acquisitions of Cimarron and Navigist are included in their applicable segments from their acquisitions on May 22, 1995, and August 23, 1995, respectively. The results for 1996 include the operations of Navigist from January 1, 1996, to December 13, 1996. Information concerning operations in these businesses at December 31, 1996 and 1995 and for the years then ended are presented below:

                                                                1996                1995
                                                                ----                ----
  Net Sales (1):
  CD-ROM software                                         $         --        $    104,671
  Internet products and consulting                           1,124,351             654,594
  Business presentations                                     1,082,177             667,898
                                                          ------------        ------------
    Consolidated net sales                                $  2,206,528        $  1,427,163
                                                          ------------        ------------
                                                          ------------        ------------

  Income (loss) from operations:
  CD-ROM software                                         $         --        $    (66,864)
  Internet products and consulting(2)                       (2,565,292)            (30,714)
  Business presentations                                      (113,482)            (93,194)
                                                          ------------        ------------
                                                            (2,678,774)           (190,772)
  Corporate and other                                         (413,367)         (1,456,926)
                                                          ------------        ------------
    Consolidated income (loss)                            $ (3,092,141)       $ (1,647,698)
                                                          ------------        ------------
                                                          ------------        ------------

  Identifiable Assets(3):
  Internet products and consulting                        $    954,913        $  2,649,127
  Business presentations                                     1,134,589           1,284,604
                                                          ------------        ------------
                                                             2,089,502           3,933,731
  Corporate and other                                        2,200,635             282,163
                                                          ------------        ------------
    Consolidated assets                                   $  4,290,137        $  4,215,894
                                                          ------------        ------------
                                                          ------------        ------------

(1)  Intersegment sales are not material
(2) 1996 Includes charge for impairment of asset of $1,539,806 and losses of $290,196 from Navigist operations which were sold on December 13, 1996
(3)  Goodwill is allocated to the applicable operating segments


NOTE 10.  COMMITMENTS AND CONTINGENCIES


a. OPERATING LEASE COMMITMENTS

     The Company has noncancelable leases for its facilities and certain office equipment. At December 31, 1996, the Company was obligated under non-cancelable operating leases for its office facilities and equipment as follows:

     Year ending
     December 31,
     -------------
     1997. . . . . . . . . . . . . . . . . . . . . . . . . . $  106,070
     1998. . . . . . . . . . . . . . . . . . . . . . . . . .     83,140
     1999. . . . . . . . . . . . . . . . . . . . . . . . . .     39,178

     Rent expense related to operating leases was $200,576, $110,088, and $106,779 for the years ended December 31, 1996, 1995, and 1994 respectively.

b. CONTINGENT ISSUANCE OF STOCK OPTIONS

     In connection with the employment agreement with Mr. Michael Johnson, the Company has agreed to grant additional options to purchase up to 161,895 shares of common stock. In accordance with the agreement, options to purchase 53,965 shares of common stock will be awarded in the event share price of the Company's common stock reaches $6.45, $11.05 and $22.11, respectively. All awarded options will be issued at the fair market value on the date the option is earned and vest over a twelve month period.

In addition, until October 9, 1997, options may be issued to Mr. Johnson equal to five percent of all derivative securities exercised that were outstanding as of October 10, 1995. Options may be issued to purchase up to a maximum of 122,458 shares. All awarded options will be issued at the fair market value on the date the option is earned and will vest over a 36 month period.

     In connection with the employment agreement with W. Brad Browning, the Company has agreed to grant additional options to purchase 15,000 and 10,000 shares of common stock in the first fiscal quarter in which the cumulative gross sales of the Internet Products Group is equal or greater than $1,000,000 and $1,600,000, respectively. All of the awarded options will be issued at the fair market value on the date the option is earned and will vest over a 12 month period.


NOTE 11.  RISKS AND UNCERTAINTIES

a. CREDIT CONCENTRATION AND DEPENDENCE UPON CERTAIN CUSTOMERS

     Due to the project oriented nature of the Company's business, the Company may perform projects which account for a concentration of revenues and related accounts receivable in a given period. These concentrations may be recurring depending upon the projects performed by the Company during the fiscal year. Although the Company's business is not tied to one particular industry, its client base is concentrated in the Denver metro and San Francisco Bay area and is somewhat affected by overall economic trends in those areas. The following table lists those customers that individually accounted for greater than 10% of total revenues for the last three fiscal periods:

                                   1996      1995      1994
                                   ----      ----      ----
       Number of Customers           1         1         2
       Percent of total Sales       16%       16%       39%


b. CONTINUING OPERATING LOSSES

     The Company has experienced recurring losses from operations since inception and incurred a net loss of $3,092,141 for the year ended December 31, 1996. Further, the Company required cash to fund operations of $364,858, $885,699, and $1,913,809 for the years ended December 31, 1996, 1995, and 1994, respectively. The Company expects to continue to incur operating losses throughout most of 1997 due to the continued development, sales and administrative costs related to the development of its FindNow-sm- system and related Internet products business. Although the company believes that it has sufficient cash to operate its business during the next twelve months, the Company's continuing losses raise substantial doubt about the Company's ability to continue as a going concern because it has not yet demonstrated the ability to generate positive cash flows from operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets or the amount and classification of liability carrying amounts that might result should the Company be unable to continue as a going concern.

c. LIMITED MARKET FOR COMMON SHARES

     In August 1994, the Company's securities were delisted from the NASDAQ SmallCap Market because the Company's securities did not meet the minimum assets and equity maintenance listing requirements of $2,000,000 and $1,000,000, respectively. In order for the Company's securities to be relisted, it must meet the current initial listing requirements. The Company is currently in the process of applying for a listing on the Vancouver stock exchange. However, there can be no assurance that the Company will be granted a listing or that a listing would improve liquidity of the Company's common shares.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -------------

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . . .        2
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . .        3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
Market for the Company's Common Stock. . . . . . . . . . . . . . . . .       12
Determination of Offering Price. . . . . . . . . . . . . . . . . . . .       12
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . .       14
Management's Discussion and Analysis . . . . . . . . . . . . . . . . .       15
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
Changes in Company's Certifying Accountant . . . . . . . . . . . . . .       31
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . .       39
Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . .       40
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . .       41
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .       43
Description of Securities. . . . . . . . . . . . . . . . . . . . . . .       43
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
Shares Eligible for Future Sale. . . . . . . . . . . . . . . . . . . .       45
Certain U.S. Tax Consequences to Non-U.S. Holders
  of Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .       46
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48
Consolidated Financial Statements. . . . . . . . . . . . . . . . . . .      F-1


                                5,028,382 Shares



                               INFONOW CORPORATION



                                  Common Stock
                           (par value $.001 per share)

                              --------------------


                                 [Company Logo]


                              --------------------







--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the offering described in the Registration Statement.

  Registration Fee . . . . . . . . .        $3,619
  Legal Fees and Expenses. . . . . .           *
  Accounting Fees and Expenses . . .           *
  Printing Expenses. . . . . . . . .           *
  Miscellaneous Expenses . . . . . .           *
                                            ------
    Total. . . . . . . . . . . . . .        $
                                            ------
                                            ------
-------------
* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers and other representatives from liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, against liabilities arising in any such action, suit or proceeding, expenses incurred in connection therewith, and against certain other liabilities.
Article Seven of the Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director is eliminated to the maximum extent permitted by Delaware law. Article Five of the Registrant's Bylaws provides for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The information in this Item gives retroactive effect to a 1-for-25 reverse stock split of the Company's Common Stock which was effective April 7, 1995.

The Registrant sold the following unregistered securities during 1994:

     (1) On January 5, 1994, the Company issued 5,352 shares of Common Stock to investment funds for an aggregate purchase price of $351,252.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Securities Act") by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (2) On November 7, 1994 the Company received proceeds of $285,000 from Gilman Securities Corporation, The Rand Family Trust, and the Yardena Rand Trust, (collectively, the "Lenders") (Mr. Rand is a director of the Company) under a Master Promissory Note (the "Master Note"). The Lenders advanced an additional $233,046 to the Company pursuant to the Master Note in 1995. The Master Note was convertible into warrants to purchase Series A Preferred Stock of the Company.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act of) by virtue of the exemption contained in Section 4(2) of the Securities Act.

The Registrant sold the following unregistered securities during 1995:

     (1) On March 30, 1995, the Company delivered to Sigma Security (Europe LTD.) a convertible promissory note in the amount of $50,000, convertible into Common Stock for $.80 per share. The note was subsequently converted into 64,401 shares of Common Stock in May 1995. In connection with such conversion, the Company issued a warrant to purchase 62,500 shares of Common Stock at $1.30 per share.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (2) On May 9, 1995 the Company issued to the Lenders 299,028 shares of Common Stock and warrants to purchase 299,028 shares of Common Stock at prices ranging from $1.30 to $2.60 in exchange for all remaining principal and accrued interest through April 30, 1995 on the Master Note ($458,046) and 37,665 shares of Series A Preferred Stock .

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (3) On May 22, 1995, the Company sold an aggregate of 1,039,846 shares of Common Stock to 13 accredited investors (9 Canadian residents and 4 United States residents), for an aggregate purchase price of $1,351,800. In connection with such transaction, the Company issued to a placement agent a warrant to purchase 100,000 shares of Common Stock at $1.30 per share.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemptions provided by Regulation D and Regulation S of the Securities Act.

     (4) On May 22, 1995, the Company issued 533,334 shares of Common Stock (aggregate value of $693,334) to Donald Cohen and a secured convertible promissory note in the aggregate principal amount of $300,000 to Therese Cohen in exchange for all of the outstanding capital stock of Cimarron International, Inc. In connection with the acquisition, the Company issued warrants to purchase 107,844 shares of Common Stock, exercisable at $.40 per share, to Opus Capital, Inc. for its advisory services in connection with the transaction.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (5) On May 22, 1995, Nahum Rand, Chairman of the Board of the Company, was issued 48,077 shares of Common Stock valued at $1.30 per share, as well as a warrant to purchase 125,000 shares of Common Stock at $0.40 per share, in consideration for services as Chairman of the Company.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (6) On May 22 1995, in consideration for financial advisory services, the Company issued warrants to purchase Common Stock at an exercise price of $.40 per share to the following persons in the following amounts: --Dieter Heidrich, 170,065 shares, Daryl Yurek, 170,065 shares, and Copeland Consulting Group, Inc., 120,043 shares. Gene Copeland, a director of the Company is a principal of Copeland Consulting Group, Inc.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (7) On May 22 1995, in consideration for marketing consulting, the Company issued to a consultant warrants to purchase 37,500 shares of Common Stock at exercise prices ranging from $.40 to $.80 per share.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (8) On June 19, 1995, the Company issued warrants to purchase 16,650 shares of Common Stock at $2.25 to director Nahum Rand in consideration for services as Chairman of the Company.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (9) On July 17, 1995, the Company issued to each of Dieter Heidrich and Daryl Yurek warrants to purchase 25,000 shares of Common Stock at $2.25 per share for financial advisory services.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (10)     On June 30, 1995, the Company issued 16,737 shares of Common
Stock to certain vendors of the Company in consideration for the cancellation of Company accounts payable of approximately $38,511.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (11) On August 21, 1995, the Company issued 67,731 shares of Common Stock to an existing stockholder in consideration for $39,961.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption provided by Regulation S of the Securities Act.

     (12) On August 23, 1995, the Company issued 498,621 shares of Common Stock (aggregate value of $2,119,139) and promissory notes in the aggregate principal amount of $50,000 to Paul D. Barker ($2,500); Craig Michaelis ($23,970); David Wertzberger ($13,970); and Michael Yates ($19,560) in exchange for all of the outstanding capital stock of Navigist, Inc. In connection with the acquisition, the Company issued to Opus Capital, Inc. and Copeland Consulting Group, Inc. warrants to purchase an aggregate of 91,920 shares of Common Stock at exercise prices ranging $.40 to $3.25 per share, for advisory services in connection with the transaction. In addition, the Company issued a warrant to purchase 24,000 shares of Common Stock at $4.25 to a consultant of Navigist, Inc.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (13) On October 10, 1995, for management advisory services performed, the Company issued warrants to purchase Common Stock at $.40 per share to Copeland Consulting Group, Inc., Dieter Heidrich and Daryl Yurek, in the amounts of 23,486, 35,229 and 35,229 shares respectively.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (14) On December 1, 1995, Michael Johnson, assignee of Therese Cohen, converted a convertible promissory note in the principal amount of $300,000 into 230,769 shares of Common Stock.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (15) In June 1995 the Company issued to Mark Bronder, former Chief Executive Officer of the Company, 14,072 shares of the Company's Common Stock, valued at $2.38 per share for accrued salary and expenses of approximately $33,474.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

The Registrant sold the following unregistered securities during 1996:

     (1) On March 29, 1996 the Company executed a promissory note to Kevin Andrew, the Company's Chief financial Officer, in the amount of $100,000, secured by all the receivables of the Company. The note can be converted into common stock at $3.00 per share at any time prior to maturity.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (2) On March 5, 1996, the Company issued a warrant to Environmental Systems Research Institute, Inc. to purchase 115,000 shares of Common Stock at $2.63 per share in connection with an agreement to provide services to the Company.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (3) On September 13, 1996, the Company issued an aggregate of 167,111 shares of Common Stock and warrants to purchase an aggregate of 83,556 shares of Common Stock at a purchase price of $1.50 each in return for $188,000 net proceeds as follows:

     Michael Johnson contributed $93,000 in cash, deferred salary and deferred expenses for 82,667 shares and 41,333 warrants; W. Brad Browning contributed $75,000 in cash for 66,667 shares and 33,333 warrants; and Kevin Andrew contributed $20,000 in deferred salary for 17,778 shares and 8,889 warrants

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act.

     (4) On December 6, 1996, the Company sold an aggregate of 2,014,723 Units, each Unit consisting of one share of Common Stock and one non-transferrable share purchase warrant, to 17 accredited investors (9 non-United States residents and 8 United States residents), for an aggregate purchase price of $2,820,612. Two share purchase warrants entitle the holder to acquire one additional Common share at $1.40 per share. In connection with the transaction, the Company issued a warrant to purchase 105,000 shares of Common Stock at $1.40 to Cruttenden Roth, Inc. for services rendered in connection with the placement.

The Company believes this transaction was private in nature and was exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemptions contained in Section 4(2) and provided by Regulation S of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following documents are filed herewith and made a part of this Registration Statement:

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT
------        ----------------------
1.1      Selling Agreement*
3.1      Certificate of Incorporation of the Company, as Amended.(A)
3.3      Bylaws of the Company, as Amended.(B)
4.1 Form of Common Stock Certificate for the Registrant's Common Stock, $.001 par value per share.(B)
4.4      Form of Class C Warrant.(C)
5.1      Opinion of Chrisman, Bynum & Johnson, P.C.
10.3 Conversion Agreement by and between the Registrant and Gilman Securities Corporation dated as of August 19, 1993.(D)
10.14    InfoNow Corporation 1990 Stock Option Plan, as amended.(A)
10.25 Agreement and Plan of Merger by and among InfoNow Corporation, Infonewco, Inc., Cimarron International, Inc. and Cimarron Shareholders dated May 22, 1995.(E)
10.26 Agreement and Plan of Merger by and among InfoNow Corporation, Infomergerco, Inc., Navigist, Inc. and Navigist Shareholders dated August 23, 1995. (E)
10.27 Opus Agreements to Provide Financial Advisory Services dated May 23, 1995, July 17, 1995, August 2, 1995 and October 10, 1995.(E)
10.28 Employment Agreement between the Company and Michael W. Johnson dated October 10, 1995.(E)
10.29 Employment Agreement between the Company and W. Brad Browning dated January 9, 1996.(E)
10.30 Employment Agreement between the Company and Kevin Andrew dated March 1, 1996.(E)
10.32 Agreement between the Company and Environmental Systems Research Institute, Inc. ("ESRI") dated March 6, 1996.(E)
10.33 Stock Purchase and Sale Agreement by and among VDC Paradigms, Inc., Craig Michaelis, David Werzberger and InfoNow Corporation dated December 13, 1996.(A)
10.34 Employment Agreement between the Company and Donald E. Cohen dated May 22, 1995, as amended.(A)
16.1     Letter from Arthur Andersen LLP dated January 27, 1997.(F)
21.1     Subsidiaries of the Company.(A)
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Hein + Associates LLP.
23.3 Consent of Chrisman, Bynum & Johnson, P.C. (included in its opinion filed as Exhibit 5.1).
24.1     Power of Attorney (included in signature page of original filing).
-----------------------
(A)      Incorporated by reference from the Company's Annual Report on
         Form 10-K for the year ended December 31, 1996.
(B) Incorporated by reference from Registration Statement No. 33-43035 on Form S-1 dated February 14, 1992.
(C) Incorporated by reference from Post-Effective Amendment No. 2 to Registration Statement No. 33-43035 on Form S-1 dated July 13, 1993.
(D) Incorporated by reference from Post-Effective Amendment No. 3 to Registration Statement No. 33-43035 on Form S-1 dated September 30, 1993.
(E) Incorporated by reference from the Company's Annual Report on Form 10-K for year ended December 31, 1995.
(F) Incorporated by reference from the Company's Current Report on Form 8-K dated January 27, 1997.
 *       To be filed by amendment.
-----------------------


         (b) The following financial statement schedules which are not included in the Prospectus appear on the following pages of this Registration Statement:

         None

ITEM 17.     UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

             A. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 20th day of March, 1997.

         INFONOW CORPORATION



         By: /s/ Michael W. Johnson
            --------------------------------------------------------------
             Michael W. Johnson, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Johnson, Kevin D. Andrew, or either of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                  Title                                            Date
----                                  -----                                            ----

/s/ Michael W. Johnson
------------------------         President, Chief Executive Officer                    March 20, 1997
Michael W. Johnson               (Principal Executive Officer) and Director

/s/ Kevin D. Andrew
------------------------         Vice President, Chief Financial Officer,              March 20, 1997
Kevin D. Andrew                  Secretary and Treasurer (Principal Financial and
                                 Accounting Officer)

/s/ Donald E. Cohen
------------------------         Vice Chairman and Director                            March 20, 1997
Donald E. Cohen

/s/ Gene R. Copeland
------------------------         Director                                              March 20, 1997
Gene R. Copeland

/s/ Nahum Rand
------------------------         Chairman and Director                                 March 20, 1997
Nahum Rand


                                INDEX TO EXHIBITS

Exhibit                                                              Sequential
Number    Description                                                  Page No.
------    -----------                                                  --------
1.1       Selling Agreement*
3.1       Certificate of Incorporation of the Company, as Amended. (A)
3.3       Bylaws of the Company, as Amended. (B)
4.4.1     Form of Common Stock Certificate for Registrant's Common
          Stock, $.001 par value per share. (B)
4.4       Form of Class C Warrant. (C)
5.1       Opinion of Chrisman, Bynum & Johnson, P.C.
10.3      Conversion Agreement by and between the Registrant and
          Gilman Securities Corporation dated as of August 19,
          1993. (D)
10.14     InfoNow Corporation 1990 Stock Option Plan, as amended.(A)
10.25     Agreement and Plan of Merger by and among InfoNow
          Corporation, Infonewco, Inc., Cimarron International, Inc.
          and Cimarron Shareholders dated May 22, 1995. (E)
10.26     Agreement and Plan of Merger by and among InfoNow
          Corporation, Infomergerco, Inc., Navigist, Inc. and Navigist Shareholders dated August 23, 1995. (E)
10.27     Opus Agreements to Provide Financial Advisory Services dated
          May 23, 1995, July 17, 1995, August 2, 1995 and October 10,
          1995.(E)
10.28     Employment Agreement between the Company and Michael W.
          Johnson dated October 10, 1995. (E)
10.29     Employment Agreement between the Company and W. Brad
          Browning dated January 9, 1996. (E)
10.30     Employment Agreement between the Company and Kevin Andrew
          dated March 1, 1996. (E)
10.32     Agreement between the Company and Environmental Systems
          Research Institute, Inc. ("ESRI") dated March 5, 1996. (E)
10.33     Stock Purchase and Sale Agreement by and among VDC Paradigms,
          Inc., Craig Michaelis, David Wertzberger and InfoNow
          Corporation dated December 13, 1996. (A)
10.34     Employment Agreement between the Company and Donald E. Cohen dated May 22, 1995, as amended. (A)
16.1      Letter from Arthur Andersen LLP dated January 27, 1997. (F)
21.1      Subsidiaries of the Company. (A)
23.1      Consent of Arthur Andersen LLP.
23.2      Consent of Hein + Associates LLP.
23.3      Consent of Chrisman, Bynum & Johnson, P.C. (included in its opinion filed as Exhibit 5.1).
24.1      Power of Attorney (included in signature page of original
          filing).
-----------------------
(A) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996.
(B) Incorporated by reference from Registration Statement No. 33-43035 on Form S-1 dated February 14, 1992.
(C) Incorporated by reference from Post-Effective Amendment No. 2 to Registration Statement No. 33-43035 on Form S-1 dated July 13, 1993.
(D) Incorporated by reference from Post-Effective Amendment No. 3 to Registration Statement No. 33-43035 on Form S-1 dated September 30, 1993.
(E) Incorporated by reference from the Company's Annual Report on Form 10-K for year ended December 31, 1995.
(F) Incorporated by reference from the Company's Current Report on Form 8-K dated January 27, 1997.
 *        To be filed by amendment.